EXHIBIT 4.1

THIRD AMENDED AND RESTATED

UNSECURED REVOLVING CREDIT AGREEMENT

DATED AS OF JULY 30, 2003

AMONG

THE ROUSE COMPANY, AS BORROWER

AND

JPMORGAN CHASE BANK

AND

BANK ONE, NA

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS

AND

CERTAIN OTHER BANKS,

AS LENDERS

AND

JPMORGAN SECURITIES, INC.

AND

DEUTSCHE BANK SECURITIES INC.,

AS JOINT LEAD ARRANGERS AND JOINT BOOK RUNNERS

AND

JPMORGAN CHASE BANK

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS,

AS CO-SYNDICATION AGENTS

AND

BANK ONE, NA,

AS ADMINISTRATIVE AGENT

AND

BANK OF AMERICA, N.A.

AND

EUROHYPO AG, NEW YORK BRANCH,

AS CO-DOCUMENTATION AGENTS

THIRD AMENDED AND RESTATED

UNSECURED REVOLVING CREDIT AGREEMENT

THIS THIRD AMENDED AND RESTATED UNSECURED REVOLVING CREDIT AGREEMENT is entered into as of July 30, 2003, by and among the following:

THE ROUSE COMPANY, a Maryland corporation having its principal place of business at 10275 Little Patuxent Parkway, Columbia, Maryland 21044-3456 (“Rouse”);

JPMORGAN CHASE BANK, (“JPMorgan”), a banking corporation having an office at 270 Park Avenue, New York, New York 10017;

BANK ONE, NA (“Bank One”), a national bank organized under the laws of the United States of America having an office at 1 Bank One Plaza, Chicago, Illinois 60670;

DEUTSCHE BANK TRUST COMPANY AMERICAS (“Deutsche Bank”), a New York banking corporation, having an office at Deutsche Bank Plaza, 60 Wall Street, New York, New York 10005;

CERTAIN LENDERS identified on the signature pages hereto;

JPMorgan Securities, Inc. and Deutsche Bank Securities Inc., as Joint Lead Arrangers and Joint Book Runners;

JPMorgan Chase Bank and Deutsche Bank, as Co-Syndication Agents (“Co-Syndication Agents”);

Bank of America, N.A. and Eurohypo AG, New York Branch, as Co-Documentation Agents (in such capacity, “Co-Documentation Agents”); and

Bank One, as Administrative Agent (in such capacity, “Administrative Agent”) for the Lenders (as defined below).

RECITALS

A.                                   This Third Amended and Restated Unsecured Revolving Credit Agreement amends and restates in its entirety that certain Second Amended and Restated Unsecured Revolving Credit Agreement dated as of December 21, 2000 by and among Borrower, Bank One, NA, JPMorgan Chase Bank (as successor-in-interest to The Chase Manhattan Bank), Deutsche Bank (as successor-in-interest to Bankers Trust Company) and certain other lenders, which made loans available to Rouse in the maximum aggregate principal amount of $450,000,000 (the “Existing Facility”).

B.                                     Borrower is primarily engaged in the business of developing, acquiring, owning and managing commercial real estate projects, including without limitation regional shopping centers, mixed-use projects, office buildings, business/industrial projects and large-scale, master-planned land developments.

C.                                     The Borrower has requested that the Lenders make loans available to the Borrower in the maximum aggregate principal amount of $900,000,000 outstanding from time to time pursuant to the terms of this Agreement (the “Facility”), and that the Co-Documentation Agents act as documentation agent for the Lenders and that the Administrative Agent act as administrative agent for the Lenders and that the Co-Syndication Agents act as syndication agent for the Lenders.  The Administrative Agent, the Co-Syndication Agents and the Lenders have agreed to do so.

D.                                    The Facility shall be used by Borrower for general corporate purposes and to refinance the outstanding balances under the Existing Facility.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS AND ACCOUNTING TERMS

1.1                                 Definitions.  As used in this Agreement, the following terms have the meanings set forth below:

“Absolute Interest Period” means, with respect to a Competitive Bid Loan made at an Absolute Rate, a period of not less than 14 days and not more than 180 days as requested by Borrower in a Competitive Bid Quote Request and confirmed by a Lender in a Competitive Bid Quote but in no event extending beyond the Maturity Date.  If an Absolute Interest Period would end on a day which is not a Business Day, such Absolute Interest Period shall end on the next succeeding Business Day.

“Absolute Rate” means a fixed rate of interest (rounded to the nearest 1/100 of 1%) for an Absolute Interest Period with respect to a Competitive Bid Loan offered by a Lender and accepted by the Borrower at such rate under Section 2.17.

“Adjusted Combined EBITDA” means, as of any date, for the most recent four (4) fiscal quarters for which financial results then have been reported, then-current Combined EBITDA adjusted by (i) eliminating that portion of Combined EBITDA attributable to (A) any Properties or entities not owned by a member of the Consolidated Group or an Investment Affiliate as of the date of determination, (B) any Properties or entities acquired by a member of the Consolidated Group or an Investment Affiliate during such four (4) quarter period, (C) any Properties owned by a member of the Consolidated Group or an Investment Affiliate which were first placed in service during such four (4) quarter period, and (D) any expansion or renovation of existing Properties or properties owned by a member of the Consolidated Group or an Investment Affiliate which renovations or expansions were completed during such four (4) quarter period, (ii) adding to Combined EBITDA for such four (4) quarter period on account of Properties or entities acquired by a member of the Consolidated Group or an Investment Affiliate during such four (4) quarter period, the Combined EBITDA that would have been generated by such Properties or entities for such four (4) quarter period if such Properties or entities had been owned by the Consolidated Group or an Investment Affiliate for such four (4) quarter period determined by the Borrower on a pro forma basis, substantiated to the satisfaction of the Administrative Agent, (iii) adding to Combined EBITDA for such four (4) quarter period on account of (A) new Properties owned by a member of the Consolidated Group or an Investment Affiliate which were first placed in service during such full four (4) quarter period and (B) any renovation or expansion of existing Properties or properties owned by entities owned by a member of the Consolidated Group or an Investment Affiliate completed during such full four (4) quarter period, the estimated Combined EBITDA that would have been generated by such new Properties and by such expansions and renovations if they had been operational and in service for such full four (4) quarter period determined by the Borrower on a pro forma basis, as substantiated to the satisfaction of the Administrative Agent.

“Adjusted LIBOR Rate” means, with respect to a LIBOR Advance for the relevant LIBOR Interest Period, the sum of (i) the quotient of (a) the Base LIBOR Rate applicable to such LIBOR Interest Period, divided by (b) one (1) minus the Reserve Requirement (expressed as a decimal) applicable to such LIBOR Interest Period, if and only if a Reserve Requirement is then being imposed under Regulation D, plus, (ii) in the case of ratable LIBOR Advances, the LIBOR Applicable Margin in effect from time to time during such LIBOR Interest Period, or in the case of LIBOR Advances made as Competitive Bid Loans, the Competitive LIBOR Margin established in the Competitive Bid Quote applicable to such Competitive Bid Loan.

“Administrative Agent” means Bank One, acting as agent for the Lenders in connection with the transactions contemplated by this Agreement, and its successors in such capacity.

“Advance” means an advance of funds to the Borrower hereunder by one or more of the Lenders pursuant to Section 2.1 hereof (including Competitive Bid Loans and Swing Line Loans), including the initial Advance and all subsequent Advances, whether such Advances are, from time to time, Alternate Base Rate Advances, LIBOR Advances, Competitive Bid Loans or Swing Line Loans.

“Affiliate” means any Person directly or indirectly controlling, controlled by or under direct or indirect common control with any other Person.  A Person shall be deemed to control another Person if the controlling Person owns ten percent (10%) or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

“Aggregate Commitment” means, as of any date, the sum of all of the Lenders’ then-current Commitments, which initially shall be $900,000,000, subject to Borrower’s right to reduce the Aggregate Commitment pursuant to Section 2.18.

“Agreement” means this Third Amended and Restated Unsecured Revolving Credit Agreement and all amendments, modifications and supplements hereto.

“Agreement Execution Date” shall mean July 30, 2003, the date on which all of the parties hereto have executed this Agreement and all conditions precedent to the initial Advance hereunder have been satisfied.

“Allocated Facility Amount” means, at any time, the sum of all then outstanding Advances (including all Competitive Bid Loans and Swing Line Loans) and the then outstanding Facility Letter of Credit Obligations.

“Alternate Base Rate” means, for any day, a rate of interest per annum equal to the higher of (i) the Corporate Base Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

“Alternate Base Rate Advance” means an Advance that bears interest at the Alternate Base Rate.

“Assets Under Development” means land and improvements owned by a member of the Consolidated Group or an Investment Affiliate being developed for retail, office, mixed-use or other rental-income producing purposes which meet all four (4) of the following criteria:  (i) such project (or phase) has not yet been substantially completed, (ii) no rental income has yet been received, (iii) no certificate of occupancy has yet been issued for such project (or phase) and (iv) such project (or phase) is classified as construction in progress in accordance with GAAP.

“Bank One” means Bank One, NA.

“Base LIBOR Rate” means, with respect to a LIBOR Advance for the relevant LIBOR Interest Period, the applicable London interbank offered rate for deposits in U.S. dollars appearing on Dow Jones Markets (Telerate) Page 3750 as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such LIBOR Interest Period, and having a maturity approximately equal to such LIBOR Interest Period.  If no London interbank offered rate of such maturity then appears on Dow Jones Markets (Telerate) Page 3750, then the Base LIBOR Rate shall be equal to the London interbank offered rate for deposits in U.S. dollars maturing immediately before or immediately after such maturity, whichever is higher, as determined by the Administrative Agent from Dow Jones Markets (Telerate) Page 3750.  If Dow Jones Markets (Telerate) Page 3750 is not available, the applicable Base LIBOR Rate for the relevant LIBOR Interest Period shall be the rate determined by the Administrative Agent to be the rate at which the Administrative Agent offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such LIBOR Interest Period, in the approximate amount of the Administrative Agent’s relevant portion of the LIBOR Advance and having a maturity approximately equal to such LIBOR Interest Period.

“Borrower” means, as of any date, collectively, The Rouse Company and all of its Subsidiaries then included as Wholly-Owned Borrowing Subsidiaries pursuant to Section 2.1(b), along with their respective successors and assigns.

“Borrowing Date” means a Business Day on which an Advance is made to the Borrower.

“Borrowing Notice” is defined in Section 2.11(a) hereof.

“Business Day” means a day, other than a Saturday, Sunday or holiday, on which banks are open for business in Chicago, Illinois, New York, New York and, where such term is used in reference to the selection or determination of the Adjusted LIBOR Rate, in London, England.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person which is not a corporation and any and all warrants or options to purchase any of the foregoing.

“Cash Equivalents” shall mean (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody’s, or (iii) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000.

“Code” means the Internal Revenue Code of 1986 as amended from time to time, or any replacement or successor statute, and the regulations promulgated thereunder from time to time.

“Combined Debt Service” means, for any period, without duplication, (a) Combined Interest Expense for such period plus (b) the aggregate amount of regularly scheduled principal payments of Indebtedness (excluding optional prepayments and balloon principal payments due on maturity in respect of any Indebtedness) required to be made during such period by the Consolidated Group (less a proportionate share of such regularly scheduled principal payments on account of minority interest holders equal to the same proportionate share of interest expenses of the Consolidated Group deducted in calculating Combined Interest Expense on account thereof), plus (c) the Consolidated Group Pro Rata Share of all such regularly scheduled principal payments required to be made during such period by any Investment Affiliate on Indebtedness (excluding optional prepayments and balloon principal payments due on maturity in respect of any Indebtedness) taken into account in calculating Combined Interest Expense plus (d) Preferred Stock Expense of the Consolidated Group for such period plus (e) Ground Lease Base Expense of the Consolidated Group for such period.  No interest expense or principal payments on Indebtedness due from one member of the Consolidated Group solely to other members of the Consolidated Group shall be included in Combined Debt Service.

“Combined EBITDA” means, as of any date, for the most recent four (4) fiscal quarters for which financial results have then been reported, (a) income before extraordinary items (reduced to eliminate any income from Investment Affiliates), as reported by the Consolidated Group in accordance with GAAP, plus interest (less the proportionate share of interest of any minority interest holders), depreciation, amortization and income tax (if any) expense, plus (b) a percentage of such income (adjusted as described above) of any Investment Affiliate equal to the Consolidated Group Pro Rata Share in such Investment Affiliate, plus (c) dividends or other distributions accrued with respect to such period on any preferred stock or other preferred security issued by the Borrower which dividends or other distributions are treated as operating expenses under GAAP (but only to the extent actually deducted from earnings under clause (a) above) plus (d) payments made and other amounts treated as an expense of the Borrower under GAAP with respect to such period pursuant to the Hughes Agreement (provided that no item of income or expense shall be included more than once in such calculation even if it falls within more than one of the foregoing categories).

“Combined Interest Expense” means, with respect to any period, all interest expense of the Consolidated Group (less the proportionate share of interest expense of any minority interest holders) determined in accordance with GAAP (adjusted to eliminate the effect of any “mark-to-market” interest adjustment required by GAAP) attributable to such period plus (i) the allocable portion (based on liability) of any accrued or paid interest incurred on any obligation for which any member of the Consolidated Group is wholly or partially liable under repayment, interest carry, or performance guarantees, or other relevant liabilities, plus (ii) the Consolidated Group Pro Rata Share of any accrued or paid interest incurred on any Indebtedness of any Investment Affiliate attributable to such period, whether recourse or non-recourse, provided that no expense shall be included more than once in such calculation even if it falls within more than one of the foregoing categories, and provided further that no interest expense on Indebtedness due from one member of the Consolidated Group solely to other members of the Consolidated Group shall be included in Combined Interest Expense.

“Commitment” means the obligation of each Lender, subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties herein, to make rateable Advances not exceeding in the aggregate the amount set forth below its signature at the end hereof, or the amount stated in any subsequent amendment hereto or in any assignment to which such Lender is a party that creates or amends its commitment hereunder.

“Community Development Properties”: means the Summerlin, Nevada and Columbia, Maryland planned communities and other current and future planned communities owned by any member of the Consolidated Group which have been valued by an independent appraiser which is qualified as a member of the Appraisal Institute and are being so valued not less often than annually.

“Competitive Bid Borrowing Notice” is defined in Section 2.17(f).

“Competitive Bid Lender” means a Lender which has a Competitive Bid Loan outstanding.

“Competitive Bid Loan” is a Loan made pursuant to Section 2.17 hereof.

“Competitive Bid Note” means the promissory note payable to the order of each Lender in substantially the form attached hereto as Exhibit B-2 to be used to evidence any Competitive Bid Loans which such Lender elects to make (collectively, the “Competitive Bid Notes”).

“Competitive Bid Option Agent” means Bank One.

“Competitive Bid Quote” means a response submitted by a Lender to the Competitive Bid Option Agent with respect to a Competitive Bid Quote Request in substantially the form attached as Exhibit C-3.

“Competitive Bid Quote Request” means a written request from Borrower to the Competitive Bid Option Agent in substantially the form attached as Exhibit C-1.

“Competitive LIBOR Margin” means, with respect to any Competitive Bid Loan for a LIBOR Interest Period, the percentage established in the applicable Competitive Bid Quote which is to be used to determine the interest rate applicable to such Competitive Bid Loan.

“Consolidated Group” means Rouse, the Guarantors and all other Subsidiaries that are consolidated with Rouse for financial reporting purposes under GAAP.

“Consolidated Group Pro Rata Share” means, with respect to any Investment Affiliate, the percentage of the total ownership interests held by the Consolidated Group, in the aggregate, in such Investment Affiliate as determined in accordance with GAAP.

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with all or any of the entities in the Consolidated Group, are treated as a single employer under Sections 414(b) or 414(c) of the Code.

“Corporate Base Rate” means a rate per annum equal to the corporate base rate of interest announced by JPMorgan from time to time, changing when and as such corporate base rate changes.

“Co-Documentation Agents” means collectively Bank of America, N.A. and Eurohypo AG, New York Branch.

“Co-Syndication Agents” means collectively JPMorgan and Deutsche Bank.

“Default” means an event which, with notice or lapse of time or both, would become an Event of Default.

“Default Rate” means with respect to any Advance, a rate equal to the interest rate applicable to such Advance plus four percent (4%) per annum.

“Defaulting Lender” means any Lender which fails or refuses to perform its obligations under this Agreement within the time period specified for performance of such obligation, or, if no time frame is specified, if such failure or refusal continues for a period of five (5) Business Days after written notice from the Administrative Agent; provided that if such Lender cures such failure or refusal, such Lender shall cease to be a Defaulting Lender.

“Deutsche Bank” means Deutsche Bank Trust Company Americas.

“Dollars” and “$” mean United States Dollars.

“Effective Date” means each Borrowing Date and, if no Borrowing Date has occurred in the preceding calendar month, the first Business Day of each calendar month.

“Environmental Laws” means any and all Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority having jurisdiction over any member of the Consolidated Group or any Investment Affiliate, or their respective assets, and regulating or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect, in each case to the extent the foregoing are applicable to the operations of such member of the Consolidated Group or Investment Affiliate, or any of their respective assets or Properties.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and regulations promulgated thereunder from time to time.

“Event of Default” means any event set forth in Article X hereof.

“Existing Facility” is defined in the first recital of this Agreement.

“Extended Maturity Date” means, if the Facility is extended in accordance with the terms and conditions contained in Section 2.1(d) hereof, the fourth anniversary of the Agreement Execution Date.

“Extension Notice” is defined in Section 2.1(d) hereof.

“Facility” means the unsecured revolving credit facility described in Section 2.1.

“Facility Fee” is defined in Section 2.7.

“Facility Fee Rate” means, for any day, the percentage in effect on such day pursuant to the pricing grid attached hereto as Exhibit A and made a part hereof.

“Facility Letter of Credit” means a Financial Letter of Credit or Performance Letter of Credit issued hereunder.

“Facility Letter of Credit Fee” is defined in Section 3.8.

“Facility Letter of Credit Obligations” means, as at the time of determination thereof, all liabilities, whether actual or contingent, of the Borrower with respect to Facility Letters of Credit, including the sum of (a) the Reimbursement Obligations and (b) the aggregate undrawn stated amount of the then outstanding Facility Letters of Credit.

“Federal Funds Effective Rate” means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (New York time) on such day on such transactions received by the Administrative Agent from three (3) Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

“Financial Letter of Credit” means any standby Letter of Credit which represents an irrevocable obligation to the beneficiary on the part of the applicable Issuing Bank (i) to repay money borrowed by or advanced to or for the account of the account party or (ii) to make any payment on account of any indebtedness undertaken by the account party, in the event the account party fails to fulfill its obligation to the beneficiary.

“Funded Percentage” means, with respect to any Lender at any time, a percentage equal to a fraction the numerator of which is the portion of the total Advances actually disbursed and outstanding to Borrower by such Lender at such time, and the denominator of which is the portion of the total Advances disbursed and outstanding to Borrower by all of the Lenders at such time.

“Funds From Operations” means the “funds from operations” of the Borrower as such term is defined under the then-current definitions and interpretations thereof promulgated by the National Association of Real Estate Investment Trusts or its successor, subject to such adjustments with respect to non-recurring income and expenses as the Borrower may elect to make from time to time on a consistent basis, including without limitation adding back any prepayment penalties on the retirement of any Indebtedness prior to maturity.

“GAAP” means generally accepted accounting principles in the United States of America consistent with those utilized in preparing the audited financial statements of the Borrower required hereunder.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any quasi-governmental agency exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Gross Asset Value” means, as of any date, the sum of the value of certain assets of the Consolidated Group, including their interests in Investment Affiliates, subject to the valuation methods, exclusions and sublimits set forth below:

(a)                                  with respect to Retail Properties (other than Urban and Non-Core Acquisition Properties including, without limitation, Kravco, and those included in clause (c) below), the Net Operating Income attributable thereto for the most recent period of four (4) full fiscal quarters for which results have been reported, divided by 0.0825;

(b)                                 with respect to Kravco and all office, and other income-producing properties other than Retail Properties, Urban and Non-Core Acquisition Properties (except for Kravco) and those included in clause (c) below, the Net Operating Income attributable thereto for the most recent period of four (4) full fiscal quarters for which results have been reported, divided by 0.09;

(c)                                  with respect to any Retail Property or any office, mixed-use or other income-producing property acquired or placed in service (including, without limitation, any expansion project or phase thereof costing in excess of $10,000,000) during the most recent period of four full fiscal quarters for which results have been reported, the acquisition or construction cost thereof;

(d)                                 with respect to Community Development Properties, 100% of the most recent value thereof (without deduction for the value of the interests of the Hughes heirs therein under the Hughes Agreement but otherwise less the portion of such most recent value attributable to any other minority interest holders) as established by Landauer Associates, Inc. (or another appraiser selected by Rouse satisfactory to the Administrative Agent), provided that the Required Lenders may require updates thereof not more often than annually and as required when any material portion of such properties are sold or transferred;

(e)                                  with respect to all other land, all Assets Under Development and other non-income-producing properties, 100% of the GAAP book value thereof (less the portion of such value attributable to minority interest holders);

(f)                                    with respect to cash and Cash Equivalents held by the Consolidated Group, 100% of the GAAP book value thereof;

(g)                                 with respect to current trade receivables (other than notes receivable) held by the Consolidated Group, 100% of the GAAP book value thereof;

(h)                                 with respect to Non-Core Acquisition Properties (other than Kravco), the lower of (i) Borrower’s ownership share of the value of the applicable asset and (ii) Borrower’s ownership share of the sale price for the applicable asset set forth in a purchase agreement for such asset which is approved by the Administrative Agent in its sole discretion; and

(i)                                     with respect to Urban, five (5) times that portion of Combined EBITDA attributable to Urban for the immediately preceding twelve month period.

In each case, if the applicable property is owned by an Investment Affiliate rather than a member of the Consolidated Group, only the Consolidated Group’s Pro Rata Share of such value will be included in Gross Asset Value.

Notwithstanding the foregoing, the amount contributed to Gross Asset Value from the following types of properties shall not exceed the following percentages of Gross Asset Value:

(a)                                  Not more than 25% of Gross Asset Value shall be attributable to any single property or group of contiguous properties;

(b)                                 Not more than 25% of Gross Asset Value shall be attributable to those properties described in clauses (d) or (e) of the first sentence of this definition, in the aggregate;

(c)                                  Not more than 15% of Gross Asset Value shall be attributable to interests of the Consolidated Group in entities (i) in which the Borrower, directly or indirectly, holds less than 50% of the total economic interests in such entity (including, without limitation, the Consolidated Group’s interests in Non-Core Acquisition Properties and Urban), and (ii) which are not managed, directly or indirectly, by the Borrower; and

(d)                                 Not more than 5% of Gross Asset Value shall be attributable to those current trade receivables described in clause (g) of the first sentence of this definition.

“Ground Lease Base Expense” means, for any period, (a) all payments accruing from any member of the Consolidated Group under a lease of land underlying a property for such period other than percentage rentals or other contingent payments that are based upon the financial results of the operation of such property (less a proportionate share of such payments on account of minority interest holders equal to the same proportionate share of interest expenses of the Consolidated Group deducted in calculating Combined Interest Expense on account thereof), plus (b) the Consolidated Group Pro Rata Share of all such non-contingent payments accruing from any Investment Affiliate under such a lease of land for such period.

“Guarantee Obligation” as to any Person (the “guaranteeing person”), any obligation (determined without duplication) of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include completion or performance guarantees, environmental indemnities, or endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation), provided, that in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Guarantors” means the Limited Guarantors, the Unlimited Guarantor and the Unencumbered Asset Guarantors, jointly and severally, subject to the terms of the Guaranty.

“Guaranty” means the Limited Guaranty, the Unlimited Guaranty and the Unencumbered Asset Guaranty, collectively.

“Hughes Agreement” means that certain Contingent Stock Agreement, effective as of January 1, 1996, by Rouse in favor of and for the benefit of the “Holders” and the “Representatives” (as such terms are defined therein).

“Indebtedness” of any Person at any date means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade liabilities and other accounts payable, and accrued expenses incurred in the ordinary course of business and payable in accordance with customary practices), to the extent such obligations constitute indebtedness for the purposes of GAAP, (c) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (d) all obligations of such Person under financing leases and capital leases as defined in accordance with GAAP, (e) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (f) all Guarantee Obligations of such Person (excluding in any calculation of consolidated indebtedness of the Borrower, Guarantee Obligations of the Borrower in respect of primary obligations of any Subsidiary), (g) all reimbursement obligations of such Person for letters of credit and other contingent liabilities, (h) all liabilities secured by any lien (other than liens for taxes not yet due and payable or otherwise being contested in good faith) on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (i) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries, (j) reimbursement obligations (contingent or otherwise) under any letter of credit, (k) Net Mark-to-Market Exposure under Rate Management Transactions, (l) such Person’s pro rata share of debt in Investment Affiliates, less the proportionate share of Indebtedness of any minority interest holders if, and only to the extent, such debt is non-recourse to such Person, and (m) any loans where such Person is liable as a general partner.  The term “Indebtedness” shall not, however, include any Indebtedness due from any member of the Consolidated Group or any Investment Affiliate solely to another member of the Consolidated Group.

“Initial Facility Letters of Credit” means Letters of Credit issued by Bank One and currently outstanding under the Existing Facility, as described on Exhibit K.

“Insolvency” means insolvency as defined in the United States Bankruptcy Code, as amended.  “Insolvent” when used with respect to a Person, shall refer to a Person who satisfies the definition of Insolvency.

“Interest Period” means either an Absolute Interest Period or a LIBOR Interest Period.

“Investment Affiliate” means any Person in which any member of the Consolidated Group, directly or indirectly, has an ownership interest, whose financial results are not consolidated using the proportionate share method under GAAP with the financial results of the Consolidated Group in the consolidated financial statements of the Consolidated Group.

“Invitation for Competitive Bid Quotes” means a written notice to the Lenders from the Administrative Agent with respect to a Competitive Bid Quote Request substantially in the form attached as Exhibit C-2 hereto.

“Issuance Date” is defined in Section 3.4(a)(2).

“Issuance Notice” is defined in Section 3.4(c).

“Issuing Bank” means, with respect to each Facility Letter of Credit, the issuing Lender of such Facility Letter of Credit, as issuer of such Facility Letter of Credit pursuant to Article III.

“JPMorgan” means JPMorgan Chase Bank.

“Joinder” is defined in Section 2.1(e).

“Joint Lead Arrangers” means collectively JPMorgan Securities, Inc. and Deutsche Bank Securities, Inc.

“Kravco” means the Borrower’s interests in 49% of the Class A LP interests in Kravco Investments LP, 100% of the stock of HRE Kravco II Inc, and 100% of the stock of RNA-Kravco III Inc.

“Lenders” means, collectively, JPMorgan, Bank One, Deutsche Bank and the other Persons executing this Agreement in such capacity, or any Person which subsequently executes and delivers any amendment hereto in such capacity and each of their respective permitted successors and assigns.  Where reference is made to “the Lenders” in any Loan Document it shall be read to mean “all of the Lenders”.

“Lending Installation” means any U.S. office of any Lender authorized to make the Advances described herein.

“Letter of Credit” of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

“Letter of Credit Collateral Account” is defined in Section 3.9.

“Letter of Credit Request” is defined in Section 3.4(a).

“LIBOR Advance” means an Advance that bears interest at the Adjusted LIBOR Rate, whether a ratable Advance based on the LIBOR Applicable Margin or a Competitive Bid Loan based on a Competitive LIBOR Margin.

“LIBOR Applicable Margin” is defined on Exhibit A attached hereto and made a part hereof.

“LIBOR Interest Period” means, with respect to a LIBOR Advance, (i) until the date on which the Co-Syndication Agents shall advise the Borrower and the Lenders that the initial syndication of the Facility is completed, a period of one (1) week, and (ii) thereafter, a period of one (1), two (2), three (3) or six (6) months, as selected in advance by the Borrower.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code on any property leased to any Person under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination agreement in favor of another Person).

“Limited Guarantors” means The Howard Hughes Corporation, a Delaware corporation, and Howard Hughes Properties, Inc., a Nevada corporation.

“Limited Guaranty” means that certain guaranty of even date herewith, substantially in the form of Exhibit D hereto, made jointly and severally by the Limited Guarantors for the benefit of the Lenders.

“Loan” means, with respect to a Lender, such Lender’s portion of any Advance.

“Loan Documents” means this Agreement, the Notes, the Guaranty, the Pledge, the Transition Memorandum and any and all other agreements or instruments required and/or provided to Lenders hereunder or thereunder, as any of the foregoing may be amended from time to time.

“Majority Lenders” means Lenders in the aggregate having in excess of 50% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding in excess of 50% of the aggregate unpaid principal amount of the outstanding Advances.

“Margin Stock” has the meaning ascribed to it in Regulation U of the Board of Governors of the Federal Reserve System.

“Material Adverse Effect” means, with respect to any matter, that such matter in the Majority Lenders’ good faith judgment may reasonably be expected to, (x) materially and adversely affect the business, properties, condition or results of operations of the Consolidated Group taken as a whole (results of operations to be based on Funds From Operations), or (y) constitute a non-frivolous challenge to the validity or enforceability of any material provision of any Loan Document against any obligor party thereto.

“Material Adverse Financial Change” shall be deemed to have occurred if the Majority Lenders, in their good faith judgment, determine that a material adverse financial change has occurred which may reasonably be expected to prevent timely repayment of any Advance hereunder or materially impair Borrower’s ability to perform its obligations under any of the Loan Documents.

“Material Subsidiary” means, as of any date, any member of the Consolidated Group that has assets that represent more than five percent (5%) of the then-current Gross Asset Value.

“Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, radon, polychlorinated biphenyls and urea-formaldehyde insulation.

“Maturity Date” means the Original Maturity Date or, if the Facility is extended pursuant to the terms and conditions of Section 2.1(d) hereof, the Extended Maturity Date or, in either case, such earlier date on which the principal balance of the Facility and all other sums due in connection with the Facility shall be due as a result of the acceleration of the Facility.

“Monetary Default” means any Default involving Borrower’s failure to pay any of the Obligations when due.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Asset Value” means, as of any date, (a) then-current Gross Asset Value less (b) the Consolidated Group’s Indebtedness less (c) the Consolidated Group’s Pro Rata Share of the Indebtedness of each Investment Affiliate which has a property then included in Gross Asset Value plus (d) to the extent treated as Indebtedness, the liquidation payment due on any preferred stock of any member of the Consolidated Group or such Investment Affiliate.

“Net Mark-to-Market Exposure” of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Management Transactions as substantiated in writing by the Borrower to and approved by the Administrative Agent.  “Unrealized losses” means the fair market value of the cost to such Person of replacing such Rate Management Transaction as of the date of determination (assuming such Rate Management Transaction was to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Rate Management Transaction as of the date of determination (assuming such Rate Management Transaction was to be terminated as of that date).

“Net Operating Income” means, with respect to any Property, for any period, earnings from rental operations attributable to such Property plus depreciation, amortization, interest expense and deferred taxes with respect to such Property for such period, and, if such period is less than a year, adjusted by straight lining various ordinary operating expenses which are payable less frequently than once during every such period (e.g., real estate taxes and insurance).  The amounts determined under the preceding sentence shall be adjusted by adding back (i) the interests of the former Hughes owners pursuant to the Hughes Agreement that were excluded in determining such amounts and (ii) dividends or other distributions accrued with respect to such period on any preferred stock or other preferred security issued by the Borrower which dividends or other distributions are treated as operating expenses under GAAP.  The Net Operating Income shall be adjusted to exclude any Net Operating Income for the prior four (4) quarters from any Property not owned as of the end of the quarter.

“Non-Core Acquisition Properties” means the Borrower’s 27.29% interest in the Purchase Note dated January 11, 2002 for $20 million from AP-RODACQ LLC (also known as the Abbey Note), the Westin Hotel limited liability company interests in Dream Team Hotel Associates LLC (estimated cost $70 million), the Purchase Money Note dated May 31, 2002 for $75 million from TISHMAN ABP LLC (also known as the Tishman note), a limited partnership interest in River Ridge Limited Partnership (estimated cost $19.1 million), interests in Kravco, shares in Hexalon, Inc., interests in RoPro Property Services, BV, and any purchase money notes received by Borrower or its affiliates in connection with the sale of any of these assets.

“Non-Recourse Outstanding Indebtedness” means, as of any date, all outstanding Indebtedness of a Person (i) for which such Person’s liability is limited by agreement with the creditors thereunder to the proceeds of certain assets of such Person, subject to customary carve-outs, or (ii) which is secured by all or substantially all of such Person’s assets less, in the case of Rouse and the Operating Partnership, any other Indebtedness of Rouse and the Operating Partnership included in Recourse Outstanding Indebtedness.

“Note” means the promissory note payable to the order of each Lender in the amount of such Lender’s maximum Commitment substantially in the form attached hereto as Exhibit B-1 (collectively, the “Notes”).

“Obligations” means the Advances, the Facility Letter of Credit Obligations and all accrued and unpaid fees and all other obligations of Borrower to the Administrative Agent, the Issuing Bank, or any or all of the Lenders arising under this Agreement or any of the other Loan Documents.

“Operating Partnership” means The Rouse Company, L.P., a Delaware limited partnership.

“Original Maturity Date” means the Business Day immediately preceding the third anniversary of the Agreement Execution Date.

“Participants” is defined in Section 13.2.1 hereof.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Percentage” means, with respect to each Lender, the applicable percentage of the then-current Aggregate Commitment represented by such Lender’s then-current Commitment.

“Performance Letter of Credit” means any standby Letter of Credit which represents an irrevocable obligation to the beneficiary on the part of the applicable Issuing Bank to make payment on account of any default by the account party in the performance of a nonfinancial or commercial obligation.

“Permitted Liens” are defined in Section 9.6 hereof.

“Person” means an individual, a corporation, a business trust, a limited or general partnership, a limited liability company, an association, a joint venture or any other entity or organization, including a governmental or political subdivision or an agent or instrumentality thereof.

“Plan” means an employee benefit plan as defined in Section 3(3) of ERISA, whether or not terminated, as to which the Borrower or any member of the Controlled Group may have any liability.

“Pledge” means that certain Pledge Agreement, dated as of December 21, 2000 as reaffirmed by that certain Reaffirmation of Pledge Agreement dated as of the date hereof, in the form of Exhibit M hereto, pursuant to which the Borrower and The Hughes Corporation have, among other things, (a) pledged to the Lenders, and granted to the Lenders a first priority perfected security interest in, all of the Pledged Stock, and (b) agreed with the Lenders that they will not sell or encumber in any manner any Indebtedness owed to them by either of the Limited Guarantors.

“Pledged Stock” means all capital stock of either Limited Guarantor and of The Hughes Corporation, which is owned, directly or indirectly, by the Borrower or any other member of the Consolidated Group.

“Preferred Stock Expense” means, for any period, (a) the aggregate dividend and other distribution payments due to the holders of preferred stock and the holders of other preferred ownership interests of any member of the Consolidated Group, whether payable in cash or in kind, and whether or not actually paid during such period plus (b) the Consolidated Group Pro Rata Share of any such dividend payments due from Investment Affiliates plus (c) dividends or other distributions on any preferred stock or other preferred ownership interest of any member of the Consolidated Group which dividends or distributions are treated as an operating expense under GAAP, but, with respect to (a), (b) and (c), excluding any dividend payments or other distributions to a member of the Consolidated Group.

“Property” means each parcel of real property owned or operated by any member of the Consolidated Group or any Investment Affiliate.

“Purchasers” is defined in Section 13.3.1 hereof.

“Qualified Lender” is defined in Section 13.3.1.

“Qualified Officer” means, with respect to any entity, the chief financial officer, treasurer, chief accounting officer or controller of such entity if it is a corporation or a limited liability company or of such entity’s general partner if it is a partnership.

“Rate Management Transaction” means any transaction (including, without limitation, an agreement with respect thereto) now existing or hereafter entered into which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

“Rate Option” means the Alternate Base Rate, the Adjusted LIBOR Rate or the Absolute Rate (only as applicable to Competitive Bid Loans).  The Rate Option in effect on any date shall always be the Alternate Base Rate unless the Borrower has properly selected the Adjusted LIBOR Rate pursuant to Section 2.11 hereof or a Competitive Bid Loan pursuant to Section 2.17 hereof.

“Recourse Outstanding Indebtedness” means, as of any date of determination, (i) all Indebtedness of the Borrower then outstanding with respect to which recourse is not limited substantially to the proceeds of a specified asset or assets and which meets the requirements for inclusion in one of the two categories defined as “Parent Company Debt” and “Property Debt Carrying a Parent Company Guaranty of Repayment” in the Consolidated Group’s financial statements, plus (ii) without duplication, all Indebtedness of any member of the Consolidated Group which is guaranteed in whole or in part by the Borrower and which consists of mortgages and bonds relating to operating properties of subsidiary corporations which are subject to agreements with lenders requiring the Borrower to provide support for operating and debt service costs, where necessary, for defined periods or until specified conditions relating to the operating results of the properties are met, as reflected in the Consolidated Group’s financial statements, plus (iii) without duplication, the Consolidated Group Pro Rata Share of any Indebtedness of an Investment Affiliate which is guaranteed in whole or in part by the Borrower if such Indebtedness would be included under clause (ii) of this definition if the obligor on such Indebtedness were a member of the Consolidated Group.  The guidelines for inclusion of various types of Indebtedness within the above categories in the Consolidated Group’s financial statements shall be those used for the most recent annual financial statements of the Consolidated Group available as of the Agreement Execution Date and such guidelines shall not be changed without the prior written approval of the Administrative Agent, acting with the consent of the Majority Lenders.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Reimbursement Obligations” means at any time, the aggregate of the Obligations of the Borrower to the Lenders, each Issuing Bank and the Administrative Agent in respect of all unreimbursed payments or disbursements made by the Lenders, each Issuing Bank and the Administrative Agent under or in respect of the Facility Letters of Credit.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waivers in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

“Required Lenders” means Lenders in the aggregate having at least 66 2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66 2/3% of the aggregate unpaid principal amount of the outstanding Advances.

“Reserve Requirement” means, with respect to a LIBOR Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

“Retail Property” means a shopping center or other retail development containing more than one retail tenant in which at least 90% of the Net Operating Income from such center or development is attributable to retail uses.

“S&P” means Standard & Poor’s Credit Market Services, a division of the McGraw Hill Companies, and its successors.

“Secured Outstanding Indebtedness” means, as of any date of determination, the sum of (a) the aggregate principal amount of all Indebtedness (other than Indebtedness under this Facility) of the Consolidated Group outstanding at such date which is secured by a Lien on any asset or Capital Stock of any member of the Consolidated Group, including without limitation loans secured by mortgages, stock, or partnership interests, plus (b) the aggregate principal amount of all unsecured Indebtedness of any member of the Consolidated Group other than the Borrower outstanding at such date, less the aggregate principal amount of all Indebtedness of any member of the Consolidated Group that is a single purpose, pass-through entity that serves solely as a vehicle for the Borrower to obtain financing, without duplication of any Indebtedness included under clause (a) of this definition and provided that, with respect to unsecured Indebtedness of any member of the Consolidated Group other than the Borrower, the amount of such unsecured Indebtedness which must be included in Secured Outstanding Indebtedness shall not exceed the book value, as determined under GAAP, of all assets of such member of the Consolidated Group plus (c) the Consolidated Group’s Pro Rata Share of any Indebtedness of an Investment Affiliate outstanding at such date which (i) is to a Person other than a member of the Consolidated Group and (ii) with respect to any unsecured Indebtedness of such Investment Affiliate, does not exceed the Consolidated Group’s Pro Rata share of the book value, as determined under GAAP, of all assets of such Investment Affiliate, without duplication of any Indebtedness included under clause (a) or clause (b) of this definition, provided, that Indebtedness for purposes of clauses (b) and (c) of this definition shall be deemed to include any current trade liabilities and other accounts payable of the members of the Consolidated Group (other than the Borrower), and Investment Affiliates described in such clauses (b) and (c) due to Persons other than members of the Consolidated Group.

“Senior Loans” is defined in Section 12.15 hereof.

“Status” is defined on Exhibit A attached hereto and made a part hereof.

“Subsidiary” means as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by the Borrower, and provided such corporation, partnership or other entity is consolidated with the Borrower for financial reporting purposes under GAAP.

“Swing Line Borrowing Notice” is defined in Section 2.20.2.

“Swing Line Commitment” means $25,000,000.

“Swing Line Lender” means Bank One, Manufacturers and Traders Trust Company or such other Lender which may succeed to Bank One’s or Manufacturers and Traders Trust Company’s rights and obligations as a Swing Line Lender pursuant to the terms of this Agreement.

“Swing Line Loan” means a Loan made available to the Borrower by a Swing Line Lender pursuant to Section 2.20.

“The Hughes Corporation” means The Howard Hughes Corporation, a Delaware corporation which is one of the Pledgors under the Pledge.

“Total Outstanding Indebtedness” means, as of any date, (a) all Indebtedness of the Consolidated Group then outstanding less (b) except for any current maturities of long term debt, all “current liabilities” of the Consolidated Group, as defined under GAAP to the extent not already excluded in the definition of Indebtedness plus (c) the Consolidated Group’s Pro Rata Share of all Indebtedness (except for such “current liabilities” other than any current maturities of long term debt) of Investment Affiliates then outstanding and owing to parties other than the members of the Consolidated Group, without duplication of any such items.

“Transaction” means the merger of certain of corporate subsidiaries of Rouse into single-member limited liability companies and the contribution by Rouse of its interests in such limited liability companies to the Operating Partnership, in connection with the formation of an umbrella partnership real estate investment trust structure for Rouse and which occurred prior to the date hereof.

“Transfer Date” means the earlier of (a) such time as the Properties and assets of Rouse not transferred to the Operating Partnership in the Transaction are, directly or indirectly, transferred to the Operating Partnership substantially as an entirety and (b) the issuance of any Capital Stock of the Operating Partnership to any Person other than Rouse or a wholly-owned Subsidiary of Rouse.

“Transferee” is defined in Section 13.4 hereof.

“Transition Memorandum” is defined in Section 5.1(n) hereof.

“Unencumbered Asset” means any Retail Property located in the United States, 100% of which is owned in fee simple by the Borrower or a member of the Consolidated Group which, as of any date of determination or for the applicable period, (a) is not subject to any Liens or claims (including restrictions on transferability or assignability) of any kind (including any such Lien, claim or restriction imposed by the organizational documents of any member of the Consolidated Group) but excluding those Permitted Liens described in clauses (i)-(v) of Section 9.6 of this Agreement), (b) is not subject to any agreement (including (i) any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset, and (ii) if applicable, the organizational documents of any member of the Consolidated Group) which prohibits or limits the ability of the Borrower or such member of the Consolidated Group to create, incur, assume or suffer to exist any Lien upon any assets or Capital Stock of the Borrower or such member of the Consolidated Group, including, without limitation, any negative pledge or similar covenant or restriction, (c) is not subject to any agreement (including any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset) which entitles any Person to the benefit of any Lien on any assets or Capital Stock of the Borrower or such member of the Consolidated Group, or would entitle any Person to the benefit of any Lien on such assets or Capital Stock upon the occurrence of any contingency (including, without limitation, pursuant to an “equal and ratable” clause), and (d) has been improved with an income-producing building or buildings which are substantially completed and occupied.  For the purposes of this Agreement, any Property of a member of the Consolidated Group shall not be deemed to be unencumbered unless (i) both such Property and all Capital Stock of such member of the Consolidated Group held directly or indirectly by the Borrower is unencumbered and (ii) each intervening entity between the Borrower and such member of the Consolidated Group does not have any Indebtedness for borrowed money or, if such entity has any Indebtedness, such Indebtedness is unsecured and the entity is a member of the Consolidated Group.

“Unencumbered Asset Guarantors” means collectively each entity which is required to sign and deliver an Unencumbered Asset Guaranty pursuant to Section 8.12 of this Agreement.

“Unencumbered Asset Guaranty” means the guaranty to be executed and delivered by certain members of the Consolidated Group in substantially the form of Exhibit J attached hereto for the benefit of the Lenders and joined by certain other members of the Consolidated Group pursuant to a joinder in substantially the form attached thereto.

“Unlimited Guarantor” means The Howard Research and Development Corporation, a Maryland corporation.

“Unlimited Guaranty” means that certain guaranty of even date herewith, in the form of Exhibit D-1 hereto, made by the Unlimited Guarantor for the benefit of the Lenders.

“Urban” means, collectively, Urban Retail Properties, Co., a Delaware corporation and its subsidiaries and affiliates.

“Wholly-Owned Borrowing Subsidiaries” is defined in Section 2.1(b).

The foregoing definitions shall be equally applicable to both the singular and the plural forms of the defined terms.

1.2                                 Financial Standards.  All financial computations required of a Person under this Agreement shall be made, and all financial information required under this Agreement shall be prepared, in accordance with GAAP, except that if any Person’s financial statements are not audited, such Person’s financial statements shall be prepared in accordance with the same sound accounting principles utilized in connection with the financial information submitted to Lenders with respect to the Consolidated Group or the Properties in connection with this Agreement and shall be certified by a Qualified Officer of such Person.

ARTICLE II.

THE FACILITY

2.1                                 The Facility.

(a)                                  General Terms.  Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower contained herein, Lenders agree to make Advances through the Administrative Agent to the Borrower from time to time prior to the Maturity Date, provided that the making of any such Advance will not cause the then Allocated Facility Amount to exceed the then-current Aggregate Commitment.  The Advances may be ratable Alternate Base Rate Advances, ratable LIBOR Advances, non-pro rata Competitive Bid Loans or Swing Line Loans.  Except as provided in Sections 2.17 and 2.20 hereof, each Lender shall fund its Percentage of each such Advance and no Lender will be required to fund any amounts which, when aggregated with such Lender’s Percentage of (i) all other Advances (excluding Competitive Bid Loans) and all Swing Line Loans then outstanding and (ii) all then-current Facility Letter of Credit Obligations would exceed such Lender’s then-current Commitment.  Notwithstanding the foregoing, except as provided in Section 2.17 hereof, Manufacturers and Traders Trust Company will not be required to fund any amounts which, when aggregated with (i) all Swing Line Loans then outstanding made by such Lender, (ii) such Lender’s Percentage of all other Advances (excluding Competitive Bid Loans), (iii) such Lender’s Percentage of all Swing Line Loans then outstanding made by Lenders other than such Lender and (iv) all then-current Facility Letter of Credit Obligations would exceed such Lender’s then-current Commitment.  This facility (“Facility”) is a revolving credit facility and, subject to the provisions of this Agreement, the Borrower may request Advances hereunder, repay such Advances and reborrow Advances at any time prior to the Maturity Date.

(b)                                 Borrowing Subsidiaries.  From time to time prior to the Maturity Date, and upon not less than ten (10) days prior written notice to the Administrative Agent and the Lenders, Rouse shall have the right to designate one or more Subsidiaries of Rouse in which Rouse directly or indirectly owns 100% of the ownership interests as additional entities authorized to request and receive Advances and Facility Letters of Credit hereunder (“Wholly-Owned Borrowing Subsidiaries”).  Prior to disbursement of the first Advance to any Wholly-Owned Borrowing Subsidiary so designated by Rouse, such Wholly-Owned Borrowing Subsidiary shall execute and deliver a Borrowing Subsidiary Joinder substantially in the form attached hereto as Exhibit N and made a part hereof.  Rouse may not so designate more than six (6) Wholly-Owned Borrowing Subsidiaries in total during the term of the Facility.  The liability of Rouse and the Wholly-Owned Borrowing Subsidiaries for the Obligations shall be joint and several, regardless of the entity actually receiving any Advance or Facility Letter of Credit, provided that, if either or both of the Limited Guarantors are so designated as Wholly-Owned Borrowing Subsidiaries, the Limited Guarantors (i) shall not be permitted to have, in the aggregate, outstanding Advances and Facility Letter of Credit Obligations at any time which exceed $250,000,000 and (ii) shall have, between them, liability as Wholly-Owned Borrowing Subsidiaries and as Limited Guarantors for the Obligations limited to $250,000,000 in the aggregate.  Pursuant to the Borrowing Subsidiary Joinder, each Wholly-Owned Borrowing Subsidiary shall (i) irrevocably designate and authorize Rouse as its exclusive agent to act on its behalf in connection with the requesting, funding, maintenance, conversion, continuation and repayment of any Advances hereunder, or the issuance, extension, modification or cancellation of any Facility Letter of Credit hereunder, or any other matter relating to such Advances or Facility Letters of Credit or relating to this Agreement generally and (ii) agree that the Administrative Agent and the Lenders may rely on any directions or undertakings given by Rouse with respect to such matters without further inquiry of or confirmation from such Wholly-Owned Borrowing Subsidiary.

(c)                                  INTENTIONALLY OMITTED

(d)                                 Term.  The Facility created by this Agreement, and the Commitment of each Lender to lend hereunder, shall terminate on the Maturity Date, unless sooner terminated in accordance with the terms of this Agreement.  The Original Maturity Date can be extended for a single extension period of one year upon written notice to the Administrative Agent received by the Administrative Agent not later than 90 days prior to the Original Maturity Date (the “Extension Notice”), if (i) no Default has occurred and is continuing when the Extension Notice is given and at the Original Maturity Date, (ii) all of the covenants of the Borrower hereunder are being complied with when the Extension Notice is given and at the Original Maturity Date, and (iii) the Borrower pays, along with the Extension Notice, an extension fee to the Administrative Agent for the account of each Lender equal to 0.25% of the then-current Commitment of such Lender.

(e)                                  Joinder by Operating Partnership.  On or prior to the Transfer Date, Rouse shall cause the Operating Partnership to execute and deliver to the Administrative Agent and the Lenders a document in which the Operating Partnership joins in the Obligations of Rouse hereunder substantially in the form of Exhibit P attached hereto and made a part hereof (the “Joinder”).

2.2                                 Principal Payments.  Any outstanding Advances (other than Competitive Bid Loans) and all other unpaid Obligations shall be paid in full by the Borrower on the Maturity Date.  Each Competitive Bid Loan shall be paid in full on the last day of the applicable Interest Period as described in Section 2.17 below.  Each Swing Line Loan shall be paid in accordance with Section 2.20 below.

2.3                                 Requests for Advances; Responsibility for Advances.  Ratable Advances shall be made available to Borrower by Administrative Agent in accordance with Section 2.1 and Section 2.11(a) hereof.  The obligation of each Lender to fund its Percentage of each ratable Advance shall be several and not joint.

2.4                                 Evidence of Credit Extensions.  The Advances of each Lender outstanding at any time (other than Competitive Bid Loans) shall be evidenced by the Notes.  Each Note executed by the Borrower shall be in a maximum principal amount equal to each Lender’s Percentage of the Aggregate Commitment.  Each Lender shall record Advances (other than Competitive Bid Loans) and principal payments thereof on the schedule attached to its Note or, at its option, in its records, and each Lender’s record thereof shall be conclusive absent manifest error.  Notwithstanding the foregoing, the failure to make, or an error in making, a notation with respect to any Advance shall not limit or otherwise affect the obligations of Borrower hereunder or under the Notes to pay the amount actually owed by Borrower to Lenders.

2.5                                 Ratable and Non-Pro Rata Loans.  Each Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to their Percentages, except for Competitive Bid Loans which may be made on a non-pro rata basis by one or more of the Lenders in accordance with Section 2.17 and Swing Line Loans which may be made on a non-pro rata basis by one or more Swing Line Lenders in accordance with Section 2.20.  The ratable Advances may be Alternate Base Rate Advances, LIBOR Advances or a combination thereof, selected by the Borrower in accordance with Sections 2.10 and 2.11.

2.6                                 LIBOR Applicable Margins.  The LIBOR Applicable Margin to be used in calculating the interest rate applicable to different types of LIBOR Advances shall vary from time to time in accordance with the Borrower’s long term senior unsecured debt ratings as shown on Exhibit A.

2.7                                 Facility Fee.  The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee (the “Facility Fee”) from the Agreement Execution Date to and including the Maturity Date, calculated on a per diem basis at the Facility Fee Rate on the amount of such Lender’s Commitment on such day, payable quarterly in arrears on the last day of each calendar quarter hereafter beginning September 30, 2003 and on the Maturity Date.

2.8                                 Other Fees.  The Borrower shall pay the fee due to the Administrative Agent in connection with Competitive Bid Loans as described in Section 2.17.  The Borrower agrees to pay all other fees payable to the Administrative Agent, the Co-Syndication Agents and the Joint Lead Arrangers pursuant to the Borrower’s prior letter agreements with them.

2.9                                 Minimum Amount of Each Advance.  Each LIBOR Advance (other than Competitive Bid Loans) shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), and each Alternate Base Rate Advance (other than Loans made for the sole purpose of repaying Swing Line Loans or Reimbursement Obligations) shall be in the minimum amount of $1,000,000 (and in multiples of $100,000 if in excess thereof), provided, however, that any Alternate Base Rate Advance may be in the amount of the unused Aggregate Commitment.

2.10                           Interest.

(a)                                  The outstanding principal balance under the Notes shall bear interest from time to time at a rate per annum equal to:

(i)                                     the Alternate Base Rate; or

(ii)                                  at the election of Borrower with respect to all or portions of the Loans (other than Swing Line Loans), the Adjusted LIBOR Rate.

(b)                                 All interest, the Facility Fee and the Facility Letter of Credit Fee shall be calculated for actual days elapsed on the basis of a 360-day year.  Interest accrued on each Alternate Base Rate Advance shall be payable in arrears on (i) the first day of each calendar month, commencing with the first such date to occur after the date hereof, and (ii) the Maturity Date or such earlier date on which such Alternate Base Rate Advance is due and payable.  Interest accrued on each LIBOR Advance shall be payable in arrears on the earliest of (i) the first day of each calendar quarter, commencing with the first such date to occur after the date hereof, (ii) the last day of the applicable LIBOR Interest Period, (iii) any date on which such LIBOR Advance is prepaid, whether by acceleration or otherwise, and (iv) the Maturity Date or such earlier date on which such LIBOR Advance is due and payable.  Interest shall not be payable for the day of any payment on the amount paid if payment is received by Administrative Agent on the date due prior to noon (Chicago time).  If any payment of principal or interest under the Notes shall become due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a payment of principal, such extension of time shall be included in computing interest due in connection with such payment; provided that for purposes of Section 10.1 hereof, any payments of principal described in this sentence shall be considered to be “due” on such next succeeding Business Day.

2.11                           Selection of Rate Options and LIBOR Interest Periods.

(a)                                  Borrower, from time to time, may select the Rate Option and, in the case of each LIBOR Advance, the commencement date (which shall be a Business Day) and the length of the LIBOR Interest Period applicable to each LIBOR Advance.  Borrower shall give Administrative Agent irrevocable notice (a “Borrowing Notice”) not later than 11:00 a.m. (Chicago time) (i) at least one Business Day prior to an Alternate Base Rate Advance (other than a Swing Line Loan), and (ii) at least three (3) Business Days prior to a ratable LIBOR Advance, specifying:

(i)                                     the Borrowing Date, which shall be a Business Day, of such Advance,

(ii)                                  the aggregate amount of such Advance,

(iii)                               the type of Advance selected, and

(iv)                              in the case of each LIBOR Advance, the LIBOR Interest Period applicable thereto.

The Borrower shall also deliver together with each Borrowing Notice the compliance certificate required in Section 5.2 and otherwise comply with the conditions set forth in Section 5.2 for Advances.  Administrative Agent shall provide each Lender by facsimile with a copy of each Borrowing Notice and compliance certificate on the same Business Day it is received.

Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans, in funds immediately available in Chicago to the Administrative Agent.  Administrative Agent will promptly make the funds so received from the Lenders available to the Borrower.

(b)                                 Administrative Agent shall, as soon as practicable after receipt of a Borrowing Notice, determine the Adjusted LIBOR Rate applicable to the requested ratable LIBOR Advance and inform Borrower and Lenders of the same.  Each determination of the Adjusted LIBOR Rate by Administrative Agent shall be conclusive and binding upon Borrower in the absence of manifest error.  Administrative Agent shall, as soon as practicable after receipt of a Borrowing Notice, determine the Alternate Base Rate applicable to the requested Alternate Base Rate Advance and inform Lenders of the same.

(c)                                  If Borrower shall prepay a LIBOR Advance other than on the last day of the LIBOR Interest Period applicable thereto, Borrower shall be responsible to pay all amounts due to Lenders as required by Section 4.4 hereof.  The Lenders shall not be obligated to match fund their LIBOR Advances.

(d)                                 As of the end of each LIBOR Interest Period selected for a ratable LIBOR Advance, the interest rate on the LIBOR Advance will become the Alternate Base Rate, unless Borrower has once again selected a LIBOR Interest Period in accordance with the timing and procedures set forth in Section 2.11(g).

(e)                                  The right of Borrower to select the Adjusted LIBOR Rate for an Advance pursuant to this Agreement is subject to the availability to Lenders of a similar option.  If Administrative Agent determines that (i) deposits of Dollars in an amount approximately equal to the LIBOR Advance for which the Borrower wishes to select the Adjusted LIBOR Rate are not generally available at such time in the London interbank Eurodollar market, or (ii) the rate at which the deposits described in subsection (i) herein are being offered will not adequately and fairly reflect the costs to Lenders of maintaining an Adjusted LIBOR Rate on an Advance or of funding the same in such market for such LIBOR Interest Period, or (iii) reasonable means do not exist for determining an Adjusted LIBOR Rate, or (iv) the Adjusted LIBOR Rate would be in excess of the maximum interest rate which Borrower may by law pay, then in any of such events, Administrative Agent shall so notify Borrower and Lenders and such Advance shall bear interest at the Alternate Base Rate.

(f)                                    In no event may Borrower elect a LIBOR Interest Period which would extend beyond the then-current Maturity Date at the time of such election.  Unless the Administrative Agent agrees thereto, in no event may Borrower have more than ten (10) different LIBOR Interest Periods for LIBOR Advances outstanding at any one time.

(g)                                 Conversion and Continuation.

(i)                                     Borrower may elect from time to time, subject to the other provisions of this Section 2.11, to convert all or any part of a ratable Advance into any other type of Advance (other than a Swing Line Loan); provided that any conversion of a ratable LIBOR Advance shall be made on, and only on, the last day of the LIBOR Interest Period applicable thereto.

(ii)                                  Alternate Base Rate Advances (other than Swing Line Loans) shall continue as Alternate Base Rate Advances unless and until such Alternate Base Rate Advances are converted into ratable LIBOR Advances pursuant to a Conversion/Continuation Notice from Borrower in accordance with Section 2.11(g)(iv).  Ratable LIBOR Advances shall continue until the end of the then applicable LIBOR Interest Period therefor, at which time each such LIBOR Advance shall be automatically converted into an Alternate Base Rate Advance unless the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice in accordance with Section 2.11(g)(iv) requesting that, at the end of such LIBOR Interest Period, such LIBOR Advance continue as a ratable LIBOR Advance for the same or another LIBOR Interest Period.

(iii)                               Notwithstanding anything to the contrary contained in Sections 2.11(g)(i) or (g)(ii), no Advance may be converted into a LIBOR Advance or continued as a LIBOR Advance (except with the consent of the

Majority Lenders) when any Monetary Default or Event of Default has occurred and is continuing.

(iv)                              The Borrower shall give the Administrative Agent irrevocable notice (a “Conversion/Continuation Notice”) of each conversion of an Advance or continuation of a LIBOR Advance not later than 11:00 a.m. (Chicago time) on the Business Day immediately preceding the date of the requested conversion, in the case of a conversion into an Alternate Base Rate Advance, or 11:00 a.m. (Chicago time) at least three (3) Business Days prior to the date of the requested conversion or continuation, in the case of a conversion into or continuation of a ratable LIBOR Advance, specifying:  (1) the requested date (which shall be a Business Day) of such conversion or continuation; (2) the amount and type of the Advance to be converted or continued; and (3) the amounts and type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a ratable LIBOR Advance, the duration of the LIBOR Interest Period applicable thereto.

2.12                           Method of Payment.  All payments of the Obligations hereunder shall be made, without set-off, deduction, or counterclaim, in immediately available funds to Administrative Agent at Administrative Agent’s address specified herein, or at any other Lending Installation of Administrative Agent specified in writing by Administrative Agent to Borrower, by noon (local time) on the date when due and if on account of ratable Obligations, shall be applied ratably by Administrative Agent among the Lenders.  All payments received by the Administrative Agent from the Borrower for the account of the Lenders shall be disbursed to the applicable Lenders no later than the next Business Day following the day such payment is received in good funds by the Administrative Agent.  If payments received by the Administrative Agent from the Borrower are not disbursed to the applicable Lenders the same day as they are received, such funds shall be invested overnight by the Administrative Agent at the Federal Funds Effective Rate and each Lender will receive its Percentage of any interest so earned.  The Lenders acknowledge that the Administrative Agent does not guarantee any particular level of return on the overnight funds and that the Administrative Agent will invest such funds as it deems prudent from time to time.

2.13                           Default.  During the continuance of a Monetary Default or an Event of Default, at the election of the Majority Lenders, by notice to Borrower, outstanding Advances shall bear interest at the applicable Default Rates until such Monetary Default or Event of Default ceases to exist or the Obligations are paid in full.

2.14                           Lending Installations.  Each Lender may book its Advances at any Lending Installation selected by such Lender and may change its Lending Installation from time to time.  All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation.  Each Lender may, by written, telecopy or telex notice to the Administrative Agent and Borrower, designate a Lending Installation by which Advances will be made by it and to which payments shall be made.

2.15                           Non-Receipt of Funds by Administrative Agent.  Unless Borrower or a Lender, as the case may be, notifies Administrative Agent prior to the date on which it is scheduled to make payment to Administrative Agent of (i) in the case of a Lender, its portion of an Advance, or

(ii) in the case of Borrower, principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, Administrative Agent may assume that such payment has been made.  Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption.  If such Lender or Borrower, as the case may be, has not in fact made such payment to Administrative Agent, the recipient of such payment shall, on demand by Administrative Agent, repay to Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by Administrative Agent until the date Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate (as determined by Administrative Agent) for such day or (ii) in the case of payment by Borrower, the interest rate applicable to the relevant Advance.

2.16                           Application of Moneys Received.  All moneys collected or received by the Administrative Agent on account of the Facility directly or indirectly, shall be applied in the following order of priority:

(i)                                     to the payment of all reasonable costs incurred in the collection of such moneys of which the Administrative Agent shall have given notice to the Borrower;

(ii)                                  to the reimbursement of any yield protection due to any of the Lenders in accordance with Section 4.1;

(iii)                               to the payment of any fee due pursuant to Section 3.8(b) in connection with the issuance of a Facility Letter of Credit to an Issuing Bank, to the payment of the Facility Fee and Facility Letter of Credit Fee to the Lenders, if then due, and to the payment of all fees to the Administrative Agent and Competitive Bid Option Agent, on a pro rata basis;

(iv)                              first to interest until paid in full and then to principal for all Swing Line Lenders (other than Defaulting Lenders) with respect to Swing Line Loans until such Swing Line Loans are paid in full, on a pro rata basis in accordance with the percentage of total outstanding Swing Line Loans made by each Swing Line Lender;

(v)                                 first to interest until paid in full and then to principal for all Lenders (other than Defaulting Lenders) with respect to Senior Loans until such Senior Loans are paid in full, on a pro rata basis in accordance with the respective Percentages of the Lenders unless an Event of Default exists or, if an Event of Default exists, on a pro rata basis in accordance with the respective Funded Percentages of such Lenders;

(vi)                              first to interest until paid in full and then to principal for all Lenders (a) as allocated by the Borrower (unless an Event of Default exists) between Competitive Bid Loans and ratable Advances (the amount allocated to ratable Advances to be distributed on a pro rata basis in accordance with the respective Percentages of the Lenders) or (b) if an Event of Default exists, on a pro rata basis in accordance with the respective Funded Percentages of the Lenders; and

(vii)                           any other sums due to the Administrative Agent or any Lender under any of the Loan Documents.

2.17                           Competitive Bid Loans.

(a)                                  Competitive Bid Option.  In addition to ratable Advances pursuant to Section 2.5, but subject to the terms and conditions of this Agreement (including, without limitation the limitation set forth in Section 2.1 as to the maximum Allocated Facility Amount), the Borrower may, as set forth in this Section 2.17, request the Lenders, prior to the Maturity Date, to make offers to make Competitive Bid Loans to the Borrower.  Each Lender may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.17.  Competitive Bid Loans shall be evidenced by the Competitive Bid Notes.

(b)                                 Competitive Bid Quote Request.  When the Borrower wishes to request offers to make Competitive Bid Loans under this Section 2.17, it shall transmit to the Competitive Bid Option Agent by telecopy a Competitive Bid Quote Request substantially in the form of Exhibit C-1 hereto so as to be received no later than (i) 10:00 a.m. (Chicago time) at least four (4) Business Days prior to the Borrowing Date proposed therein, in the case of a request for a Competitive LIBOR Margin or (ii) 9:00 a.m. (Chicago time) at least one Business Day prior to the Borrowing Date proposed therein, in the case of a request for an Absolute Rate specifying:

(i)                                     the proposed Borrowing Date for the proposed Competitive Bid Loan,

(ii)                                  the requested aggregate principal amount of such Competitive Bid Loan,

(iii)                               whether the Competitive Bid Quotes requested are to set forth a Competitive LIBOR Margin or an Absolute Rate, or both, and

(iv)                              the LIBOR Interest Period, if a Competitive LIBOR Margin is requested, or the Absolute Interest Period, if an Absolute Rate is requested.

The Borrower may request offers to make Competitive Bid Loans for more than one (but not more than five) Interest Period in a single Competitive Bid Quote Request.  No Competitive Bid Quote Request shall be given if two (2) other Competitive Bid Quote Requests have already been made during the preceding 30 days.  A Competitive Bid Quote Request that does not conform substantially to the form of Exhibit C-1 hereto shall be rejected, and the Competitive Bid Option Agent shall promptly notify the Borrower of such rejection by telecopy.

(c)                                  Invitation for Competitive Bid Quotes.  Promptly after receipt (and in any event before the close of business on the same Business Day) of a Competitive Bid Quote

Request that is not rejected pursuant to Section 2.17(b), the Competitive Bid Option Agent shall send to each of the Lenders by telecopy an Invitation for Competitive Bid Quotes substantially in the form of Exhibit C-2 hereto, which shall constitute an invitation by the Borrower to each Lender to submit Competitive Bid Quotes offering to make the Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with this Section 2.17.

(d)                                 Submission and Contents of Competitive Bid Quotes.

(i)                                     Each Lender may, in its sole discretion, submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes.  Each Competitive Bid Quote must comply with the requirements of this Section 2.17(d) and must be submitted to the Competitive Bid Option Agent by telex or telecopy at its offices not later than (a) 2:00 p.m. (Chicago time) at least four (4) Business Days prior to the proposed Borrowing Date, in the case of a request for a Competitive LIBOR Margin or (b) 9:00 a.m. (Chicago time) on the proposed Borrowing Date, in the case of a request for an Absolute Rate (or, in either case upon reasonable prior notice to the Lenders, such other time and date as the Borrower and the Competitive Bid Option Agent may agree); provided that Competitive Bid Quotes submitted by Bank One may only be submitted if Bank One notifies the Borrower of the terms of the offer or offers contained therein no later than 30 minutes prior to the latest time at which the relevant Competitive Bid Quotes must be submitted by the other Lenders.  Subject to the Borrower’s compliance with all other conditions to disbursement herein, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Competitive Bid Option Agent given on the instructions of the Borrower.

(ii)                                  Each Competitive Bid Quote shall be in substantially the form of Exhibit C-3 hereto and shall in any case specify:

(a)                                  the proposed Borrowing Date and the proposed Interest Period, which shall be the same as that set forth in the applicable Invitation for Competitive Bid Quotes,

(b)                                 the principal amount of the Competitive Bid Loan for which each such offer is being made, which principal amount (1) may be greater than, less than or equal to the Commitment of the quoting Lender, (2) must be at least $10,000,000 and an integral multiple of $1,000,000, and (3) may not exceed the principal amount of Competitive Bid Loans for which offers are requested,

(c)                                  as applicable, the Competitive LIBOR Margin and Absolute Rate offered for each such Competitive Bid Loan, and

(d)                                 the identity of the quoting Lender.

(iii)                               The Competitive Bid Option Agent shall reject any Competitive Bid Quote that:

(a)                                  is not substantially in the form of Exhibit C-3 hereto or does not specify all of the information required by Section 2.17(d)(ii),

(b)                                 contains a minimum amount or other qualifying, conditional or similar language, other than any such language contained in Exhibit C-3 hereto,

(c)                                  proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bid Quotes, or

(d)                                 arrives after the time set forth in Section 2.17(d)(i).

If any Competitive Bid Quote shall be rejected pursuant to this Section 2.17(d)(iii), then the Competitive Bid Option Agent shall notify the relevant Lender of such rejection as soon as practical.

(e)                                  Notice to Borrower.  The Competitive Bid Option Agent shall promptly notify the Borrower of the terms (i) of any Competitive Bid Quote submitted by a Lender that is in accordance with Section 2.17(d) and (ii) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Lender with respect to the same Competitive Bid Quote Request.  Any such subsequent Competitive Bid Quote shall be disregarded by the Competitive Bid Option Agent unless such subsequent Competitive Bid Quote specifically states that it is submitted solely to correct a manifest error in such former Competitive Bid Quote.  The Competitive Bid Option Agent’s notice to the Borrower shall specify the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request and the respective principal amounts and Competitive LIBOR Margins or Absolute Rate, as the case may be, so offered.

(f)                                    Acceptance and Notice by Borrower.  Not later than (i) 10:00 a.m. (Chicago time) at least three (3) Business Days prior to the proposed Borrowing Date in the case of a request for a Competitive LIBOR Margin or (ii) 10:00 a.m. (Chicago time) on the proposed Borrowing Date, in the case of a request for an Absolute Rate (or, in either case upon reasonable prior notice to the Lenders, such other time and date as the Borrower and the Competitive Bid Option Agent may agree), the Borrower shall notify the Competitive Bid Option Agent of its acceptance or rejection of the offers so notified to it pursuant to Section 2.17(e); provided, however, that the failure by the Borrower to give such notice to the Competitive Bid Option Agent shall be deemed to be a rejection of all such offers.  In the case of acceptance, such notice (a “Competitive Bid Borrowing Notice”) shall specify the aggregate principal amount of offers for each Interest Period that are accepted.  The Borrower may accept any Competitive Bid Quote in whole or in part (subject to the terms of Section 2.17(d)(iii)), provided that:

(i)                                     the aggregate principal amount of all Competitive Bid Loans to be disbursed on a given Borrowing Date may not exceed the applicable amount set forth in the related Competitive Bid Quote Request,

(ii)                                  acceptance of offers may only be made on the basis of ascending Competitive LIBOR Margins or Absolute Rates, as the case may be, and

(iii)                               the Borrower may not accept any offer that is described in Section 2.17(d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

(g)                                 Allocation by Administrative Agent.  If offers are made by two (2) or more Lenders with the same Competitive LIBOR Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Competitive Bid Option Agent among such Lenders as nearly as possible (in such multiples, not greater than $1,000,000, as the Competitive Bid Option Agent may deem appropriate) in proportion to the aggregate principal amount of such offers.  Allocations by the Competitive Bid Option Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error.  The Competitive Bid Option Agent shall promptly, but in any event on the same Business Day, notify the Administrative Agent and each Lender of its receipt of a Competitive Bid Borrowing Notice and the principal amounts of the Competitive Bid Loans allocated to each participating Lender.

(h)                                 Administration Fee.  The Borrower hereby agrees to pay to the Competitive Bid Option Agent an administration fee in an amount agreed to by the Borrower and the Competitive Bid Option Agent from time to time for each Competitive Bid Quote Request transmitted by the Borrower to the Competitive Bid Option Agent pursuant to Section 2.17(b).  Such administration fee shall be payable monthly in arrears on the first Business Day of each month and on the Maturity Date (or such earlier date on which the Aggregate Commitment shall terminate or be cancelled) for any period then ending for which such fee, if any, shall not have been theretofore paid.

(i)                                     Other Terms.  Any Competitive Bid Loan shall not reduce the Commitment of the Lender making such Competitive Bid Loan, and each such Lender shall continue to be obligated to fund its Percentage of all pro rata Advances under the Facility.  In no event shall the aggregate amount of all Competitive Bid Loans at any time exceed fifty percent (50%) of the then Aggregate Commitment.  Competitive Bid Loans may not be continued and, if not repaid at the end of the Interest Period applicable thereto, shall (subject to the conditions set forth in this Agreement) be replaced by new Competitive Bid Loans made in accordance with this Section 2.17 or by ratable Advances in accordance with Section 2.11.

2.18                           Voluntary Reduction of Aggregate Commitment Amount.  Upon at least three (3) Business Days prior irrevocable written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent, Borrower shall have the right, without premium or penalty, to terminate the Aggregate Commitment in whole or in part provided that (a) Borrower may not reduce the Aggregate Commitment below the Allocated Facility Amount at the time of such requested reduction, and (b) any such partial termination shall be in the minimum aggregate amount of Fifty Million Dollars ($50,000,000.00) or any integral multiple of Fifty Million Dollars ($50,000,000.00) in excess thereof.  Any partial termination of the Aggregate Commitment shall be applied pro rata to each Lender’s Commitment.

2.19                           The Pledge.  The Borrower and The Hughes Corporation have executed and delivered the Reaffirmation of Pledge Agreement in the form of Exhibit M attached hereto to the

Lenders and delivered the Pledged Stock to the Administrative Agent for the purpose of providing further security for the full payment and performance of all of the Obligations.  The Pledge shall remain in full force and effect until such time as the “Limitation End Date” (as defined in Paragraph 1 of the Limited Guaranty) has occurred and the Limited Guarantors have become fully liable under the Limited Guaranty.  At the request of the Administrative Agent made after the Limitation End Date has occurred, the Lenders shall, at the Borrower’s sole cost and expense, execute and deliver to the Borrower an instrument terminating and releasing the Pledge, and the Administrative Agent shall deliver to the Borrower all of the Pledged Stock.

2.20                           Swing Line Loans.

2.20.1                  Amount of Swing Line Loans.  Upon the satisfaction of the conditions precedent set forth in Section 5.2 and, if such Swing Line Loan is to be made on the date of the initial Advance hereunder, the satisfaction of the conditions precedent set forth in Section 5.1 as well, from and including the date of this Agreement and prior to the Maturity Date, each Swing Line Lender agrees, on the terms and conditions set forth in this Agreement, to make Swing Line Loans to the Borrower from time to time in an aggregate principal amount not to exceed, when aggregated with all other outstanding Swing Line Loans, the Swing Line Commitment, provided that the Allocated Facility Amount shall not at any time exceed the Aggregate Commitment, provided further that at no time shall the sum of (i) a Swing Line Lender’s outstanding Loans which are not Swing Line Loans, plus (ii) such Swing Line Lender’s Percentage of all Swing Line Loans made by such Swing Line Lender or by any other Swing Line Lender, plus (iii) all then-current Facility Letter of Credit Obligations of such Swing Line Lender, exceed such Swing Line Lender’s Commitment at such time; and provided further that at no time shall the sum of  (i) all Swing Line Loans then outstanding made by Manufacturers and Traders Trust Company, plus (ii) such Lender’s Percentage of all other Advances (excluding Competitive Bid Loans), plus (iii) such Lender’s Percentage of all Swing Line Loans then outstanding made by Lenders other than such Lender, plus (iv) all then-current Facility Letter of Credit Obligations of such Lender, exceed Manufacturers and Traders Trust Company’s Commitment at such time.  Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Swing Line Loans at any time prior to the Maturity Date.

2.20.2                  Borrowing Notice.  The Borrower shall deliver to the Administrative Agent and whichever Swing Line Lender Borrower has elected to borrow from an irrevocable notice (a “Swing Line Borrowing Notice”) not later than 1:00 p.m. (Chicago time) on the Borrowing Date of each Swing Line Loan, specifying (i) the applicable Borrowing Date (which date shall be a Business Day), and (ii) the aggregate amount of the requested Swing Line Loan which shall be an amount that is a multiple of $100,000 and not less than $1,000,000.  The Swing Line Loans shall bear interest at the Alternate Base Rate.  Not later than 2:00 p.m. (Chicago time) on the Borrowing Date of each Swing Line Loan, (i) if the making of such Swing Line Loan will result in a violation of Section 2.20.1 of this Agreement, the Administrative Agent shall inform such Swing Line Lender of such violation and (ii) if the requested Swing Line Loan will not result in any such violation, the Administrative Agent shall determine the Alternate Base Rate applicable to the requested Alternate Base Rate Advance and inform such Swing Line Lender of the same.

2.20.3                  Making of Swing Line Loans.  Not later than 3:00 p.m. (Chicago time) on the applicable Borrowing Date, the applicable Swing Line Lender shall make available the Swing Line Loan, in funds immediately available in Chicago, to the Administrative Agent at its address specified pursuant to Article XV.  The Administrative Agent will promptly make the funds so received from the applicable Swing Line Lender available to the Borrower on the Borrowing Date at the Administrative Agent’s aforesaid address.

2.20.4                  Repayment of Swing Line Loans.  Each Swing Line Loan shall be paid in full by the Borrower on or before the fifth (5th) Business Day after the Borrowing Date for such Swing Line Loan.  If Borrower does not so repay any such Swing Line Loan on or before such fifth (5th) Business Day, then on or after the sixth (6th) Business Day after the Borrowing Date of any such Swing Line Loan, the applicable Swing Line Lender may deliver written notice to the Administrative Agent stating that the Administrative Agent must require each Lender (including such Swing Line Lender) to make a Loan in the amount of such Lender’s Percentage of such Swing Line Loan (including, without limitation, any interest accrued and unpaid thereon), for the purpose of repaying such Swing Line Loan.  If the Administrative Agent receives any such notice prior to 1:00 p.m. (Chicago time) on any Business Day, then prior to the end of such Business Day (Chicago time), it shall notify the Lenders that the Lenders must make such Loans.  Not later than noon (Chicago time) on the date of the next Business Day following the date of any such notice received pursuant to this Section 2.20.4, each Lender shall make available its required Loan, in funds immediately available in Chicago to the Administrative Agent at its address specified pursuant to Article XV.  Such Loans to repay Swing Line Loans made pursuant to this Section 2.20.4 shall initially be Alternate Base Rate Advances and thereafter may be continued as Alternate Base Rate Advances or converted into LIBOR Advances in the manner provided in Section 2.11 and subject to the other conditions and limitations set forth in this Article II.  Unless a Lender shall have notified a Swing Line Lender and the Administrative Agent, at least one Business Day prior to its making any particular Swing Line Loan, that any applicable condition precedent set forth in Section 5.1 or 5.2 had not then been satisfied, such Lender’s obligation to make Loans pursuant to this Section 2.20.4 to repay such Swing Line Loan shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Administrative Agent, such Swing Line Lender or any other Person, (b) the occurrence or continuance of a Default or Event of Default, or (c) any adverse change in the condition (financial or otherwise) of the Borrower or the Guarantors.  In the event that any Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.20.4, the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied.  In addition to the foregoing, if for any reason any Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.20.4, such Lender shall be deemed, at the option of the Administrative Agent, to have unconditionally and irrevocably purchased from the applicable Swing Line Lender, without recourse or warranty, an undivided interest and participation in the applicable Swing Line Loan in the amount of such Loan, and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received.  On the Maturity Date, the Borrower shall repay in full the outstanding principal balance of any Swing Line Loans then outstanding.

ARTICLE III.

THE LETTER OF CREDIT SUBFACILITY

3.1                                 Obligation to Issue.  Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower and the Guarantors herein set forth, Bank One hereby agrees, and any other of the Lenders that expressly elects in writing to do so may hereafter agree, to issue for the account of Borrower, as an “Issuing Bank”, one or more Facility Letters of Credit in accordance with this Article III, from time to time during the period commencing on the Agreement Execution Date and ending on a date one Business Day prior to the Maturity Date.  The Borrower may select any one of the Issuing Banks to be the Issuing Bank with respect to one or more Facility Letters of Credit.  The Initial Facility Letters of Credit previously issued for the benefit of Borrower by Bank One, one of the Lenders, are hereby acknowledged to be Facility Letters of Credit properly issued hereunder as the Agreement Execution Date by an Issuing Bank entitled to all the rights and benefits hereunder (other than payment of an Issuance Fee) and with respect to which each Lender will receive Facility Letter of Credit Fees while such Facility Letters of Credit remain outstanding and the Borrower will pay all Reimbursement Obligations related thereto.

3.2                                 Types and Amounts. The Issuing Bank shall not have any obligation to:

(i)                                     issue any Facility Letter of Credit if the aggregate maximum amount then available for drawing under Letters of Credit issued by such Issuing Bank, after giving effect to the Facility Letter of Credit requested hereunder, shall exceed any “loans-to-a-single-borrower” or other lending limit imposed by law or regulation upon such Issuing Bank;

(ii)                                  issue any Facility Letter of Credit if, after giving effect thereto, either (1) the then applicable Allocated Facility Amount would exceed the then current Aggregate Commitment, or (2) the Facility Letter of Credit Obligations would exceed $25,000,000; or

(iii)                               issue any Facility Letter of Credit having an expiration date, or containing an automatic extension provision to extend such date, to a date which is after the Business Day immediately preceding the Maturity Date.

3.3                                 Conditions. In addition to being subject to the satisfaction of the conditions contained in Article V hereof, the obligation of an Issuing Bank to issue any Facility Letter of Credit is subject to the satisfaction in full of the following conditions:

(i)                                     the Borrower shall have delivered to such Issuing Bank at such times and in such manner as such Issuing Bank may reasonably prescribe such documents and materials as may be reasonably required pursuant to the terms of the proposed Facility Letter of Credit (it being understood that if any inconsistency exists between such documents and the Loan Documents, the terms of the Loan Documents shall control) and the proposed Facility Letter of Credit shall be reasonably satisfactory to such Issuing Bank as to form and content;

(ii)                                  as of the date of issuance, no order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain such Issuing Bank from issuing the requested Facility Letter of Credit and no law, rule or regulation applicable to such Issuing Bank and no request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Bank shall prohibit or request that such Issuing Bank refrain from the issuance of Letters of Credit generally or the issuance of the requested Facility Letter or Credit in particular; and

(iii)                               there shall not exist any Default or Event of Default.

3.4                                 Procedure for Issuance of Facility Letters of Credit.

(a)                                  Borrower shall give the Issuing Bank it selects and the Administrative Agent at least two (2) Business Days’ prior written notice of any requested issuance of a Facility Letter of Credit under this Agreement (a “Letter of Credit Request”), a copy of which shall be sent immediately to all Lenders (except that, in lieu of such written notice, the Borrower may give such Issuing Bank and the Administrative Agent telephonic notice of such request if confirmed in writing by delivery to such Issuing Bank and the Administrative Agent (i) immediately (A) of a telecopy of the written notice required hereunder which has been signed by an authorized officer, or (B) of a telex containing all information required to be contained in such written notice and (ii) promptly (but in no event later than the requested date of issuance) of the written notice required hereunder containing the original signature of an authorized officer); such notice shall be irrevocable and shall specify:

(1)                                  the stated amount of the Facility Letter of Credit requested (which stated amount shall not be less than $50,000);

(2)                                  the effective date (which day shall be a Business Day) of issuance of such requested Facility Letter of Credit (the “Issuance Date”);

(3)                                  the date on which such requested Facility Letter of Credit is to expire;

(4)                                  the purpose for which such Facility Letter of Credit is to be issued;

(5)                                  the Person for whose benefit the requested Facility Letter of Credit is to be issued; and

(6)                                  any special language required to be included in the Facility Letter of Credit.

At the time such request is made, the Borrower shall also provide the Administrative Agent and such Issuing Bank with a copy of the form of the Facility Letter of Credit that the Borrower is requesting be issued.  Such notice, to be effective, must be received by such Issuing Bank and the Administrative Agent not later than 2:00 p.m. (Chicago time) on the last Business Day on which notice can be given under this Section 3.4(a).

(b)                                 Subject to the terms and conditions of this Article III and provided that the applicable conditions set forth in Article V hereof have been satisfied, such Issuing Bank shall, on the Issuance Date, issue a Facility Letter of Credit on behalf of the Borrower in accordance with the Letter of Credit Request and such Issuing Bank’s usual and customary business practices unless such Issuing Bank has actually received (i) written notice from the Borrower specifically revoking the Letter of Credit Request with respect to such Facility Letter of Credit, (ii) written notice from a Lender, which complies with the provisions of Section 3.6(a), or (iii) written or telephonic notice from the Administrative Agent stating that the issuance of such Facility Letter of Credit would violate Section 3.2.

(c)                                  Such Issuing Bank shall give the Administrative Agent (who shall promptly notify Lenders) and the Borrower written or telex notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Facility Letter of Credit (the “Issuance Notice”).

(d)                                 Such Issuing Bank shall not extend or amend any Facility Letter of Credit unless the requirements of this Section 3.4 are met as though a new Facility Letter of Credit was being requested and issued.

3.5                                 Reimbursement Obligations; Duties of Issuing Bank.

(a)                                  An Issuing Bank shall promptly notify the Borrower and the Administrative Agent (who shall promptly notify Lenders) of any draw under a Facility Letter of Credit issued by such Issuing Bank.  Any such draw shall constitute an Advance of the Facility in the amount of the Reimbursement Obligation with respect to such Facility Letter of Credit and shall bear interest from the date of the relevant drawing(s) under the pertinent Facility Letter of Credit at the Alternate Base Rate unless a different rate is selected by Borrower in accordance with Section 2.11 hereof; provided that if a Monetary Default or an Event of Default exists at the time of any such drawing(s), then the Borrower shall reimburse an Issuing Bank for drawings under any Facility Letter of Credit issued by such Issuing Bank no later than the next succeeding Business Day after the payment by such Issuing Bank and until repaid such Reimbursement Obligation shall bear interest at the Default Rate.

(b)                                 Any action taken or omitted to be taken by an Issuing Bank under or in connection with any Facility Letter of Credit, if taken or omitted in the absence of willful misconduct or gross negligence, shall not put such Issuing Bank under any resulting liability to any Lender or, provided that such Issuing Bank has complied with the procedures specified in Section 3.4 and such Lender has not given a notice contemplated by Section 3.6(a) that continues in full force and effect, relieve that Lender of its obligations hereunder to such Issuing Bank. In determining whether to pay under any Facility Letter of Credit, an Issuing Bank shall have no obligation relative to the Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered in compliance, and that they appear to comply on their face, with the requirements of such Letter of Credit.

3.6                                 Participation.

(a)                                  Immediately upon issuance by an Issuing Bank of any Facility Letter of Credit in accordance with the procedures set forth in Section 3.4, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from such Issuing Bank, without recourse, representation or warranty except as expressly provided for herein, an undivided interest and participation equal to such Lender’s Percentage in such Facility Letter of Credit (including, without limitation, all unreimbursed disbursements under such Facility Letter of Credit) and all related rights hereunder and under the Guaranty and other Loan Documents; provided that a Letter of Credit issued by an Issuing Bank shall not be deemed to be a Facility Letter of Credit for purposes of this Section 3.6 if such Issuing Bank shall have received written notice from any Lender on or before the Business Day prior to the date of its issuance of such Letter of Credit that one or more of the conditions contained in Section 5.2 is not then satisfied, and in the event such Issuing Bank receives such a notice it shall have no further obligation to issue any Facility Letter of Credit until such notice is withdrawn by that Lender or such Issuing Bank receives a notice from the Administrative Agent that such condition has been effectively waived in accordance with the provisions of this Agreement.  Each Lender’s obligation to make further Loans to Borrower (other than any payments such Lender is required to make under subparagraph (b) below) or to purchase an interest from any Issuing Bank in any subsequent letters of credit issued by such Issuing Bank on behalf of Borrower shall be reduced by an amount equal to such Lender’s Percentage of each Facility Letter of Credit outstanding.

(b)                                 In the event that an Issuing Bank makes any payment under any Facility Letter of Credit and the Borrower shall not have repaid such amount to such Issuing Bank pursuant to Section 3.7 hereof, such Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuing Bank the amount of such Lender’s Percentage of the unreimbursed amount of such payment, and the Administrative Agent shall promptly pay such amount to such Issuing Bank.  A Lender’s payments of its Percentage of such unreimbursed disbursement as aforesaid shall be deemed to be a Loan by such Lender and shall constitute outstanding principal under such Lender’s Note.  The failure of any Lender to make available to the Administrative Agent for the account of such Issuing Bank its Percentage of the unreimbursed amount of any such payment shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Bank its Percentage of the unreimbursed amount of any payment on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent its Percentage of the unreimbursed amount of any payment on the date such payment is to be made.  Any Lender which fails to make any payment required pursuant to this Section 3.6(b) shall be deemed to be a Defaulting Lender hereunder.  In the event that any Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the federal Bankruptcy Code with respect to the Borrower), then each Lender shall forthwith purchase (as of the date such borrowing would otherwise have occurred) from such Issuing Bank a participation interest in the unreimbursed disbursement in an amount equal to such Lender’s Percentage thereof.

(c)                                  Whenever an Issuing Bank receives a payment on account of a Reimbursement Obligation, including any interest thereon, such Issuing Bank shall promptly pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Lender which has funded its participating interest therein, in immediately available funds, an amount equal to such Lender’s Percentage thereof.

(d)                                 Upon the request of the Administrative Agent or any Lender, any Issuing Bank shall furnish to such Administrative Agent or Lender copies of any Facility Letter of Credit to which such Issuing Bank is party and such other documentation as may reasonably be requested by the Administrative Agent or Lender.

(e)                                  The obligations of a Lender to make payments to the Administrative Agent for the account of an Issuing Bank with respect to a Facility Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, set-off, qualification or exception whatsoever other than a failure of any such Issuing Bank to comply with the terms of this Agreement relating to the issuance of such Facility Letter of Credit, and such payments shall be made in accordance with the terms and conditions of this Agreement under all circumstances.

3.7                                 Payment of Reimbursement Obligations.

(a)                                  The Borrower agrees to pay to the Administrative Agent for the account of any Issuing Bank the amount of all Advances for Reimbursement Obligations, (as described in Section 3.5(a)), interest and other amounts payable to such Issuing Bank under or in connection with any Facility Letter of Credit issued by such Issuing Bank when due, irrespective of any claim, set-off, defense or other right which the Borrower may have at any time against any Issuing Bank or any other Person, under all circumstances, including without limitation any of the following circumstances:

(i)                                     any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

(ii)                                  the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Facility Letter of Credit or any transferee of any Facility Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Issuing Bank, any Lender, or any other Person, whether in connection with this Agreement, any Facility Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower and the beneficiary named in any Facility Letter of Credit);

(iii)                               any draft, certificate or any other document presented under the Facility Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect of any statement therein being untrue or inaccurate in any respect;

(iv)                              the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

(v)                                 the occurrence of any Default or Event of Default.

(b)                                 In the event any payment by the Borrower received by an Issuing Bank or the Administrative Agent with respect to a Facility Letter of Credit and distributed by the

Administrative Agent to the Lenders on account of their participations is thereafter set aside, avoided or recovered from the Administrative Agent or such Issuing Bank in connection with any receivership, liquidation, reorganization or bankruptcy proceeding, each Lender which received such distribution shall, upon demand by the Administrative Agent, contribute such Lender’s Percentage of the amount set aside, avoided or recovered together with interest at the rate required to be paid by such Issuing Bank or the Administrative Agent upon the amount required to be repaid by such Issuing Bank or the Administrative Agent.

3.8                                 Compensation for Facility Letters of Credit.

(a)                                  The Borrower shall pay to the Administrative Agent, for the ratable account of the Lenders (including any Issuing Bank with respect to such Facility Letter of Credit), based upon the Lenders’ respective Percentages, a per annum fee (the “Facility Letter of Credit Fee”) with respect to each Facility Letter of Credit that is equal to the LIBOR Applicable Margin in effect from time to time times the amount of such Facility Letters of Credit from time to time.  The Facility Letter of Credit Fee relating to any Facility Letter of Credit shall be due and payable in arrears on the first Business Day of each calendar quarter following the issuance of any Facility Letter of Credit and, to the extent any such fees are then due and unpaid, on the Maturity Date.  The Administrative Agent shall promptly remit such Facility Letter of Credit Fees, when paid, to the other Lenders in accordance with their Percentages thereof.  The Borrower shall not have any liability to any Lender for the failure of the Administrative Agent to promptly deliver funds to any such Lender and shall be deemed to have made all such payments on the date the respective payment is made by the Borrower to the Administrative Agent, provided such payment is received by the time specified in Section 2.12 hereof.

(b)                                 The Borrower shall pay to an Issuing Bank solely for such Issuing Bank’s own account an issuance fee (the “Issuance Fee”) with respect to each Facility Letter of Credit issued by such Issuing Bank that is equal to the product of (i) 0.10% per annum, (ii) the face amount of such Facility Letter of Credit and (iii) the number of years and/or partial years that such Facility Letter of Credit is outstanding expressed as a decimal.  The Issuance Fee relating to the period from the issuance of any Facility Letter of Credit to any stated expiration date thereof shall be due and payable upon the issuance of such Facility Letter of Credit and an additional Issuance Fee shall be due and payable upon the Effective Date of any stated extension period thereof.  The Issuing Bank shall also be entitled to receive its reasonable out-of-pocket costs and the Issuing Bank’s standard charges of issuing, amending and servicing its Facility Letters of Credit and processing draws thereunder.

3.9                                 Letter of Credit Collateral Account.  The Borrower hereby agrees that it will, until the Maturity Date, maintain a special collateral account (the “Letter of Credit Collateral Account”) at the Administrative Agent’s office at the address specified pursuant to Article XV, in the name of the Borrower but under the sole dominion and control of the Administrative Agent, for the benefit of the Lenders, and in which the Borrower shall have no interest other than as set forth in Section 11.1.  In addition to the foregoing, the Borrower hereby grants to the Administrative Agent, for the benefit of the Lenders, a security interest in and to the Letter of Credit Collateral Account and any funds that may hereafter be on deposit in such account, including income earned thereon and proceeds thereof.  The Lenders acknowledge and agree that the Borrower has no obligation to fund the Letter of Credit Collateral Account unless and until so required under Section 11.1 hereof.

ARTICLE IV.

CHANGE IN CIRCUMSTANCES

4.1                                 Yield Protection.  If the adoption of or change in any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of any Lender therewith,

(i)                                     subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from Borrower (excluding federal and state taxation of the overall net income of any Lender or applicable Lending Installation), or changes the basis of such taxation of payments to any Lender in respect of its Advances, its interest in the Facility Letters of Credit or other amounts due it hereunder, or

(ii)                                  imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to LIBOR Advances), or

(iii)                               imposes any other condition, and the result is to increase the cost of any Lender or any applicable Lending Installation of making, funding or maintaining loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of loans held, Facility Letters of Credit issued or participated in or interest received by it, by an amount deemed material by such Lender, then, within fifteen (15) days of demand by such Lender, Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Advances and its Commitment.

4.2                                 Changes in Capital Adequacy Regulations.  If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporate entity controlling such Lender is increased as a result of a Change (as defined below), then, within fifteen (15) days of demand by such Lender, Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Advances, its interest in the Facility Letters of Credit, or its obligation to make Advances hereunder or participate in or issue Facility Letters of Credit hereunder (after taking into account such Lender’s policies as to capital adequacy).  “Change” means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines (as defined below) or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender.  “Risk-Based Capital Guidelines” means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled “International Convergence of Capital Measurements and Capital Standards”, including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

4.3                                 Suspension of LIBOR Advances.  If prior to the first day of any Interest Period, (a) the Administrative Agent shall have received notice from any Lender that such Lender has determined that maintenance of any of its LIBOR Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive of any Governmental Authority having jurisdiction; (b) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted LIBOR Rate for such Interest Period; (c) the Administrative Agent shall have received notice from the Majority Lenders that the Adjusted LIBOR Rate determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Advances during such Interest Period; (d) the Administrative Agent shall have received notice from the Majority Lenders that such Lenders are unable to acquire funding in a reasonable manner so as to make available LIBOR Advances in the amount and for the Interest Period requested, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter.  If such notice is given (x) any LIBOR Advances requested to be made on the first day of such Interest Period shall be made as Alternate Base Rate Advances, (y) any Advances that were to have been converted on the first day of such Interest Period to LIBOR Advances shall be continued as Alternate Base Rate Advances and (z) any outstanding LIBOR Advances shall be converted, on the last day of the then-current Interest Period, to Alternate Base Rate Advances.  Until such notice has been withdrawn by the Administrative Agent, no further LIBOR Advances shall be made or continued as such, nor shall the Borrower have the right to convert Alternate Base Rate Advances to LIBOR Advances.  Without in any way affecting the Borrower’s obligation to pay compensation actually claimed by a Lender under Section 4.2 or to suspend LIBOR Advances and convert LIBOR Advances to Alternate Base Rate Advances if so required by a Lender under Section 4.3(a), the Borrower shall have the right to replace any Lender which has demanded such compensation or caused such suspension and conversion provided that Borrower notifies such Lender in writing that it has elected to replace such Lender and notifies such Lender and the Administrative Agent of the identity of the proposed replacement Lender not more than six (6) months after the Borrower notified such Lender that the Borrower proposed to replace such Lender.  The Lender being replaced shall, upon receipt of all amounts due to it hereunder, assign its Percentage of the Aggregate Commitment and its rights and obligations under this Facility to the replacement Lender in accordance with the requirements of Section 13.3 hereof (except that no assignment fee shall be due from such assigning Lender to the Administrative Agent) and the replacement Lender shall assume such Percentage of the Aggregate Commitment and the related obligations under this Facility prior to the Maturity Date to be extended, all pursuant to an assignment agreement substantially in the form of Exhibit I hereto.  The purchase by the replacement Lender shall be at par (plus all accrued and unpaid interest and any other sums owed to such Lender being replaced hereunder) which shall be paid to the Lender being replaced upon the execution and delivery of the assignment.

4.4                                 Funding Indemnification.  If any payment of a ratable LIBOR Advance or a Competitive Bid Loan occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a ratable LIBOR Advance or a Competitive Bid Loan is not made on the date specified by Borrower for any reason other than default by one or more of the Lenders, or the Borrower fails to (i) continue a LIBOR Advance as a LIBOR Advance after having given notice of continuation, (ii) convert an Alternate Base Rate Advance to a LIBOR Advance after having given notice of a conversion or (iii) prepay a LIBOR Advance after having given notice of prepayment, the Borrower will indemnify each Lender for any loss or cost incurred by such Lender resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the ratable LIBOR Advance or Competitive Bid Loan, as the case may be, and shall pay to the Administrative Agent all such amounts for the account of each such Lender.

4.5                                 Lender Statements; Survival of Indemnity.  To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its LIBOR Advances to reduce any liability of Borrower to such Lender under Sections 4.1 and 4.2 or to avoid the unavailability of a LIBOR Advance, so long as such designation is not disadvantageous to such Lender in its sole discretion.  Each Lender shall deliver a written statement of such Lender as to the amount due, if any, under Sections 4.1, 4.2 or 4.4 hereof.  Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on Borrower in the absence of manifest error.  Determination of amounts payable under such Sections in connection with a LIBOR Advance shall be calculated as though each Lender funded its LIBOR Advance through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Adjusted LIBOR Rate applicable to such Advance, whether in fact that is the case or not.  Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by Borrower of the written statement.  The obligations of Borrower under Sections 4.1, 4.2 and 4.4 hereof shall survive payment of the Obligations and termination of this Agreement.

ARTICLE V.

CONDITIONS PRECEDENT

5.1                                 Conditions Precedent to the Initial Advance.  The Lenders shall not be required to make the initial Advance hereunder, unless (i) the Borrower shall have paid all fees then due and payable to the Lenders, the Co-Syndication Agents, the Joint Lead Arrangers and the Administrative Agent hereunder, (ii) all of the conditions set forth in Section 5.2 are satisfied, and (iii) the Borrower shall have furnished to the Administrative Agent, in form and substance satisfactory to the Lenders and their counsel and with sufficient copies for the Lenders, the following:

(a)                                  Articles of Incorporation.  A copy of the articles of incorporation of the Borrower and each Guarantor, each certified by the appropriate Secretary of State or equivalent state official.

(b)                                 Bylaws.  A copy of the bylaws of the Borrower and each Guarantor, including all amendments thereto, each certified by the Secretary or an Assistant Secretary thereof as being in full force and effect on the Agreement Execution Date.

(c)                                  Good Standing Certificates.  A certified copy of a certificate from the Secretary of State or equivalent state official of the states where the Borrower and Guarantors are organized, dated as of the most recent practicable date, showing the good standing of the Borrower and the Guarantors.

(d)                                 Foreign Qualification Certificates.  A certified copy of a certificate from the Secretary of State or equivalent state official of each state where the Borrower or a Guarantor maintains its principal place of business, dated as of the most recent practicable date, showing the qualification to transact business in such state as a foreign corporation.

(e)                                  Resolutions.  A copy of a resolution or resolutions adopted by the Board of Directors of the Borrower and each Guarantor, certified by the Secretary or an Assistant Secretary of the Borrower and each Guarantor as being in full force and effect on the Agreement Execution Date, authorizing the Advances provided for herein and the execution, delivery and performance of the Loan Documents to be executed and delivered by it hereunder.

(f)                                    Incumbency Certificate.  A certificate, signed by the Secretary or an Assistant Secretary of the Borrower and each Guarantor and dated the Agreement Execution Date, as to the incumbency, and containing the specimen signature or signatures, of the Persons authorized to execute and deliver the Loan Documents to be executed and delivered by it hereunder.

(g)                                 Loan Documents.  Originals of the Loan Documents (in such quantities as the Lenders may reasonably request), duly executed by authorized officers of the appropriate entity.

(h)                                 Opinion of Borrower’s Counsel.  A written opinion, dated the Agreement Execution Date, from Gordon H. Glenn, Senior Vice President and General Counsel of the Borrower, the substance of such opinions to be substantially in the form attached hereto as Exhibit E, together with an Illinois enforceability opinion from the Administrative Agent’s counsel.

(i)                                     Opinion of Guarantors’ Counsel and Counsel to The Hughes Corporation.  Written opinions, dated the Agreement Execution Date, from Gordon H. Glenn, Senior Vice President and General Counsel of the Unlimited Guarantor, the Limited Guarantors and The Hughes Corporation and from Gordon H. Glenn, as counsel for the Unencumbered Asset Guarantors, the substance of such opinions to be substantially in the form attached hereto as

Exhibit F, together with an Illinois enforceability opinion from the Administrative Agent’s counsel.

(j)                                     Insurance.  Certificates of Insurance or other evidence satisfactory to the Administrative Agent, with accompanying receipts showing current payment of all premiums, evidencing that Borrower and the Guarantors carry insurance on their respective Properties which satisfies the Administrative Agent’s insurance requirements, including, without limitation:

(i)                                     All Risk Property insurance inclusive of flood, earthquake and (to the extent commercially available at a commercially reasonable cost) terrorist acts in the amount of the replacement cost of the improvements at such Projects;

(ii)                                  Loss of rental income insurance in the amount not less than one year’s gross revenues from the Properties; and

(iii)                               Comprehensive general/excess liability insurance in the amount of $50,000,000 per occurrence.

All insurance must be carried by companies with a Best Insurance Reports (1992) Policyholder’s and Financial Size Rating of “A-VII” or better.

(k)                                  Repayment of Outstanding Balances Under the Existing Facility.  Evidence that the proceeds of the initial Advance will be used by the Borrower for the purpose of refinancing the outstanding balances under the Existing Facility in accordance with the terms of the Transition Memorandum.

(l)                                     Financial and Related Information.  The following information:

(i)                                     A certificate, signed by an officer of the Borrower, stating that on the Agreement Execution Date no Default or Event of Default has occurred and is continuing and that all representations and warranties of the Borrower contained herein are true and correct as of the Agreement Execution Date as and to the extent set forth herein;

(ii)                                  The most recent financial statements of the Consolidated Group and a certificate from a Qualified Officer of the Borrower that no change in the Borrower’s financial condition that would have a Material Adverse Effect has occurred since the date thereof; and

(iii)                               Written money transfer instructions, in substantially the form of Exhibit G hereto, addressed to the Administrative Agent and signed by a Qualified Officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested.

(m)                               Other Evidence as any Lender May Require.  Such other evidence as any Lender may reasonably request to establish the consummation of the transactions contemplated hereby, the taking of all necessary actions in any proceedings in connection herewith and compliance with the conditions set forth in this Agreement.

(n)                                 Transition Memorandum.  An agreement in substantially the form of Exhibit L hereto between Borrower and the Administrative Agent on behalf of the Lenders under the Existing Facility that remain as Lenders under this Agreement, and the lenders under the Existing Facility who are not Lenders under this Agreement as to the repayment or conversion of loans outstanding to the Borrower under the Existing Facility, the treatment of any interest and fees accrued thereon, and the cancellation of all commitments under the Existing Facility (the “Transition Memorandum”).

5.2                                 Conditions Precedent to Each Advance and Issuance of Facility Letters of Credit.  The obligation of each Lender and Issuing Bank to make any Advance (except as otherwise set forth in Section 2.20 with respect to Loans made for the purpose of repaying Swing Line Loans) or issue any Facility Letter of Credit is subject to the following terms and conditions:

(a)                                  Prior to each such Advance or issuance no Default or Event of Default shall have occurred and be continuing under this Agreement or any of the Loan Documents and, if required by Administrative Agent, Borrower shall deliver a certificate of Borrower to such effect;

(b)                                 The representations and warranties contained in Articles VI and VII are true and correct as of such Borrowing Date, Issuance Date, or date of conversion and/or continuation as and to the extent set forth therein, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date; and

(c)                                  Prior to any such issuance the applicable Issuance Fee has been paid to the Issuing Bank.

Subject to the last paragraph of each of Articles VI and VII hereof, each Borrowing Notice, Swing Line Borrowing Notice, Letter of Credit Request, and Conversion/Continuation Notice shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 5.2(a) and (b), and, with respect to any Letter of Credit Request, the condition contained in Section 5.2(c), have been satisfied.

ARTICLE VI.

REPRESENTATIONS AND WARRANTIES

Borrower hereby represents and warrants that:

6.1                                 Existence.  Rouse is a corporation duly organized and existing under the laws of the State of Maryland, with its principal place of business in the State of Maryland, and is duly qualified as a foreign corporation and properly licensed (if required) and in good standing in each jurisdiction in which the failure to qualify or be licensed would constitute a Material Adverse Financial Change or have a Material Adverse Effect.  Each of Rouse’s Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified as a foreign corporation and properly licensed (if required) and in good standing in each jurisdiction in which the failure to qualify, be in good standing or be licensed would constitute a Material Adverse Financial Change or have a Material Adverse Effect.

6.2                                 Corporate Powers.  The execution, delivery and performance of the Loan Documents required to be delivered by Borrower hereunder are within its corporate powers, have been duly authorized by all requisite action, and are not in conflict with the terms of any organizational instruments of such entity, or any instrument or agreement to which Borrower is a party or by which Borrower or any of its assets may be bound or affected.

6.3                                 Power of Officers.  The officers of the Borrower executing the Loan Documents required to be delivered by the Borrower hereunder have been duly elected or appointed and were fully authorized to execute the same at the time each such agreement, certificate or instrument was executed.

6.4                                 Government and Other Approvals.  No approval, consent, exemption or other action by, or notice to or filing with, any governmental authority is necessary in connection with the execution, delivery or performance of the Loan Documents.

6.5                                 Solvency.

(i)                                     Immediately after the Agreement Execution Date and immediately following the making of each Advance and after giving effect to the application of the proceeds of such Advances, (a) the fair value of the assets of Rouse and its Subsidiaries on a consolidated basis will exceed the debts and liabilities, subordinated, contingent or otherwise, of Rouse and its Subsidiaries on a consolidated basis; (b) the fair saleable value of the Properties of Rouse and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of Rouse and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) Rouse and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) Rouse and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

(ii)                                  Rouse does not intend to, or to permit any of its Subsidiaries to, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

6.6                                 Compliance With Laws.  There is no judgment, decree or order or any law, rule or regulation of any court or governmental authority binding on Borrower or any of its Subsidiaries which would be contravened by the execution, delivery or performance of the Loan Documents required hereunder.

6.7                                 Enforceability of Agreement.  This Agreement is the legal, valid and binding agreement of the Borrower, and the Notes when executed and delivered will be the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, and the Loan Documents required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally.

6.8                                 Title to Property.  To the best of Borrower’s knowledge after due inquiry, and except to the extent that any such failure would not have a Material Adverse Effect, Borrower or its Subsidiaries has good and marketable title to the Properties and assets reflected in the financial statements as owned by it or any such Subsidiary free and clear of Liens except for the Permitted Liens.  The execution, delivery or performance of the Loan Documents required to be delivered by the Borrower hereunder will not result in the creation of any Lien on the Properties.  No consent to the transactions contemplated hereunder is required from any ground lessor or mortgagee or beneficiary under a deed of trust or any other Person except as has been delivered to the Lenders.

6.9                                 Litigation.  There are no suits, arbitrations, claims, disputes or other proceedings (including, without limitation, any civil, criminal, administrative or environmental proceedings), pending or, to the best of Borrower’s knowledge, threatened against or affecting the Borrower or any of the Properties, which individually or in the aggregate may reasonably be expected to have a Material Adverse Effect and/or constitute a Material Adverse Financial Change or materially impair the Borrower’s ability to perform its obligations hereunder or under any instrument or agreement required hereunder.

6.10                           Events of Default.  No Default or Event of Default has occurred and is continuing or would result from the incurring of obligations by the Borrower under any of the Loan Documents or any other document to which Borrower is a party.

6.11                           Investment Company Act of 1940.  Borrower is not, and will not be, an investment company within the meaning of the Investment Company Act of 1940.

6.12                           Public Utility Holding Company Act.  The Borrower is not a “holding company” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company,” or of a “subsidiary company” of a “holding company,” within the definitions of the Public Utility Holding Company Act of 1935, as amended.

6.13                           Regulation U.  The proceeds of the Advances will not be used, directly or indirectly, to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

6.14                           No Material Adverse Financial Change.  To the best knowledge of Borrower, there has been no Material Adverse Financial Change in the condition of Borrower since the date of the financial and/or operating statements most recently submitted to the Lenders.

6.15                           Financial Information.  All financial statements furnished to the Lenders by or at the direction of the Borrower and all other financial information and data furnished by the

Borrower to the Lenders are complete and correct in all material respects as of the date thereof, and such financial statements have been prepared in accordance with GAAP and fairly present the consolidated financial condition and results of operations of the Borrower as of such date.  The Borrower has no contingent obligations, liabilities for taxes or other outstanding financial obligations which are material in the aggregate, except as disclosed in such statements, information and data.

6.16                           Factual Information.  All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower to the Lenders for purposes of or in connection with this Agreement and the other Loan Documents and the transactions contemplated therein is, and all other such factual information hereafter furnished by or on behalf of the Borrower to the Lenders will be, true and accurate (taken as a whole) in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time.

6.17                           ERISA.  (i) Borrower is not an entity deemed to hold “plan assets” within the meaning of ERISA or any regulations promulgated thereunder of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan within the meaning of Section 4975 of the Code, and (ii) the execution of this Agreement and the transactions contemplated hereunder do not give rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

6.18                           Taxes.  All required tax returns have been filed by Borrower with the appropriate authorities except to the extent that extensions of time to file have been requested, granted and have not expired or except to the extent such taxes are being contested in good faith and for which adequate reserves, in accordance with GAAP, are being maintained.

6.19                           Environmental Matters.  Except as disclosed in Schedule 6.19, each of the following representations and warranties is true and correct except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, are not reasonably expected to have a Material Adverse Effect:

(i)                                     To the knowledge of the Borrower, the Properties of Borrower, its Subsidiaries, and Investment Affiliates do not contain any Materials of Environmental Concern in amounts or concentrations which constitute a violation of, or could reasonably give rise to liability under, Environmental Laws.

(ii)                                  Borrower has not received any written notice alleging that any of the Properties of Borrower and its Subsidiaries and Investment Affiliates or any operations at the Properties are not in compliance with all applicable Environmental Laws.  Further, Borrower has not received any written notice alleging the existence of any contamination at or under such Properties in amounts or concentrations which constitute a violation of any Environmental Law, or any violation of any Environmental Law with respect to such Properties for which Borrower, its Subsidiaries or Investment Affiliates is or could be liable.

(iii)                               Neither Borrower nor any of its Subsidiaries or Investment Affiliates has received any written notice of non-compliance, liability or potential liability regarding Environmental Laws with regard to any of the Properties, nor does it have knowledge that any such notice will be received or is being threatened.

(iv)                              To the knowledge of Borrower during the ownership of the Properties by any or all of Borrower, its Subsidiaries and Investment Affiliates, Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably give rise to liability of Borrower, any Subsidiary, or any Investment Affiliate under, Environmental Laws, nor during the ownership of the Properties by any or all of Borrower, its Subsidiaries and Investment Affiliates have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability of Borrower, any Subsidiary or any Investment Affiliate under, any applicable Environmental Laws.

(v)                                 No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of Borrower, threatened, under any Environmental Law to which Borrower, any of its Subsidiaries, or any Investment Affiliate is named as a party with respect to the Properties of such entity, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to such Properties for which Borrower, its Subsidiaries, or any Investment Affiliate is or could be liable.

(vi)                              To the knowledge of Borrower during the ownership of the Properties by any or all of Borrower, its Subsidiaries and Investment Affiliates, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any such entity in connection with the Properties in violation of, or in amounts or in a manner that could give rise to liability under, Environmental Laws.

6.20                           Insurance.  Borrower has obtained the insurance which Borrower is required to furnish to Lenders under Section 5.1(j) hereof.

6.21                           No Brokers.  Borrower has dealt with no brokers in connection with this Facility, and no brokerage fees or commissions are payable by or to any Person in connection with this Agreement or the Advances.  Lenders shall not be responsible for the payment of any fees or commissions to any broker and Borrower shall indemnify, defend and hold Lenders harmless from and against any claims, liabilities, obligations, damages, costs and expenses (including reasonable attorneys’ fees and disbursements) made against or incurred by Lenders as a result of claims made or actions instituted by any broker or Person claiming by, through or under Borrower in connection with the Facility.

6.22                           No Violation of Usury Laws.  No aspect of any of the transactions contemplated herein violate or will violate any usury laws or other laws in effect on the date hereof regarding the validity of agreements to pay interest.

6.23                           Not a Foreign Person.  Borrower is not a “foreign person” within the meaning of Section 1445 or 7701 of the Internal Revenue Code.

6.24                           No Trade Name.  Borrower does not use any trade name and has not and does not do business under any name other than its actual name set forth herein.  The principal place of business of Borrower is as stated in the recitals hereto.

6.25                           Subsidiaries.  Schedule 6.25 hereto contains an accurate list of all of the presently existing Subsidiaries of Borrower, setting forth their respective jurisdictions of formation and the percentage of their respective Capital Stock owned by it or its Subsidiaries.  All of the issued and outstanding shares of Capital Stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

6.26                           Unencumbered Asset Guarantors.  Schedule 6.26 hereto contains an accurate list of each member of the Consolidated Group which owns all or any portion of an Unencumbered Asset.

Borrower agrees that all of its representations and warranties set forth in Article VI of this Agreement and elsewhere in this Agreement are true on the Agreement Execution Date, and will be true on each Effective Date in all material respects and will be true in all material respects upon each request for disbursement of an Advance.  Each request for disbursement hereunder shall constitute a reaffirmation of such representations and warranties as deemed modified in accordance with the disclosures made and approved, as aforesaid, as of the date of such request and disbursement.

ARTICLE VII.

ADDITIONAL REPRESENTATIONS AND WARRANTIES

Each Guarantor hereby represents and warrants that:

7.1                                 Existence.  The Howard Research and Development Corporation is a corporation duly organized and existing under the laws of the State of Maryland, with its principal place of business in the State of Maryland, and is duly qualified as a foreign corporation and properly licensed (if required) and in good standing in each jurisdiction where the failure to qualify, be in good standing or be licensed (if required) would constitute a Material Adverse Financial Change or have a Material Adverse Effect on such Guarantor.  Howard Hughes Properties, Inc. and The Howard Hughes Corporation are each a corporation duly organized and existing under the laws of the States of Nevada and of Delaware, respectively, with its principal place of business in the State of Nevada, and is duly qualified as a foreign corporation and properly licensed (if required) and in good standing in each jurisdiction where the failure to qualify, be in good standing or be licensed (if required) would constitute a Material Adverse Financial Change or have a Material Adverse Effect on such Guarantor.  Each Unencumbered Asset Guarantor is duly organized and existing under the laws of its state of formation and is duly qualified as a foreign corporation and properly licensed (if required) and in good standing in each jurisdiction where the failure to qualify, be in good standing or be licensed (if required) would constitute a Material Adverse Financial Change or have a Material Adverse Effect on such Guarantor.

7.2                                 Corporate or Other Powers.  The execution, delivery and performance of the Loan Documents required to be delivered by such Guarantor hereunder are within the corporate or partnership powers of such Guarantor, have been duly authorized by all requisite corporate or partnership action, and are not in conflict with the terms of any organizational instruments of such Guarantor, or any instrument or agreement to which such Guarantor is a party or by which such Guarantor or any of its assets is bound or affected.

7.3                                 Power of Officers.  The officers of such Guarantor executing the Loan Documents required to be delivered by such Guarantor hereunder have been duly elected or appointed and were fully authorized to execute the same at the time each such agreement, certificate or instrument was executed.

7.4                                 Government and Other Approvals.  No approval, consent, exemption or other action by, or notice to or filing with, any governmental authority is necessary in connection with the execution, delivery or performance of the Loan Documents required hereunder.

7.5                                 Solvency.

(i)                                     Immediately after the Agreement Execution Date and immediately following the making of each Advance and after giving effect to the application of the proceeds of such Advances, (a) the fair value of the assets of each Guarantor and its Subsidiaries on a consolidated basis will exceed the debts and liabilities, subordinated, contingent or otherwise, of each Guarantor and its Subsidiaries on a consolidated basis; (b) the fair saleable value of the Properties of each Guarantor and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of each Guarantor and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Guarantor and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Guarantor and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

(ii)                                  Each Guarantor does not intend to, or to permit any of its Subsidiaries to, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

7.6                                 Compliance With Laws.  There is no judgment, decree or order or any law, rule or regulation of any court or governmental authority binding on such Guarantor which would be contravened by the execution, delivery or performance of the Loan Documents required hereunder.

7.7                                 Enforceability of Guaranty.  The Guaranty is the legal, valid and binding agreement of such Guarantor, enforceable against such Guarantor in accordance with its respective terms, and the Loan Documents required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally.

7.8                                 Title to Properties.  The Limited Guarantors, the Unlimited Guarantors, and their respective Subsidiaries, collectively, own all or substantially all of the Consolidated Group’s Community Development Properties and, to the best of such Guarantors’ knowledge after due inquiry, such Guarantors have good and marketable title to such Properties free and clear of any Liens except for the Permitted Liens.  The execution, delivery or performance of the Loan Documents required to be delivered by such Guarantors hereunder shall not result in the creation of any Lien on such Community Development Properties.  No consent to the transactions contemplated hereunder is required from any ground lessor or mortgagee or beneficiary under a deed of trust or any other party having an interest in such Properties.

7.9                                 Litigation.  There are no suits, arbitrations, claims, disputes or other proceedings (including, without limitation, any civil, criminal, administrative or environmental proceedings), pending or, to the best of such Guarantor’s knowledge, threatened against or affecting such Guarantor or any of its Properties, which individually or in the aggregate may reasonably be expected to have a Material Adverse Effect and/or to cause a Material Adverse Financial Change or materially impair such Guarantor’s ability to perform its obligations under the Guaranty or under any instrument or agreement required hereunder.

7.10                           Events of Default.  No Default or Event of Default has occurred and is continuing or would result from the incurring of obligations by such Guarantor under any of the Loan Documents or any other document to which such Guarantor is a party.

7.11                           Investment Company Act of 1940.  Such Guarantor is not, and will not be, an investment company within the meaning of the Investment Company Act of 1940.

7.12                           Public Utility Holding Company Act.  Such Guarantor is not a “holding company” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company,” or of a “subsidiary company” of a “holding company,” within the definitions of the Public Utility Holding Company Act of 1935, as amended.

7.13                           No Material Adverse Financial Change.  There has been no Material Adverse Financial Change since the last date on which the financial and/or operating statements were submitted to the Lenders.

7.14                           Financial Information.  All financial statements furnished to the Lenders by or on behalf of such Guarantor and all other financial information and data furnished by or on behalf of such Guarantor to the Lenders are complete and correct in all material respects as of the date thereof, and such financial statements have been prepared in accordance with GAAP and fairly present the consolidated financial condition and results of operations of such Guarantor as of such date.  Such Guarantor has no contingent obligations, liabilities for taxes or other outstanding financial obligations which are material in the aggregate, except as disclosed in such statements, information and data.

7.15                           Factual Information.  All factual information heretofore or contemporaneously furnished by or on behalf of such Guarantor to the Lenders for purposes of or in connection with this Agreement and the other Loan Documents and the transactions contemplated therein is, and all other such factual information hereafter furnished by or on behalf of such Guarantor to the Lenders will be, true and accurate in all material respects (taken as a whole) on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time.

7.16                           ERISA.  (i) Such Guarantor is not an entity deemed to hold “plan assets” within the meaning of ERISA or any regulations promulgated thereunder of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan within the meaning of Section 4975 of the Code, and (ii) the execution of this Agreement and the transactions contemplated hereunder do not give rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

7.17                           Taxes.  All required tax returns have been filed by such Guarantor with the appropriate authorities except to the extent that extensions of time to file have been requested, granted and have not expired or except to the extent such taxes are being contested in good faith and for which adequate reserves, in accordance with GAAP, are being maintained.

7.18                           Environmental Matters.  Except as disclosed in Schedule 7.18, each of the following representations and warranties is true and correct except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, are not reasonably expected to have a Material Adverse Effect:

(i)                                     To the knowledge of such Guarantor, the Properties of such Guarantor, its Subsidiaries, and Investment Affiliates do not contain any Materials of Environmental Concern in amounts or concentrations which constitute a violation of, or could reasonably give rise to liability under, Environmental Laws.

(ii)                                  Such Guarantor has not received any written notice alleging that any of the Properties of such Guarantor and its Subsidiaries and Investment Affiliates or any operations at the Properties are not in compliance with all applicable Environmental Laws.  Further, such Guarantor has not received any written notice alleging the existence of any contamination at or under such Properties in amounts or concentrations which constitute a violation of any Environmental Law, or any violation of any Environmental Law with respect to such Properties for which such Guarantor, its Subsidiaries or Investment Affiliates is or could be liable.

(iii)                               Neither such Guarantor nor any of its Subsidiaries or Investment Affiliates has received any written notice of non-compliance, liability or potential liability regarding Environmental Laws with regard to any of the Properties, nor does it have knowledge that any such notice will be received or is being threatened.

(iv)                              To the knowledge of such Guarantor during the ownership of the Properties by any or all of such Guarantor, its Subsidiaries and Investment Affiliates, Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably give rise to liability of such Guarantor, any Subsidiary, or any Investment Affiliate under, Environmental Laws, nor during the ownership of the Properties by any or all of such Guarantor, its Subsidiaries and Investment Affiliates have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of such Properties in violation of, or in a manner that could give rise to liability of such Guarantor, any Subsidiary or any Investment Affiliate under, any applicable Environmental Laws.

(v)                                 No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of such Guarantor, threatened, under any Environmental Law to which such Guarantor, any of its Subsidiaries, or any Investment Affiliate is named as a party with respect to the Properties of such entity, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to such Properties for which such Guarantor, its Subsidiaries, or any Investment Affiliate is or could be liable.

(vi)                              To the knowledge of such Guarantor during the ownership of the Properties by any or all of such Guarantor, its Subsidiaries and Investment Affiliates, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties or arising from or related to the operations of such entity in connection with the Properties in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

7.19                           Insurance.  Such Guarantor has obtained the insurance which such Guarantor is required to furnish to Lenders under Section 5.1(j) hereof.

7.20                           Subsidiaries.  Schedule 7.20 hereto contains an accurate list of all of the presently existing Subsidiaries of such Guarantor, setting forth their respective jurisdictions of formation and the percentage of their respective Capital Stock owned by it or its Subsidiaries.  All of the issued and outstanding shares of Capital Stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

Each Guarantor agrees that all of its representations and warranties set forth in Article VII of this Agreement are true on the Agreement Execution Date, and will be true on each Effective Date in all material respects (except with respect to matters which have been disclosed in writing to and approved by the Majority Lenders), and will be true in all material respects (except with respect to matters which have been disclosed in writing to and approved by the Majority Lenders) upon each request for disbursement of an Advance.  Each request for disbursement hereunder shall constitute a reaffirmation of such representations and warranties as deemed modified in accordance with the disclosures made and approved, as aforesaid, as of the date of such request and disbursement.

ARTICLE VIII.

AFFIRMATIVE COVENANTS

Each of the Borrower and the Guarantors covenants and agrees that so long as the Commitment of any Lender shall remain available and until the full and final payment of all Obligations incurred under the Loan Documents it will:

8.1                                 Notices.  Promptly give written notice to Administrative Agent (who will promptly send such notice to Lenders) of:

(a)                                  all non-insured litigation or arbitration proceedings affecting the Borrower, a Guarantor or any Subsidiary of any of them where the amount claimed is $10,000,000 or more;

(b)                                 any Default or Event of Default, specifying the nature and the period of existence thereof and what action has been taken or been proposed to be taken with respect thereto;

(c)                                  all claims filed against any Property owned by the Borrower, a Guarantor or any Subsidiary of any of them which may reasonably be expected to have a Material Adverse Effect on the ability of the Borrower or any Guarantor to meet any of its obligations under the Loan Documents;

(d)                                 the occurrence of any other event which may reasonably be expected to have a Material Adverse Effect or cause a Material Adverse Financial Change;

(e)                                  any Reportable Event or any “prohibited transaction” (as such term is defined in Section 4975 of the Code) in connection with any Plan or any trust created thereunder, which may reasonably be expected, singly or in the aggregate, to materially impair the ability of the Borrower or any Guarantor to repay any of its obligations under the Loan Documents, describing the nature of each such event and the action, if any, the Borrower or Guarantor proposes to take with respect thereto; and

(f)                                    any notice from any federal, state, local or foreign authority regarding any Hazardous Material, asbestos, or other environmental condition, proceeding, order, claim or violation affecting any Property that may reasonably be expected to result in liability for damages and remediation costs in excess of $10,000,000.

8.2                                 Financial Statements, Reports, Etc.  The Borrower will maintain, for itself and the Guarantors and each of their Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish to the Lenders (at the sole discretion of each Lender, either directly or by posting on Intralinks or another transaction-specific Internet site accessible to such Lender):

(i)                                     As soon as available, but in any event not later than 60 days after the close of the first three (3) fiscal quarters of each fiscal year and 90 days after the close of the fiscal year, for the Consolidated Group a quarterly financial statement (including a balance sheet and income statement), which may be in the form contained in Form 10-Q and Form 10-K filings as described below, for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, all certified by the Borrower’s chief financial officer, treasurer or chief accounting officer and the annual statement to be audited by the Borrower’s independent public accounting firm;

(ii)                                  As soon as available, but in any event not later than 60 days after the close of the first three (3) fiscal quarters of each fiscal year and 90 days after the close of the fiscal year, for the Consolidated Group, related reports in form and substance satisfactory to the Administrative Agent, all certified by Borrower’s chief financial officer, treasurer or chief accounting officer, including a statement of Funds from Operations and Combined EBITDA, a report listing and describing all newly acquired Properties having a value in excess of $25,000,000, including their projected contribution to Combined EBITDA, cost and secured or unsecured Indebtedness assumed in connection with such acquisition, if any, the Consolidated Group’s level of debt, and summary Property information, and other information as may be reasonably requested to evaluate the quarterly compliance certificate delivered as provided below;

(iii)                               Not later than 15 days after the date such reports are filed with the Securities and Exchange Commission, all Form 10-Ks, 10-Qs, 8-Ks, and any other annual, quarterly, monthly or other reports, copies of all registration statements and any other public information which the Borrower, the Guarantors or any of their respective Subsidiaries files with the Securities and Exchange Commission provided, however, that to the extent any of such reports contains information required under the other subsections of this Section 8.2, the information need not be furnished separately under the other subsections;

(iv)                              Not later than 60 days after the end of each of the first three (3) fiscal quarters, and not later than 90 days after the end of the fiscal year, a compliance certificate in substantially the form of Exhibit H hereto signed by the Borrower’s chief financial officer, treasurer or chief accounting officer confirming that Borrower is in compliance with all of the covenants of the Loan Documents as of the end of the last fiscal quarter, showing the calculations and computations necessary to determine compliance with the financial covenants contained in this Agreement (including such schedules and backup information as may be necessary to demonstrate such compliance) and stating that to such officer’s best knowledge, no other Default or Event of Default exists, or if any Default or Event of Default exists, stating the nature and status thereof;

(v)                                 (a) As soon as possible and in any event within 10 Business Days after the Borrower or any Guarantor knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer or treasurer of Borrower or such Guarantor, describing said Reportable Event and within 20 days after such Reportable Event, a statement signed by such chief financial officer describing the action which Borrower or such Guarantor proposes to take with respect thereto; and (b) within 10 Business Days of receipt, any notice from the Internal Revenue Service, PBGC or Department of Labor with respect to a Plan regarding any excise tax, proposed termination of a Plan, prohibited transaction or fiduciary violation under ERISA or the Code which may reasonably be expected to result in any liability to Borrower or such Guarantor or any member of the Controlled Group in excess of $10,000,000; and (c) within 10 Business Days of filing, any Form 5500 filed by Borrower or such Guarantor with respect to a Plan, or any member of the Controlled Group which includes a qualified accountant’s opinion, except a qualification with respect to assets certified by a third party as permitted by ERISA;

(vi)                              As soon as possible and in any event within 30 days after receipt by the Borrower or any Guarantor, a copy of (a) any notice or claim to the effect that the Borrower or any Guarantor or any of their respective Subsidiaries is or may be liable to any Person as a result of the release by such entity, or any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any Guarantor or any of their respective Subsidiaries or Investment Affiliates, which, in either case, may reasonably be expected to have a Material Adverse Effect;

(vii)                           Promptly upon the furnishing thereof to the shareholders of the Borrower or any Guarantor, copies of all financial statements, reports, proxy statements and other materials distributed generally to its shareholders by the Borrower or such Guarantor;

(viii)                        Promptly upon the distribution thereof to the press or the public, copies of all press releases; and

(ix)                                Such other information (including, without limitation, a detailed listing of the Properties owned by each member of the Consolidated Group, all Landauer Associates, Inc. (or other appraiser’s) reports and updates described in clause (d) of the definition of “Gross Asset Value” and, to the extent reasonably available, each Investment Affiliate and other non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request, provided the Administrative Agent and each Lender shall take all reasonable steps to maintain the confidentiality of such information and any confidential information obtained under Section 8.8 below, except for disclosure to regulatory agencies, to their accountants, attorneys and other professional service providers, to prospective assignees and participants and as otherwise may be required by law.

8.3                                 Existence and Conduct of Operations.  Except as permitted herein, maintain and preserve its existence and all rights, privileges and franchises now enjoyed and necessary for the operation of its business, including remaining in good standing in each jurisdiction in which business is currently operated.  Except to the extent that any failure would not have a Material Adverse Effect, the Borrower and each Guarantor will do, and will cause each of its Subsidiaries to do, all things necessary to remain duly incorporated and/or duly qualified, validly existing and in good standing as a real estate investment trust, corporation, general partnership, limited liability company or limited partnership, as the case may be, in its jurisdiction of incorporation/formation.  The Borrower and each Guarantor will maintain all requisite authority to conduct its business in each jurisdiction in which the Properties are located and, except where the failure to be so qualified would not have a Material Adverse Effect, in each jurisdiction required to carry on and conduct its businesses in substantially the same manner as it is presently conducted.

8.4                                 Maintenance of Properties.  Maintain, preserve, protect and keep the Properties in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements, normal wear and tear excepted.

8.5                                 Insurance.  Provide a certificate of insurance from all insurance carriers who maintain policies with respect to the Properties within thirty (30) days after the end of each fiscal year, evidencing that the insurance required to be furnished to Lenders pursuant to Section 5.1(j) hereof is in full force and effect.  Borrower or each Guarantor shall timely pay, or cause to be paid, all premiums on all insurance policies required under this Agreement from time to time.  Borrower or each Guarantor shall promptly notify its insurance carrier or agent therefor (with a copy of such notification being provided simultaneously to Administrative Agent if the claimed loss exceeds $10,000,000) if there is any occurrence which, under the terms of any insurance policy then in effect with respect to the Properties, requires such notification.

8.6                                 Payment of Obligations.  Pay all taxes, assessments, governmental charges and other obligations when due, except such as may be contested in good faith or as to which a bona fide dispute may exist, and for which adequate reserves have been provided in accordance with sound accounting principles used by Borrower or such Guarantor on the date hereof.

8.7                                 Compliance with Laws.  Comply in all material respects with all applicable laws, rules, regulations, orders and directions of any governmental authority having jurisdiction over Borrower, such Guarantor, their respective Subsidiaries or any of their respective businesses.

8.8                                 Adequate Books.  Maintain adequate books, accounts and records in order to provide financial statements in accordance with GAAP and, if requested by any Lender, permit employees or representatives of such Lender at any reasonable time and upon reasonable notice to inspect and audit the Properties of the Consolidated Group, and to examine or audit the inventory, books, accounts and records of each of them and make copies and memoranda thereof.

8.9                                 ERISA.  Comply in all material respects with all requirements of ERISA applicable to it with respect to each Plan.

8.10                           Maintenance of Status.  Rouse shall at all times (i) remain as a corporation listed and in good standing on the New York Stock Exchange (NYSE), and (ii) maintain Rouse’s status as a real estate investment trust in compliance with all applicable provisions of the Code (unless otherwise consented to by the Required Lenders).

8.11                           Use of Proceeds.  Use the proceeds of the Facility for the general corporate purposes of the Consolidated Group and any Investment Affiliate.

8.12                           Additional Guarantors.  Cause each member of the Consolidated Group that owns all or any portion of an Unencumbered Asset to execute and deliver to the Administrative Agent an Unencumbered Asset Guaranty within (10) days after the date that such member of the Consolidated Group first owns all or any portion of an Unencumbered Asset, whether through the acquisition of such a Property or the release of such a Property from a Lien securing Indebtedness or from any other restriction or encumbrance that prevented such Property from qualifying as an Unencumbered Asset.  If at any time (i) a member of the Consolidated Group that has signed and delivered an Unencumbered Asset Guaranty has commenced efforts to sell an Unencumbered Asset or any portion thereof or to obtain financing to be secured by a Lien thereon (to be closed, in either case within sixty (60) days after the date of the following request for release), (ii) Borrower delivers a written request to the Administrative Agent (to be delivered together with a certification of such fact) for the release of such member from its Unencumbered Asset Guaranty, (iii) Borrower delivers a  compliance certificate in substantially the form of Exhibit H hereto signed by the Borrower’s chief financial officer, treasurer or chief accounting officer confirming that Borrower would have been be in compliance with all of the covenants of the Loan Documents as of the end of the last fiscal quarter, assuming the applicable Unencumbered Asset was sold or a Lien securing an amount equal to the proposed financing was placed thereon on the last day of such fiscal quarter, showing the calculations and computations necessary to determine such pro-forma compliance with the financial covenants contained in this Agreement (including such schedules and backup information as may be necessary to demonstrate such compliance), and (iv) no Default or Event of Default exists at the time of request described in the immediately preceding clause (ii), such member of the Consolidated Group shall be released from its Unencumbered Asset Guaranty by a written release executed by the Administrative Agent on behalf of the Lenders, provided that if the projected sale or secured financing is not effectuated Borrower shall cause such Unencumbered Asset Guaranty to be re-executed and re-delivered to the Administrative Agent.

8.13                           Pre-Acquisition Environmental Investigations.  Receive or cause to be prepared an environmental report substantially in accordance with the then-current ASTM Standard for Environmental Site Assessments, Phase I or Transaction Screen Process, prior to the acquisition of each Property that a member of the Consolidated Group intends to acquire, other than acquisitions of (i) entities owning multiple properties, (ii) properties which a member of the Consolidated Group previously owned or currently owns an interest in, and (iii) properties in the immediate vicinity of a Property which were either covered by the environmental report on such Property or have an environmental profile substantially the same as such Property.

8.14                           Operating Partnership Distributions.  Until the Operating Partnership becomes a Borrower, Rouse shall cause the Operating Partnership to distribute to Rouse and its other partners, not less often than quarterly, all or substantially all of that portion of the Consolidated Group’s Funds from Operations generated by the Operating Partnership and its Subsidiaries, less such amounts as Rouse deems reasonably necessary for capital reserves and short-term working capital needs.

ARTICLE IX.

NEGATIVE COVENANTS

Each of the Borrower and the Guarantors covenants and agrees that, so long as the Aggregate Commitment shall remain available and until full and final payment of all Obligations incurred under the Loan Documents, without the prior written consent of the Required Lenders (or the Administrative Agent or a greater Percentage of the Lenders, if so expressly provided), it will not, and its Subsidiaries will not:

9.1                                 Change in Business.  Engage in any business activities or operations other than (i) the ownership and operation of the Properties, or (ii) other business functions and transactions traditionally carried on by real estate companies in connection with the financing, ownership, acquisition, development and/or management of real estate and related improvements, or (iii) other non-traditional activities relating to real estate and any non-real estate business activities or operations as long as the Combined EBITDA attributable to such non-traditional and non-real estate activities and operations does not exceed 10% of Combined EBITDA.

9.2                                 Change of Property Management.  Change the management of the Properties, except that any member of the Consolidated Group, Investment Affiliate or other Affiliate of Borrower shall be permitted to manage any of the Properties.

9.3                                 Change of Borrower Control.  Permit or suffer (i) the beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of more than 25% of the Capital Stock of Rouse having general voting rights to be held by any Person, or two (2) or more Persons acting in concert, unless the Administrative Agent and the Required Lenders have approved in advance in writing the identity of such Person or Persons, (ii) 50% or more of the members of Rouse’s Board of Directors to resign or be removed from such Board of Directors during any 12 month period for any reason other than death, disability or voluntary retirement for personal reasons, unless otherwise approved in advance in writing by the Required Lenders, or (iii) Rouse, directly or indirectly through one or more of its wholly-owned Subsidiaries, not to be the only general partner or general partners of the Operating Partnership, unless otherwise approved in advance in writing by the Required Lenders.

9.4                                 Use of Proceeds.  Apply or permit to be applied any proceeds of any Advance directly or indirectly, to the funding of any purchase of, or offer for, any share of capital stock of any publicly held corporation unless the board of directors of such corporation has consented to such offer prior to any public announcements relating thereto and the Lenders have consented to such use of the proceeds of the Facility.

9.5                                 Transfers of Properties.  Transfer or otherwise dispose of any Properties or interests in Subsidiaries or other entities which own any Properties (other than transfers among members of the Consolidated Group) which, together with all other Properties or interests in Subsidiaries or such other entities which have been transferred or disposed of during the then-current fiscal quarter  and the immediately preceding three (3) full fiscal quarters have an aggregate value, using the “Gross Asset Value” definition to determine value, of more than 15% of the then-current Gross Asset Value, in which event the transfer or other disposition of such Property or interest which causes the 15% limitation to be exceeded shall not be completed until the Administrative Agent has received written notice of such proposed action, together with a pro forma compliance certificate, with detailed back-up and calculations, demonstrating that the Borrower will be in compliance with all of its covenants herein after giving effect to such proposed transfer or disposition.

9.6                                 Liens.  Create, incur, or suffer to exist (or permit any of its Subsidiaries to create, incur, or suffer to exist) any Lien in, of or on the Property of any member of the Consolidated Group, except:

(i)                                     Liens for taxes, assessments or governmental charges or levies on their Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves shall have been set aside on their books;

(ii)                                  Liens which arise by operation of law, such as carriers’, warehousemen’s, landlords’, materialmen and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 30 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

(iii)                               Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

(iv)                              Utility easements, building restrictions, zoning restrictions, easements and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries;

(v)                                 Liens of any Subsidiary or Investment Affiliate in favor of the Borrower, the Guarantors or any other Subsidiary or Investment Affiliate;

(vi)                              Liens arising in connection with any Indebtedness permitted hereunder to the extent such Liens will not result in a violation of any of the provisions of this Agreement; and

(vii)                           Any Lien which, if it were enforced and realized upon by the beneficiary thereof and aggregated with all other Liens then permitted solely under this clause (vii), would not give rise to an Event of Default under Article X hereof.

Liens permitted pursuant to this Section 9.6 shall be deemed to be “Permitted Liens”.

9.7                                 Regulation U.  Use any of the proceeds of the Advances to purchase or carry any Margin Stock.

9.8                                 Variable Rate Debt.  Permit at any time less than 70% of the Total Outstanding Indebtedness to either (i) bear interest at a fixed rate through the then-current Maturity Date in accordance with its terms or (ii) be fully hedged through the then-current Maturity Date to produce a fixed or maximum rate through the purchase of an interest rate swap, cap or collar or other financial instrument then being used by publicly held real estate companies to hedge similar types of interest rate risk.

9.9                                 Negative Pledge.  Incur or permit any member of the Consolidated Group to incur any Indebtedness which either (i) contains a “negative pledge” prohibiting the Borrower or any member of the Consolidated Group from selling, encumbering or otherwise transferring their interests in any unencumbered Properties or interests in entities holding unencumbered Properties, or (ii) contains an “equal and ratable” clause granting the holder of such Indebtedness a lien on such Properties upon any encumbrance thereof unless this Agreement has been amended simultaneously with the incurrence of such Indebtedness to add an “equal and ratable” clause granting the Lenders a lien of equal priority on such Properties to secure the Obligations upon any such encumbrance thereof.

9.10                           Indebtedness, Cash Flow and Net Worth Covenants.  Permit or suffer:

(a)                                  Total Outstanding Indebtedness to exceed, as of any date, 65% of then-current Gross Asset Value.

(b)                                 Secured Outstanding Indebtedness to exceed, (i) as of any date prior to the second anniversary of the Agreement Execution Date, 55% of then-current Gross Asset Value and (ii) from and after such date, 50% of then-current Gross Asset Value.

(c)                                  Combined EBITDA for the most recent period of four (4) fiscal quarters for which results have been reported to be less than 1.70 times Combined Interest Expense for the corresponding period.

(d)                                 The sum of (i) Combined EBITDA for the most recent period of four (4) fiscal quarters for which results have been reported plus (ii) to the extent deducted in calculating such Combined EBITDA, Ground Lease Base Expense for the corresponding period to be less than 1.30 times Combined Debt Service for the corresponding period.

(e)                                  Adjusted Combined EBITDA for the most recent period of four (4) full fiscal quarters for which results have been reported to be less than 12.0% of Total Outstanding Indebtedness as of the date of determination of compliance.

(f)                                    The Consolidated Group’s Net Asset Value to be less than the sum of (i) $2,500,000,000 plus (ii) 75% of the proceeds (net of customary issuance fees and expenses) from the issuance after the Agreement Execution Date of any common stock, preferred stock or partnership units in Rouse or the Operating Partnership, excluding issuance of any such interests solely to members of the Consolidated Group.

9.11                           Mergers and Dispositions.  Consolidate with or merge into any other Person or convey, transfer or lease its Properties and assets substantially as an entirety to any Person, or permit any Person to consolidate with or merge into the Company, unless:

(i)                                     in case the Borrower shall be consolidated with or merge into another Person or convey, transfer or lease its Properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Borrower is merged or the Person which acquires by conveyance or transfer, or which leases, the Properties and assets of the Borrower substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall assume, and shall cause its Subsidiaries to expressly assume, by an amendment hereto, executed and delivered to the Administrative Agent and the Required Lenders, in form satisfactory to the Administrative Agent and the Required Lenders, the due and punctual payment of all Obligations and the performance or observance of every covenant of this Agreement and each of the other Loan Documents on the part of the Borrower or its Subsidiaries to be performed or observed;

(ii)                                  immediately after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Borrower or any Subsidiary as a result of such transaction as having been incurred by the Borrower or such Subsidiary at the time of such transaction, no Default or Event of Default, shall have occurred and be continuing; and

(iii)                               the Borrower has delivered to the Administrative Agent and Lenders an officer’s certificate including a pro forma compliance certificate in the form of Exhibit H assuming such proposed transaction was then effective, and an opinion of counsel, each stating or demonstrating that such consolidation, merger, conveyance, transfer or lease and, if an amendment hereto is required in connection with such transaction, such amendment, complies with this

Section 9.11 and that all conditions precedent herein relating to such transaction have been complied with.

Upon any consolidation of the Borrower with, or merger of the Borrower into, any other Person or any conveyance, transfer or lease of the Properties and assets of the Borrower substantially as an entirety in accordance with this Section 9.11, the successor Person formed by such consolidation or into which the Borrower is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement and each other Loan Document to which it is a party with the same effect as if such successor Person had been named as the Borrower herein, and thereafter the predecessor Person shall be relieved of all Obligations and covenants under this Agreement, the Notes and each other Loan Document to which it is a party, except in the case of (i) a lease, or (ii) any transaction in which the Borrower continues to hold a general partnership or other ownership interest in such successor Person (in which case the Borrower shall continue to be liable as a guarantor of the Obligations under a guaranty in form satisfactory to the Required Lenders).  The Borrower and such successor Person shall execute such amendments and deliver such opinions and other documents as the Required Lenders may require in connection with any such transaction.  Nothing in this Section 9.11 shall be deemed to waive or in any way diminish the obligation of the Borrower and each such successor Person to comply in all respects with Section 9.3 hereof.

9.12                           Dividends.  Pay, or permit to be paid, any dividends or other monetary distributions to the owners of Rouse and the Operating Partnership if the aggregate amount of such dividends and distributions paid by Rouse and the Operating Partnership for the most recent four (4) fiscal quarters for which financial reports are available would exceed 70% of the sum of (A) the Consolidated Group’s Funds from Operations for such period, plus (B) any deferred taxes of the Consolidated Group deducted in calculating such Funds From Operations, provided that, as long as a Monetary Default or Event of Default does not exist, Rouse and the Operating Partnership shall be permitted at all times to distribute whatever amount is necessary to maintain Rouse’s tax status as a real estate investment trust (for this purpose treating payments to owners of the Operating Partnership (other than members of the Consolidated Group) as if they were payments to the owners of Rouse).

9.13                           Encumbrances.  Allow or permit any member of the Consolidated Group to allow, its direct or indirect ownership interests in any other member of the Consolidated Group or any Investment Affiliate to be encumbered to secure any Indebtedness, other than pursuant to existing and contemplated encumbrances set forth on Schedule 9.13 hereto.

9.14                           Restrictions on Dividends and Distributions.  Permit any member of the Consolidated Group (other than the Borrower), or any Investment Affiliate, at any time after the Agreement Execution Date, to agree to any contractual restriction on the payment or distribution of dividends or current income to the holders of ownership interests therein, other than (i) restrictions imposed on such entities in connection with the issuance of securities collateralized by mortgage loans on Properties owned by such entities and (ii) restrictions imposed on such entities and triggered solely by a default under the terms of any mortgage loans on Properties owned by such entities.

ARTICLE X.

DEFAULTS

The occurrence of any one or more of the following events shall constitute an Event of Default:

10.1                           Nonpayment of Principal.  The Borrower fails to pay any principal portion of the Obligations when due, whether on the Maturity Date or otherwise.

10.2                           Certain Covenants.  The Borrower is not in compliance with any one or more of Sections 8.10, 8.12, 8.14 or 9.3 through 9.14 (inclusive) hereof.

10.3                           Nonpayment of Interest and Other Obligations.  The Borrower fails to pay any interest or other portion of the Obligations, other than payments of principal, and such failure continues for a period of two (2) Business Days after the date such payment is due.

10.4                           Cross Default.  Any monetary default occurs (after giving effect to any applicable cure period) under (i) any other Recourse Outstanding Indebtedness of the Borrower, any of the Guarantors or any Material Subsidiary, singly or in the aggregate, in excess of Twenty-five Million Dollars ($25,000,000) or (ii) any Non-Recourse Outstanding Indebtedness of the Consolidated Group, singly or in the aggregate, in excess of Two Hundred Fifty Million Dollars ($250,000,000).

10.5                           Loan Documents.  Any Loan Document is not in full force and effect or a default has occurred and is continuing thereunder after giving effect to any cure or grace period in any such document.

10.6                           Representation or Warranty.  At any time or times hereafter any representation or warranty set forth in Articles VI or VII of this Agreement or in any other Loan Document or in any statement, report or certificate now or hereafter made by the Borrower or the Guarantors to the Lenders or the Administrative Agent is (i) not true and correct in any material respect and (ii) if such representation and warranty is susceptible of cure, such representation and warranty is not rendered true and correct in all material respects within thirty (30) days after written notice from the Administrative Agent to the Borrower requesting correction of such representation and warranty.

10.7                           Covenants, Agreements and Other Conditions.  The Borrower or the Guarantors fail to perform or observe any of the other covenants, agreements and conditions contained in Articles VIII and IX (except for Sections 8.10, 8.12, 8.14 and 9.3 through 9.14 (inclusive) hereof) and elsewhere in this Agreement or any of the other Loan Documents in accordance with the terms hereof or thereof, not specifically referred to herein, and such failure continues unremedied for a period of thirty (30) days after written notice from Administrative Agent to the Borrower requesting a cure of such failure.

10.8                           Borrower Status.  Rouse shall fail to maintain its listing on the New York Stock Exchange or its status as a real estate investment trust under the Code.

10.9                           Material Adverse Financial Change.  The Consolidated Group has suffered a Material Adverse Financial Change or the Borrower, any Guarantor or any Material Subsidiary is Insolvent.

10.10                     Bankruptcy.

(a)                                  The Borrower, any Guarantor or any Material Subsidiary shall (i) make an assignment for the benefit of creditors, (ii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial portion of its Properties, (iii) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it as a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (iv) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 10.10(a), (v) fail to contest in good faith any appointment or proceeding described in Section 10.10(b) or (vi) not pay, or admit in writing its inability to pay, its debts generally as they become due; and/or

(b)                                 A receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower, any Guarantor or any Material Subsidiary or any substantial portion of any of their respective Properties, or an involuntary proceeding of the type described in Section 10.10(a)(iii) shall be instituted against the Borrower, any Guarantor or any Material Subsidiary and such appointment continues undischarged or such involuntary proceeding continues undismissed or unstayed for a period of ninety (90) consecutive days.

10.11                     Legal Proceedings.  Borrower, any Guarantor or any Material Subsidiary is enjoined, restrained or in any way prevented by any court order or judgment or if a notice of lien, levy, or assessment is filed of record with respect to all or any part of the Properties by any governmental department, office or agency, which  may reasonably be expected to materially adversely affect the performance of the obligations of such parties hereunder or under the Loan Documents, as the case may be, and there is a failure to vacate, stay, dismiss, set aside or remedy the same within ninety (90) days after the occurrence thereof.

10.12                     Failure to Satisfy Judgments.  The Borrower, any Guarantor or any Material Subsidiary shall fail to pay, bond or otherwise discharge any judgments against the Borrower, any of the Guarantors or any Material Subsidiary in excess of $10,000,000 in the aggregate if such judgment is not stayed or bonded over on appeal excluding, however, any foreclosure or related judgments or decrees entered in the enforcement of defaulted Non-Recourse Outstanding Indebtedness provided that such Non-Recourse Outstanding Indebtedness, when aggregated with any other Non-Recourse Outstanding Indebtedness of the Consolidated Group which is then in monetary default beyond applicable cure periods, does not exceed $250,000,000.

10.13                     ERISA.  The Borrower, any Guarantor or any Material Subsidiary shall violate any ERISA regulations involving reasonably expected liability of the Borrower, any of the Guarantors or any Material Subsidiary in excess of $25,000,000 in the aggregate.

10.14                     Environmental Remediation.  Failure to remediate within the time period required by law or governmental order after all administrative hearings and appeals have been concluded (or within a reasonable time in light of the nature of the problem if no specific time period is so established), environmental problems in violation of applicable law related to Properties of the Consolidated Group where the estimated cost of remediation is in the aggregate in excess of $20,000,000.

ARTICLE XI.

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

11.1                           Acceleration.

If any Event of Default described in Section 10.10 hereof occurs, the obligation of the Lenders to make Advances and of the Issuing Banks to issue Facility Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable.  If any other Event of Default described in Article X hereof occurs, such obligation to make Advances and to issue Facility Letters of Credit shall be terminated and, at the election of the Majority Lenders, the Obligations may be declared to be due and payable.

In addition to the foregoing, following the occurrence of an Event of Default and so long as any Facility Letter of Credit has not been fully drawn and has not been cancelled or expired by its terms, upon demand by the Majority Lenders the Borrower shall deposit in the Letter of Credit Collateral Account cash in an amount equal to the aggregate undrawn face amount of all outstanding Facility Letters of Credit and all fees and other amounts due or which may become due with respect thereto.  The Borrower shall have no control over funds in the Letter of Credit Collateral Account, which funds shall be invested by the Administrative Agent from time to time in its discretion in Cash Equivalents having a maturity not exceeding thirty (30) days.  Such funds shall be promptly applied by the Administrative Agent to reimburse the Issuing Banks for drafts drawn from time to time under the Facility Letters of Credit.  Such funds, if any, remaining in the Letter of Credit Collateral Account following the payment of all Obligations in full shall, unless the Administrative Agent is otherwise directed by a court of competent jurisdiction, be promptly paid over to the Borrower.

11.2                           Preservation of Rights; Amendments.  No delay or omission of the Lenders in exercising any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or Event of Default or an acquiescence therein, and the making of an Advance notwithstanding the existence of a Default or Event of Default or the inability of the Borrower to satisfy the conditions precedent to such Advance shall not constitute any waiver or acquiescence.  Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Administrative Agent and the number of Lenders required hereunder and then only to the extent in such writing specifically set forth.  All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Lenders until the Obligations have been paid in full.

ARTICLE XII.

THE ADMINISTRATIVE AGENT

12.1                           Appointment.  Bank One is hereby appointed Administrative Agent hereunder and under each other Loan Document, and each of the Lenders authorizes the Administrative Agent to act as the agent of such Lender with respect to the terms hereof.  The Administrative Agent agrees to act as such upon the express conditions contained in this Article XII.  The Administrative Agent shall not have a fiduciary relationship in respect of any Lender by reason of this Agreement, except to the extent the Administrative Agent acts as an agent with respect to the receipt or payment of funds hereunder.  The Administrative Agent shall use the same standard of care in performing its obligations hereunder as it uses in administering loans held for its own account.

12.2                           Powers.  The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto.  The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

12.3                           General Immunity.  Neither the Administrative Agent (in its capacity as Administrative Agent) nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.

12.4                           No Responsibility for Loans, Recitals, etc.  Neither the Administrative Agent (in its capacity as Administrative Agent) nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document; (iii) the satisfaction of any condition specified in Article V, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith.

12.5                           Action on Instructions of Lenders.  The Administrative Agent shall in all cases act upon the written instructions of the Majority Lenders, Required Lenders or all Lenders, as this Agreement may require, so long as such directions (i) are consistent with the Lenders’ express obligations hereunder and (ii) in the Administrative Agent’s good faith judgment, do not expose the Administrative Agent to any material risk of liability to the Borrower as a result thereof.  The Administrative Agent shall be fully protected in so acting, or in so refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Majority Lenders, Required Lenders or all Lenders, as the case may be, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes.  The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

12.6                           Employment of Administrative Agents and Counsel.  The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.  The Administrative Agent shall be entitled to seek advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

12.7                           Reliance on Documents; Counsel.  The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of outside counsel selected by the Administrative Agent.

12.8                           Administrative Agent’s Reimbursement and Indemnification.  The Lenders agree to reimburse and indemnify the Administrative Agent ratably in accordance with their respective Percentages (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other reasonable expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents, if not paid by Borrower, and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent (in its capacity as Administrative Agent and not as a Lender) in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Administrative Agent.

12.9                           Rights as a Lender.  With respect to the Commitment, Advances made by it and the Note issued to it, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity.  The Administrative Agent, in its individual capacity, may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

12.10                     Lender Credit Decision.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

12.11                     Successor Administrative Agent.  Each Lender agrees that Bank One shall serve as Administrative Agent at all times during the term of this Facility, except that Bank One may resign as Administrative Agent in the event (x) Bank One and Borrower shall mutually agree in writing or (y) an Event of Default shall occur under the Loan Documents (irrespective of whether such Event of Default subsequently is waived), or (z) Bank One shall determine, in its sole reasonable discretion, that because of its other banking relationships with Borrower and/or Borrower’s Affiliates at the time of such decision Bank One’s resignation as Administrative Agent would be necessary in order to avoid creating an appearance of impropriety on the part of Bank One.  Bank One (or any successor Administrative Agent) may be removed as Administrative Agent by written notice received by Administrative Agent from the Majority Lenders at any time with cause (i.e., a breach by Bank One (or any successor Administrative Agent) of its duties as Administrative Agent hereunder).  Upon any such resignation or removal, JPMorgan shall be the successor Administrative Agent (unless objected to by the Majority Lenders) or, if JPMorgan declines or is so objected to, the Majority Lenders shall have the right, after consulting with the Borrower and considering in good faith the Borrower’s opinion, to appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent.  If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent’s giving notice of resignation, then the retiring Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent.  If a successor Administrative Agent has been appointed by a retiring Administrative Agent pursuant to the immediately preceding sentence, the Majority Lenders shall have the right at any time thereafter to remove, without cause, such successor Administrative Agent by written notice to such Administrative Agent.  Any successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $1,000,000,000.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent (including the right to receive any fees for performing such duties which accrue thereafter), and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents arising or accruing after the effective date of such retirement.  After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article XII shall continue in effect for its benefit and that of the other Lenders in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.

12.12                     Notice of Defaults.  If a Lender becomes aware of a Default or Event of Default, such Lender shall notify the Administrative Agent of such fact.  Upon receipt of such notice that a Default or Event of Default has occurred, the Administrative Agent shall notify each of the Lenders of such fact.

12.13                     Requests for Approval.  If the Administrative Agent requests in writing the consent or approval of a Lender and such request is delivered as required hereunder, such Lender shall respond and either approve or disapprove definitively in writing to the Administrative Agent within fifteen (15) Business Days (or sooner if such notice specifies a shorter period, but in no event less than ten (10) Business Days, for responses based on Administrative Agent’s good faith determination that circumstances exist warranting its request for an earlier response) after such written request from the Administrative Agent.  If such request is delivered as required hereunder, a Lender does not so respond and the request from the Administrative Agent states that a Lender will be deemed to have approved the applicable request if the Lender does not respond within the applicable period, then such Lender shall be deemed to have approved the request; provided, however, this sentence shall not apply to any request that requires the consent or approval of all Lenders.  Upon request, the Administrative Agent shall notify the Lenders which Lenders, if any, failed to respond to a request for approval.

12.14                     Copies of Documents.  Administrative Agent shall promptly deliver to each of the Lenders copies of all notices of default and other formal notices sent or received and according to Section 15.1 of this Agreement.  Administrative Agent shall deliver to Lenders within ten (10) Business Days following receipt, copies of all financial statements, certificates and notices received regarding the Borrower’s ratings except to the extent such items are required to be furnished directly to the Lenders by Borrower hereunder.  Within ten (10) Business Days after a request by a Lender to the Administrative Agent for other documents furnished to the Administrative Agent by the Borrower, the Administrative Agent shall provide copies of such documents to such Lender except where this Agreement obligates Administrative Agent to provide copies in a shorter period of time.

12.15                     Defaulting Lenders.  At such time as a Lender becomes a Defaulting Lender, such Defaulting Lender’s right to vote on matters which are subject to the consent or approval of the Majority Lenders, Required Lenders or all Lenders, shall be immediately suspended until such time as the Lender is no longer a Defaulting Lender and, during the period of such suspension, the calculation of Majority Lenders and Required Lenders shall be made without reference to such Defaulting Lender’s Percentage.  If a Defaulting Lender has failed to fund its Percentage of any Advance and until such time as such Defaulting Lender subsequently funds its Percentage of such Advance, all Obligations owing to such Defaulting Lender hereunder shall be subordinated in right of payment, as provided in the following sentence, to the prior payment in full of all principal of, interest on and fees relating to the Loans funded by the other Lenders in connection with any such Advance in which the Defaulting Lender has not funded its Percentage (such principal, interest and fees being referred to as “Senior Loans” for the purposes of this section).  All amounts paid by the Borrower and otherwise due to be applied to the Obligations owing to such Defaulting Lender pursuant to the terms hereof shall be distributed by the Administrative Agent to the other Lenders in accordance with their respective Percentages (recalculated for the purposes hereof to exclude the Defaulting Lender) until all Senior Loans have been paid in full.  At that point, the “Defaulting Lender” shall no longer be deemed a Defaulting Lender and the remainder of the Advances due to such “Defaulting Lender” shall no longer be subordinated but shall be payable on the same basis as payments to the other Lenders.  After the Senior Loans have been paid in full equitable adjustments will be made in connection with future payments by the Borrower to the extent a portion of the Senior Loans had been repaid with amounts that otherwise would have been distributed to a Defaulting Lender but for the operation of this Section 12.15.  This provision governs only the relationship among the Administrative Agent, each Defaulting Lender and the other Lenders; nothing hereunder shall limit the obligation of the Borrower to repay all Loans in accordance with the terms of this Agreement.  The provisions of this Section 12.15 shall apply and be effective regardless of whether a Default or Event of Default occurs and is continuing, and notwithstanding (i) any other provision of this Agreement to the contrary, (ii) any instruction of the Borrower as to its desired application of payments or (iii) the suspension of such Defaulting Lender’s right to vote on matters as provided above.

ARTICLE XIII.

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

13.1                           Successors and Assigns.

The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of Borrower and the Lenders and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the consent of all the Lenders and any assignment by any Lender must be made in compliance with Section 13.3.  The Administrative Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 13.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Administrative Agent.  Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents.  Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

13.2                           Participations.

13.2.1                  Permitted Participants; Effect.  With the prior written consent of the Administrative Agent (and during the initial syndication of the Facility, the Co-Syndication Agents) and the Borrower (which consents shall not be unreasonably withheld or delayed), any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities (“Participants”) participating interests in any Advance owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents, except that (i) no consent of Borrower shall be required for any such sale if an Event of Default has occurred and is continuing and (ii) no consent of any of the Administrative Agent, the Co-Syndication Agents or the Borrower shall ever be required (A) for any such sale made to any Lender’s Affiliate (including without limitation any special purpose entity holding participations for purposes of issuing securities sponsored by such Lender, such as commercial loan obligations) or (B) for any sale of a participating interest in Competitive Bid Loans.  In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and Borrower and the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.

13.2.2                  Voting Rights.  Each Lender shall retain the sole right to vote its Percentage of the Aggregate Commitment, without the consent of any Participant, for the approval or disapproval of any amendment, modification or waiver of any provision of the Loan Documents, provided that such Lender may grant such Participant the right to approve any amendment, modification or waiver which forgives principal, interest or fees or reduces the interest rate or fees payable hereunder, postpones any date fixed for any regularly-scheduled payment of principal of or interest on the Obligations, or extends the Maturity Date, except as expressly provided for herein.

13.3                           Assignments.

13.3.1                  Permitted Assignments.  Any Lender may, with the prior written consent of the Administrative Agent (and during the initial syndication of the Facility, the Co-Syndication Agents) and Borrower (which consents shall not be unreasonably withheld or delayed), in accordance with applicable law, at any time assign to one or more banks or other entities (collectively, “Purchasers”) all, or a portion equal to $5,000,000 of its Commitment or more, of its rights and obligations under the Loan Documents to a Qualified Lender (as defined below), except that (i) no consent of Borrower shall be required if an Event of Default has occurred and is continuing and (ii) no consent of the Administrative Agent, the Co-Syndication Agents or Borrower shall ever be required for (A) any assignment to any Lender’s Affiliate or (B) the pledge or assignment by a Lender of such Lender’s Note and other rights under the Loan Documents to any Federal Reserve Bank in accordance with applicable law.  Such assignments and assumptions shall be substantially in the form of Exhibit I hereto.  “Qualified Lender” shall mean an institution with assets over $1,000,000,000.00 that is generally in the business of making loans comparable to the Loans made under this Facility and that maintains an office in the United States or an Affiliate of such an institution (provided that if such institution would qualify as a Qualified Lender except for the fact that it does not maintain an office in the United States, an Affiliate of such institution will be deemed a Qualified Lender if such Affiliate maintains an office in the United States).  Borrower shall execute any and all documents which are customarily required by such Lender (including, without limitation, a replacement promissory note or notes in the forms provided hereunder) in connection with any such assignment, but Borrower shall not be obligated to pay any fees and expenses incurred by any Lender in connection with any assignment pursuant to this Section.  Any Lender selling all or any part of its rights and obligation hereunder in a transaction requiring the consent of the Administrative Agent shall pay to the Administrative Agent a fee of $3,500.00 per assignee to reimburse the Administrative

Agent for its involvement in such assignment unless the assigning Lender is being replaced pursuant to Section 4.3.

13.3.2                  Effect; Effective Date of Assignment.  Upon delivery to the Administrative Agent of a notice of assignment executed by the assigning Lender and the Purchaser, such assignment shall become effective on the effective date specified in such notice of assignment.  The notice of assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and the Loans under the applicable assignment agreement are “plan assets” as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be “plan assets” under ERISA.  On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by Borrower, the Lenders, the Administrative Agent or the Co-Syndication Agents shall be required to release the transferor Lender with respect to the percentage of the Commitment and Advances assigned to such Purchaser.  Upon the consummation of any assignment to a Purchaser pursuant to this Section 13.3.2, the transferor Lender, the Administrative Agent and Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.  The Borrower shall not bear any of the costs associated with an assignment to a Purchaser unless the assigning Lender is being replaced pursuant to Section 4.3.

13.4                           Dissemination of Information.  Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of Borrower.  Each Transferee shall agree in writing to keep confidential any such information which is not publicly available, subject to Section 14.18 hereof.

13.5                           Tax Treatment.  If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with all applicable provisions of the Code with respect to withholding and other tax matters.

ARTICLE XIV.

GENERAL PROVISIONS

14.1                           Survival of Representations.  All representations and warranties contained in this Agreement shall survive delivery of the Notes and the making of the Advances herein contemplated.

14.2                           Governmental Regulation.  Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

14.3                           Taxes.  Any recording and other taxes (excluding franchise, income or similar taxes) or other similar assessments or charges payable or ruled payable by any governmental authority incurred in connection with the consummation of the transactions contemplated by this Agreement shall be paid by the Borrower, together with interest and penalties, if any.

14.4                           Headings.  Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

14.5                           No Third Party Beneficiaries.  This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

14.6                           Expenses; Indemnification.  Subject to the provisions of this Agreement, Borrower will pay (a) all reasonable and customary out-of-pocket costs and expenses incurred by the Administrative Agent or the Competitive Bid Option Agent (including the reasonable fees, out-of-pocket expenses and other reasonable expenses of counsel, which counsel may be employees of the Administrative Agent or the Competitive Bid Option Agent) in connection with the documentation and administration of the Facility, including without limitation, the preparation, execution and delivery of this Agreement, the Notes, the Loan Documents and any other agreements or documents referred to herein or therein and any amendments or waivers thereto, (b) all out-of-pocket costs and expenses incurred by the Administrative Agent, the Competitive Bid Option Agent and the Lenders (including the reasonable fees, out-of-pocket expenses and other reasonable expenses of counsel to the Administrative Agent, the Competitive Bid Option Agent and the Lenders, which counsel may be employees of Administrative Agent, the Competitive Bid Option Agent and/or the Lenders) in connection with the enforcement and protection of the rights of the Lenders under this Agreement, the Notes, the Loan Documents or any other agreement or document referred to herein or therein, and (c) all reasonable and customary costs and expenses (excluding internal salary costs) of periodic reviews by the Administrative Agent’s personnel of the Borrower’s and Guarantors’ books and records.  The Borrower further agrees to indemnify the Administrative Agent, the Competitive Bid Option Agent, the Arranger, the Lenders, and their respective directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and reasonable expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not one of them is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Advance hereunder, except that the foregoing indemnity shall not apply to any entity to the extent that any such losses, claims, etc. are the result of such entity’s gross negligence or willful misconduct.  The obligations of the Borrower under this Section shall survive the termination of this Agreement.

14.7                           Severability of Provisions.  Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

14.8                           Nonliability of the Lenders.  The relationship between the Borrower and the Lenders shall be solely that of borrower and lender.  The Lenders shall not have any fiduciary responsibilities to the Borrower.  The Lenders undertake no responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations.

14.9                           Choice of Law.  THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

14.10                     Consent to Jurisdiction.  THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE LENDERS TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.  ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE LENDERS OR ANY AFFILIATE OF THE LENDERS INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

14.11                     Waiver of Jury Trial.  THE BORROWER, THE GUARANTORS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

14.12                     Successors and Assigns.  The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or obligations under the Loan Documents.  Any assignee or transferee of the Notes agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents.  Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of the Notes, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Notes or of any note or notes issued in exchange therefor.

14.13                     Entire Agreement; Modification of Agreement.  The Loan Documents embody the entire agreement among the Borrower, Guarantors, Competitive Bid Option Agent, Administrative Agent, and Lenders and supersede all prior conversations, agreements, understandings, commitments and term sheets among any or all of such parties with respect to the subject matter hereof.  Any provisions of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing, is signed by the Borrower, unless such waiver solely affects the rights and obligations among the Lenders and the Agents, and is signed by:

(a)                                  each of the Lenders if such amendment or waiver

(i)                                     reduces or forgives any payment of principal or interest on the Obligations (including, without limitation, any amendment or waiver with respect to the Pricing Grid attached as Exhibit A) or any fees payable by Borrower to such Lender hereunder; or

(ii)                                  postpones the date fixed for any payment of principal of or interest on the Obligations or any fees payable by Borrower to such Lender hereunder; or

(iii)                               changes the amount of such Lender’s Commitment (other than pursuant to a Commitment reduction by the Borrower under Section 2.18 or an assignment permitted under Section 13.3) or the unpaid principal amount of such Lender’s Note; or

(iv)                              extends the Maturity Date, except as expressly provided herein; or

(v)                                 releases or limits the liability of the Borrower or a Guarantor under the Loan Documents, except for releases of Unencumbered Asset Guarantors in accordance with Section 8.12 (which releases may be made by the Administrative Agent); or

(vi)                              modifies this Section 14.13; or

(vii)                           changes the definition of Majority Lenders or Required Lenders or modifies any requirement for consent by each of the Lenders; or

(b)                                 the Majority Lenders, to the extent expressly provided for herein; or

(c)                                  the Required Lenders, to the extent expressly provided for herein and in the case of all other waivers or amendments if no percentage of Lenders is specified herein.

Notwithstanding anything to the contrary herein, no amendment of any provision of this Agreement which affects the Swing Line Lenders in their capacity as Swing Line Lenders shall be effective without the written consent of the Swing Line Lenders.

14.14                     Dealings with the Borrower.  The Lenders and their affiliates may accept deposits from, extend credit to and generally engage in any kind of banking, trust or other business with the Borrower or other member of the Consolidated Group regardless of the capacity of the Lenders hereunder.

14.15                     Set-Off.

(a)                                  If an Event of Default shall have occurred, each Lender shall have the right, at any time and from time to time without notice to the Borrower, any such notice being hereby expressly waived, to set-off and to appropriate or apply any and all deposits of money or property or any other indebtedness at any time held or owing by such Lender to or for the credit or the account of the Borrower against and on account of all outstanding Obligations and all Obligations which from time to time may become due hereunder and all other obligations and liabilities of the Borrower under this Agreement, irrespective of whether or not such Lender shall have made any demand hereunder and whether or not said obligations and liabilities shall have matured.

(b)                                 Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal, interest or fees due with respect to any Note held by it (other than payments with respect to Senior Loans under Section 12.15) which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal, interest or fees due with respect to any Note held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Lenders and such other adjustments shall be made as may be required so that all such payments of principal, interest or fees with respect to the Notes held by the Lenders shall be shared by the Lenders pro rata according to their respective Commitments.

14.16                     Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.  This Agreement shall be effective when it has been executed by the Borrower, the Guarantors and each of the Lenders shown on the signature pages hereof.

14.17                     Co-Documentation and Co-Syndication Agents.  The parties to this Agreement acknowledge and agree that neither the Co-Documentation Agents nor the Co-Syndication Agents shall have any obligations under this Agreement arising from such designations.

14.18                     Confidentiality.  Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender’s direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, (vii) permitted by Section 13.4, and (viii) to rating agencies if requested or required by such agencies in connection with a rating relating to the Advances hereunder.  Notwithstanding anything herein to the contrary, confidential information shall not include, and each Lender (and each employee, representative or other agent of any Lender) may disclose to any and all Persons, without limitation of any kind, the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are or have been provided to such Lender relating to such tax treatment or tax structure; provided that with respect to any document or similar item that in either case contains information concerning such tax treatment or tax structure of the transactions contemplated hereby as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to such tax treatment or tax structure.  Neither the Borrower, any guarantor, any non-borrower trustor, nor any subsidiary of any of the foregoing intends to treat the Loan or the transactions contemplated by this Agreement and the other Loan Documents as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4).  If the Borrower, or any other party to the Loan determines to take any action inconsistent with such intention, the Borrower will promptly notify the Agent thereof.  If the Borrower so notifies the Administrative Agent, the Borrower acknowledges that each Lender may treat its Loan as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and each such Lender will maintain the lists and other records, including the identity of the applicable party to the Loan as required by such Treasury Regulation.

ARTICLE XV.

NOTICES

15.1                           Giving Notice.  All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below or at such other address as may be designated by such party in a notice to the other parties.  Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).  Notice shall be given as follows:

To the Borrower:

The Rouse Company

10275 Little Patuxent Parkway

Columbia, Maryland  21044-3456

Attention:                     Patricia H. Dayton

Telecopy:                       (410) 964-3412

To Guarantors:

The Howard Research and Development Corporation

10275 Little Patuxent Parkway

Columbia, Maryland  21044-3456

Attention:  Patricia H. Dayton

Telecopy:                       (410) 964-3412

The Howard Hughes Corporation

Howard Hughes Properties, Inc.

10275 Little Patuxent Parkway

Columbia, Maryland 21044

Attention:                     General Counsel

Telecopy:                       (410) 992-6392

Each of the above with a copy to:

The Rouse Company

10275 Little Patuxent Parkway

Columbia, Maryland  21044-3456

Attention:                     General Counsel

Telecopy:                       (410) 992-6392

To each Lender:

As shown below the Lender’s signature.

To the Administrative Agent and/or the Competitive Bid Option Agent:

Bank One, NA

1 Bank One Plaza

Chicago, Illinois  60670

Attention:                     Patricia Leung

Corporate Real Estate

Telecopy:                       (312) 732-1117

With a copy to:

Sonnenschein Nath & Rosenthal LLP

8000 Sears Tower

Chicago, Illinois  60606

Attention:                     Patrick G. Moran, Esq.

Telecopy:                       (312) 876-7934

15.2                           Change of Address.  Each party may change the address for service of notice upon it by a notice in writing to the other parties hereto.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

BORROWER:	THE ROUSE COMPANY

By:
Title:

THE LENDERS:	JPMORGAN CHASE BANK, for itself and as Co-Syndication Agent

By:
Title:

Commitment: $66,000,000.00
Percentage of Aggregate Commitment: 7.33334%

Address for Notices:
Attention: Charles Hoagland
270 Park Avenue, 4th Floor
New York, NY 10017
Telephone: 212-270-9557
Telecopy:

DEUTSCHE BANK TRUST COMPANY AMERICAS, for itself and Co-Syndication Agent

By:
Title:

Commitment: $66,000,000.00
Percentage of Aggregate Commitment: 7.33334%

Address for Notices:
Attention: Ann Ramsey
200 Crescent Court, Suite 550
Dallas, Texas 75201
Telephone: 214-740-7905
Telecopy: 214-740-7910

BANK ONE, NA, for itself and as Administrative Agent

By:
Title:

Commitment: $66,000,000.00
Percentage of Aggregate Commitment: 7.33333%

Address for Notices:
Attention: Patricia Leung
1 Bank One Plaza
Chicago, IL 60670-0315
Telephone: 312-732-8619
Telecopy: 312-732-1117

BANK OF AMERICA, N.A.

By:
Title:

Commitment: $66,000,000.00
Percentage of Aggregate Commitment: 7.33333%

Address for Notices:
Attention: Matthew W. Sadler
IL1-231-10-35
231 South LaSalle Street
Chicago, IL 60697
Telephone: 312-828-7107
Telecopy: 312-974-4970

EUROHYPO AG, NEW YORK BRANCH

By:
Title:

By:
Title:

Commitment: $66,000,000.00
Percentage of Aggregate Commitment: 7.33333%

Address for Notices:
Attention: Alfred Koch
1114 Avenue of the Americas
New York, NY 10036
Telephone: 212-479-5705
Telecopy: 212-479-5800

COMMERZBANK AG, NEW YORK BRANCH

By:
Title:

By:
Title:

Commitment: $50,000,000
Percentage of Aggregate Commitment: 5.55555%

Address for Notices:
Attention: Ralph C. Marra, Jr.
2 World Financial Center
New York, New York 10281
Telephone: 212-266-7761
Telecopy: 212-266-7565

KEYBANK NATIONAL ASSOCIATION

By:
Title:

Commitment: $50,000,000
Percentage of Aggregate Commitment: 5.55555%

Address for Notices:
Attention: John C. Scott
1146 19th Street, N.W., 4th Fl.
Washington, D.C. 20036
Telephone: 202-452-4941
Telecopy: 202-452-4925

With a copy to:
Jennifer A. Dakin
1146 19th Street, N.W., 4th Fl.
Washington, D.C. 20036
Telephone: 202-452-4940
Telecopy: 202-452-4925

US BANK

By:
Title:

Commitment: $50,000,000
Percentage of Aggregate Commitment: 5.55555%

Address for Notices:
Attention: Matthew Lind
800 Nicollet Mall
Minneapolis, Minnesota 55402
Telephone: 612-303-3585
Telecopy: 612-303-2270

WELLS FARGO BANK

By:
Title:

Commitment: $50,000,000.00
Percentage of Aggregate Commitment: 5.55555%

Address for Notices:
Attention: Erin Peart
1750 H Street, N.W. - Suite 400
Washington, D.C. 20006
Telephone 202-303-3012
Telecopy: 202-429-2984

ING REAL ESTATE

By:
Title:

Commitment: $35,000,000
Percentage of Aggregate Commitment: 3.88889%

Address for Notices:
Attention: David Mazujian
230 Park Avenue
New York, New York 10169
Telephone: 212-883-2620
Telecopy: 212-883-2920

NATIONAL AUSTRALIA BANK LTD.

By:
Title:

Commitment: $35,000,000
Percentage of Aggregate Commitment: 3.88889%

Address for Notices:
Attention: Erik Dowling
200 Park Avenue, 34th Floor
New York, New York 10166
Telephone: 212-916-9638
Telecopy: 212-983-7360

UBS AG, CAYMAN ISLANDS BRANCH

By:
Title:

By:
Title:

Commitment: $35,000,000.00
Percentage of Aggregate Commitment: 3.88889%

Address for Notices:
Attention: Denise Conzo
667 Washington Boulevard
Stamford, CT 06901
Telephone: 203-719-3853
Telecopy: 203-719-3888

AMSOUTH BANK

By:
Title:

Commitment: $30,000,000.00
Percentage of Aggregate Commitment: 3.33333%

Address for Notices:
Attention: Lawrence Clark
1900 5th Avenue North - AST 9th Floor
Birmingham, AL 35203
Telephone: 205-581-7493
Telecopy: 205-326-4075

MANUFACTURERS AND TRADERS TRUST COMPANY

By:
Title:

Commitment: $25,000,000.00
Percentage of Aggregate Commitment: 2.77778%

Address for Notices:
Attention: Robin F. Fischer
25 South Charles Street, 17th Floor
Baltimore, MD 21201
Telephone: 410-545-2396
Telecopy: 410-545-2385

BANK OF NOVA SCOTIA

By:
Title:

Commitment: $25,000,000.00
Percentage of Aggregate Commitment: 2.77778%

Address for Notices:
Attention: Neil Crawford
1 Liberty Plaza, 26th Floor
New York, NY 10006
Telephone: 212-225-5170

BAYERISCHE LANDESBANK, CAYMAN ISLANDS BRANCH

By:
Title:

By:
Title:

Commitment: $25,000,000
Percentage of Aggregate Commitment: 2.77778%

Address for Notices:
Attention: John Wain
560 Lexington Avenue
New York, New York 10022
Telephone: 212-310-9829
Telecopy: 212-230-9114

HVB BANK IRELAND

By:
Title:

By:
Title:

Commitment: $25,000,000.00
Percentage of Aggregate Commitment: 2.77778%

Address for Notices:
Attention: Robert Dowling
622 Third Avenue
New York, NY 10017-6707
Telephone: 212-672-5733
Telecopy: 212-672-6193

PNC BANK, NATIONAL ASSOCIATION

By:
Title:

Commitment: $25,000,000
Percentage of Aggregate Commitment: 2.77778%

Address for Notices:
Attention: Timothy P. Gleeson
7200 Wisconsin Avenue, Suite 314
Bethesda, Maryland 20814
Telephone: 301-986-5227
Telecopy: 301-986-5279

ROYAL BANK OF CANADA

By:
Title:
Commitment: $25,000,000
Percentage of Aggregate Commitment: 2.77778%

Address for Notices:
Attention: Gordon MacArthur
One Liberty Plaza
165 Broadway, 3rd Floor
New York, New York 10006
Telephone: 212-428-2324
Telecopy: 212-428-6459

With a copy to:

Manager, Credit & Transaction Management
Attention: J. Tyszewicz
One Liberty Plaza
165 Broadway, 3rd Floor
New York, New York 10006
Telephone:
Telecopy: (416) 842-4020

UNION BANK OF CALIFORNIA

By:
Title:

Commitment: $25,000,000.00
Percentage of Aggregate Commitment: 2.77778%

Address for Notices:
Attention: Jennifer Pritchard
350 California Street 7th Floor
San Francisco, CA 94104
Telephone: 415-705-5032
Telecopy: 415-433-7438

WACHOVIA BANK, NATIONAL ASSOCIATION

By:
Title:

Commitment: $25,000,000
Percentage of Aggregate Commitment: 2.77778%

Address for Notices:
Attention: David Hoagland
1 Wachovia Center
Charlotte, North Carolina 28288
Telephone: 704-374-4809
Telecopy: 704-383-6205

CHANG HWA COMMERCIAL BANK, LTD., New York Branch

By:
Title:

Commitment: $20,000,000
Percentage of Aggregate Commitment: 2.22222%

Address for Notices:
Attention: Ming-Hsien Lin
685 Third Avenue, 29th Floor
New York, New York 10017
Telephone: 212-651-9770
Telecopy: 212-651-9785

CHEVY CHASE BANK

By:
Title:
Commitment: $15,000,000
Percentage of Aggregate Commitment: 1.66667%

Address for Notices:
Attention: Paula Moriarty-Storch
7501 Wisconsin Avenue, 12th Fl.
Bethesda, Maryland 20814
Telephone: 240-497-7758
Telecopy: 240-497-7714

EXHIBIT A

PRICING GRID

The “LIBOR Applicable Margin” and “Facility Fee Rate” for any day are the respective percentages set forth below in the applicable row under the column corresponding to the Status that exists on such day.

Status	Level I	Level II	Level III	Level IV	Level V

LIBOR Applicable Margin	0.600%	0.650%	0.700%	0.900%	1.250%

Facility Fee Rate	0.150%	0.150%	0.200%	0.200%	0.250%

The credit ratings to be utilized for purposes of this Pricing Grid are those ratings assigned to the senior unsecured long-term debt securities of Rouse without third-party credit enhancement and any rating assigned to any other debt security of Rouse shall be disregarded.  The rating in effect at any date is that in effect at the close of business on such date.  In the event of a difference or split between the ratings issued by Moody’s and S&P, the lower rating shall apply.

For purposes of this Exhibit A, the following terms have the following meanings:

“Level I Status” exists at any date if, at such date, Rouse is rated “A-” or higher by S&P and “A3” or higher by Moody’s.

“Level II Status” exists at any date if, at such date, (i) Rouse is rated “BBB+” or higher by S&P and “Baa1” or higher by Moody’s and (ii) Level I Status does not exist.

“Level III Status” exists at any date if, at such date, (i) Rouse is rated “BBB” or higher by S&P and “Baa2” or higher by Moody’s and (ii) neither Level I Status nor Level II Status exists.

“Level IV Status” exists at any date if, at such date, (i) Rouse is rated “BBB-” or higher by S&P and “Baa3” or higher by Moody’s and (ii) none of Level I Status, Level II Status and Level III Status exists.

“Level V Status” exists at any date if, at such date, (a) either (i) Rouse is not rated by either S&P or Moody’s or (ii) none of Level I Status, Level II Status, Level III Status and Level IV Status exists.

“Status” refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status exists at any date.

EXHIBIT B-1

FORM OF NOTE

$	, 2003

On or before the Maturity Date, as defined in that certain Third Amended and Restated Unsecured Revolving Credit Agreement dated as of                        , 2003 (the “Agreement”) between THE ROUSE COMPANY (collectively, together with certain of its wholly-owned subsidiaries, the “Borrower”), JPMorgan Chase Bank, individually and as Co-Syndication Agent, Bank One, NA, a national bank organized under the laws of the United States of America, individually and as Administrative Agent for the Lenders and as Competitive Bid Option Agent, and Deutsche Bank Trust Company Americas individually and as Co-Syndication Agent, and the other Lenders listed on the signature pages of the Agreement, Borrower promises to pay to the order of                                          (the “Lender”), or its successors and assigns, the principal sum of                          AND NO/100 DOLLARS ($                       ) or the aggregate unpaid principal amount of all Loans (other than Competitive Bid Loans) made by the Lender to the Borrower pursuant to Section 2.1 of the Agreement, without setoff or counterclaim, in immediately available funds at the office of the Administrative Agent in Chicago, Illinois, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement.  The Borrower shall pay this Note (“Note”) in full on or before the Maturity Date in accordance with the terms of the Agreement.

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Advance and the date and amount of each principal payment hereunder.

This Note is issued pursuant to, and is entitled to the security under and benefits of, the Agreement and the other Loan Documents, to which Agreement and Loan Documents, as they may be amended from time to time, reference is hereby made for, inter alia, a statement of the terms and conditions under which this Note may be prepaid or its maturity date accelerated.  Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

If there is an Event of Default or Default under the Agreement or any other Loan Document and Lender exercises its remedies provided under the Agreement and/or any of the Loan Documents, then in addition to all amounts recoverable by the Lender under such documents, Lender shall be entitled to receive reasonable attorneys fees and expenses incurred by Lender in exercising such remedies.

Borrower and all endorsers severally waive presentment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note (except as otherwise expressly provided for in the Agreement), and any and all lack of diligence or delays in collection or enforcement of this Note, and expressly agree that this Note, or any payment hereunder, may be extended from time to time, and expressly consent to the release of any party liable for the obligation secured by this Note, the release of any of the security of this Note, the acceptance of any other security therefor, or any other indulgence or forbearance whatsoever, all without notice to any party and without affecting the liability of the Borrower and any endorsers hereof.

This Note shall be governed and construed under the internal laws of the State of Illinois.

BORROWER AND LENDER, BY ITS ACCEPTANCE HEREOF, EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS PROMISSORY NOTE OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS NOTE AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

THE ROUSE COMPANY

By:
Its:

PAYMENTS OF PRINCIPAL

Date	Unpaid Principal Balance	Notation Made by

EXHIBIT B-2

FORM OF COMPETITIVE BID NOTE

                 , 2003

On or before the last day of each “Interest Period” applicable to a “Competitive Bid Loan”, as defined in that certain Third Amended and Restated Unsecured Revolving Credit Agreement dated as of                       , 2003 (the “Agreement”) between THE ROUSE COMPANY (collectively, together with certain of its wholly-owned subsidiaries, the “Borrower”), JPMorgan Chase Bank, individually and as Co-Syndication Agent, Bank One, NA, a national bank organized under the laws of the United States of America, individually and as Administrative Agent for the Lenders and as Competitive Bid Option Agent, Deutsche Bank Trust Company Americas, individually and as Co-Syndication Agent, and the other Lenders listed on the signature pages of the Agreement, Borrower promises to pay to the order of                                             (the “Lender”), or its successors and assigns, the unpaid principal amount of such Competitive Bid Loan made by the Lender to the Borrower pursuant to Section 2.17 of the Agreement, without setoff or counterclaim, in immediately available funds at the office of the Administrative Agent in Chicago, Illinois, together with interest on the unpaid principal amount hereof at the rates and on the dates established pursuant to the Agreement.  The Borrower shall pay any remaining unpaid principal amount of such Competitive Bid Loans under this Competitive Bid Note (“Note”) in full on or before the Maturity Date in accordance with the terms of the Agreement.

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date, amount and due date of each Competitive Bid Loan and the date and amount of each principal payment hereunder.

This Note is issued pursuant to, and is entitled to the security under and benefits of, the Agreement and the other Loan Documents, to which Agreement and Loan Documents, as they may be amended from time to time, reference is hereby made for, inter alia, a statement of the terms and conditions under which this Note may be prepaid or its maturity date accelerated.  Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

If there is an Event of Default or Default under the Agreement or any other Loan Document and Lender exercises its remedies provided under the Agreement and/or any of the Loan Documents, then in addition to all amounts recoverable by the Lender under such documents, Lender shall be entitled to receive reasonable attorneys fees and expenses incurred by Lender in exercising such remedies.

Borrower and all endorsers severally waive presentment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note (except as otherwise expressly provided for in the Agreement), and any and all lack of diligence or delays in collection or enforcement of this Note, and expressly agree that this Note, or any payment hereunder, may be extended from time to time, and expressly consent to the release of any party liable for the obligation secured by this Note, the release of any of the security of this Note, the acceptance of any other security therefor, or any other indulgence or forbearance whatsoever, all without notice to any party and without affecting the liability of the Borrower and any endorsers hereof.

This Note shall be governed and construed under the internal laws of the State of Illinois.

BORROWER AND LENDER, BY ITS ACCEPTANCE HEREOF, EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS PROMISSORY NOTE OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS NOTE AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

THE ROUSE COMPANY

By:
Title:

PAYMENTS OF PRINCIPAL

Date	Unpaid Principal Balance	Notation Made by

EXHIBIT C-1

FORM OF COMPETITIVE BID QUOTE REQUEST

(Section 2.17(b))

To:                                                                    Bank One, NA

as competitive bid option agent (the “Agent”)

From:                                                        The Rouse Company (the “Borrower”)

Re:                                                                     Third Amended and Restated Unsecured Revolving Credit Agreement dated as of                           , 2003 among the Borrower, the lenders from time to time party thereto, and Bank One, NA, as Administrative Agent for such lenders (as amended, supplemented or otherwise modified from time to time through the date hereof, the “Agreement”)

1.                                       Capitalized terms used herein have the meanings assigned to them in the Agreement.

2.                                       We hereby give notice pursuant to Section 2.17(b) of the Agreement that we request Competitive Bid Quotes for the following proposed Competitive Bid Loan(s):

Borrowing Date:                                  , 20

Principal Amount(1)	Interest Period(2)

3.                                       Such Competitive Bid Quotes should offer [a Competitive LIBOR Margin] [an Absolute Rate].

(1)                                  Amount must be at least $10,000,000 and an integral multiple of $1,000,000.

(2)                                  One (1), two (2), three (3) or six (6) months (Competitive LIBOR Margin) or 14 to 180 days (Absolute Rate), subject to the provisions of the definitions of LIBOR Interest Period and Absolute Interest Period.

4.                                       Upon acceptance by the undersigned of any or all of the Competitive Bid Loans offered by Lenders in response to this request, the undersigned shall be deemed to affirm as of the Borrowing Date thereof the representations and warranties made in Article VI of the Agreement.

THE ROUSE COMPANY

By:
Its:

EXHIBIT C-2

INVITATION FOR COMPETITIVE BID QUOTES

(Section 2.17(c))

To:                                                                    Each of the Lenders party to

the Agreement referred to below

From:                                                        Bank One, NA

Re:                                                                     Invitation for Competitive Bid Quotes to

The Rouse Company (the “Borrower”)

Pursuant to Section 2.17(c) of the Third Amended and Restated Unsecured Revolving Credit Agreement dated as of                , 2003 among the Borrower, the lenders from time to time party thereto, JPMorgan Chase Bank, Deutsche Bank Trust Company Americas and Bank One, NA (as amended, supplemented or otherwise modified from time to time through the date hereof, the “Agreement”), we are pleased on behalf of the Borrower to invite you to submit Competitive Bid Quotes to the Borrower for the following proposed Competitive Bid Loan(s):

Borrowing Date:                                  , 20

Principal Amount	Interest Period

Such Competitive Bid Quotes should offer [a Competitive LIBOR Margin] [an Absolute Rate].  Your Competitive Bid Quote must comply with Section 2.17(d) of the Agreement and the foregoing.  Capitalized terms used herein have the meanings assigned to them in the Agreement.

Please respond to this invitation by no later than [2:00 p.m. for a Competitive LIBOR Margin or 9:00 a.m. for an Absolute Rate] (Chicago time) on                            , 20       .

BANK ONE, NA, as Competitive Bid Option Agent

By:
Its:

EXHIBIT C-3

FORM OF COMPETITIVE BID QUOTE

(Section 2.17(d))

                    , 20

To:                                                                    Bank One, NA

as Competitive Bid Option Agent

Re:                                                                     Competitive Bid Quote to The Rouse Company

(collectively, together with certain of its wholly-owned subsidiaries, the “Borrower”)

In response to your invitation on behalf of the Borrower dated                              , 20      , we hereby make the following Competitive Bid Quote pursuant to Section 2.17(d) of the Agreement hereinafter referred to and on the following terms:

1.                                       Quoting Lender:

2.                                       Person to contact at Quoting Lender:

3.                                       Borrowing Date:                                                                                                                                              (3)

4.                             We hereby offer to make Competitive Bid Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

Principal Amount(4)	Interest Period(5)	[Competitive LIBOR Margin(6)]	[Absolute Rate(7)]

We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Third Amended and Restated Unsecured Revolving Credit Agreement dated as of                              , 2003, among the Borrower, the lenders from time to

(3)                                  As specified in the related Invitation For Competitive Bid Quotes.

(4)                                  Principal amount bid for each Interest Period may not exceed the principal amount requested.  Bids must be made for at least $10,000,000 and integral multiples of $1,000,000.

(5)                                  One (1), two (2), three (3) or six (6) months or 14 to 180 days, as specified in the related Invitation For Competitive Bid Quotes.

(6)                                  Competitive LIBOR Margin for the applicable LIBOR Interest Period.  Specify percentage (rounded to the nearest 1/100 of 1%) and specify whether “PLUS” or “MINUS”.

(7)                                  Specify rate of interest per annum (rounded to the nearest 1/100 of 1%).

time party thereto, JPMorgan Chase Bank, Deutsche Bank Trust Company Americas and Bank One, NA (as amended, supplemented or otherwise modified from time to time through the date hereof, the “Agreement”), irrevocably obligates us to make the Competitive Bid Loan(s) for which any offer(s) are accepted, in whole or in part.  Capitalized terms used herein and not otherwise defined herein shall have their meanings as defined in the Agreement.

Very truly yours,

[NAME OF LENDER]

By:
Its:

EXHIBIT D

FORM OF LIMITED GUARANTY

(REVOLVING)

This Limited Guaranty (Revolving) made as of July 30, 2003 (the “Guaranty”), by The Howard Hughes Corporation and Howard Hughes Properties, Inc. jointly and severally (each, individually, a “Guarantor” and collectively, the “Guarantor”), to and for the benefit of JPMorgan Chase Bank, Deutsche Bank Trust Company Americas and Bank One, NA, individually and as agents for themselves and the other Lenders as defined in the Revolving Credit Agreement (as defined below) and their respective successors and assigns (such agents and “Lenders” herein, collectively, “Lender”).

RECITALS

A.                                             The Rouse Company (collectively, with its Wholly-Owned Borrowing Subsidiaries (as defined in the Revolving Credit Agreement), the “Borrower”)) and Guarantor have requested that Lender make an unsecured revolving credit facility available to Borrower in the aggregate principal amount of up to $900,000,000 (“Revolving Facility”).

B.                                               Lender has agreed to make the Revolving Facility available to Borrower pursuant to the terms and conditions set forth in a Third Amended and Restated Unsecured Revolving Credit Agreement of even date herewith (“Revolving Credit Agreement”) among the Borrower and the Lender.  All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Revolving Credit Agreement.

C.                                               Borrower has executed and delivered to Lender Notes, each of even date herewith, in the aggregate principal amount of $900,000,000 as evidence of its Obligations to Lender with respect to the Revolving Facility.  Borrower has also executed and delivered to each Lender a Competitive Bid Note which evidences any Competitive Bid Loans which may be made by such Lender under the Revolving Credit Agreement.  The Notes and Competitive Bid Notes described above, together with any amendments or allonges thereto, or restatements, replacements or renewals thereof, and/or new promissory notes to new Lenders under the Revolving Credit Agreement, are collectively referred to herein as the “Note”.

D.                                              Rouse is a stockholder, directly or indirectly, of each entity comprising Guarantor, and Guarantor will receive advances from time to time from Rouse out of the proceeds of the Revolving Facility and, therefore, Guarantor will derive financial benefit from the Revolving Facility evidenced by the Note, Revolving Credit Agreement and the other Loan Documents.  The execution and delivery of this Guaranty by Guarantor is a condition precedent to the performance by Lender of its obligations under the Revolving Credit Agreement.

AGREEMENTS

NOW, THEREFORE, Guarantor, in consideration of the matters described in the foregoing Recitals, which Recitals are incorporated herein and made a part hereof, and for other good and valuable consideration, hereby agrees as follows:

1.                                                    Guarantor absolutely, unconditionally, and irrevocably guarantees to Lender:

(a)                                  the full and prompt payment of the principal of and interest on the Note when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, and the prompt payment of all sums which may now be or may hereafter become due and owing under the Note, the Revolving Credit Agreement, and the other Loan Documents;

(b)                                 the payment of all Enforcement Costs (as hereinafter defined in Paragraph 7 hereof); and

(c)                                  the full, complete, and punctual observance, performance, and satisfaction of all of the obligations, duties, covenants, and agreements of Borrower under the Revolving Credit Agreement and the Loan Documents.

All amounts due, debts, liabilities, and payment obligations described in subparagraphs (a) and (b) of this Paragraph 1 are referred to herein as the “Facility Indebtedness.”  All obligations described in subparagraph (c) of this Paragraph 1 are referred to herein as the “Obligations.”  All obligations described in subparagraphs (a), (b) and (c) of this Paragraph 1 are referred to collectively as the “Guaranteed Obligations”.  Guarantor and Lender agree that each individual Guarantor’s obligations hereunder shall not exceed the maximum amount not subject to avoidance under Title 11 of the United States Code, as same may be amended from time to time, or any applicable state law (the “Bankruptcy Code”).  To that end, to the extent such obligations would otherwise be subject to avoidance under the Bankruptcy Code if such Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for its obligations hereunder, any such Guarantor’s obligations hereunder shall be reduced to that amount which, after giving effect thereto, would not render such Guarantor insolvent, or leave such Guarantor with an unreasonably small capital to conduct its business, or cause such Guarantor to have incurred debts (or intended to have incurred debts) beyond its ability to pay such debts as they mature, as such terms are determined, and at the time such obligations are deemed to have been incurred, under the Bankruptcy Code.  In the event either of the entities comprising the Guarantor shall make any payment or payments under this Guaranty, the other entity comprising the Guarantor shall contribute to such paying entity an amount equal to such non-paying entity’s pro rata share (based on their respective maximum liabilities hereunder) of such payment or payments made by such paying entity, provided that such contribution right shall be subordinate and junior in right of payment to all the Guaranteed Obligations to Lender.

Notwithstanding anything herein to the contrary, the maximum aggregate liability of both entities comprising the Guarantor under this Guaranty to the Lender with respect to any portion of the aggregate principal balances outstanding under the Revolving Credit Agreement that becomes due and payable prior to the “Limitation End Date” (as defined below) shall not exceed $250,000,000 (the “Maximum Principal Liability”).  The Guarantor’s Maximum Principal

Liability shall be reduced only by payments made by Guarantor to Lender during the continuance of an Event of Default under the Revolving Credit Agreement which are expressly identified in writing at the time of payment as being made for such purpose.  Any principal payments made by the Borrower, any other guarantor or from any other source shall not reduce the Maximum Principal Liability, despite reducing the aggregate principal balance outstanding under the Revolving Credit Agreement.  The limitation imposed on a Guarantor’s liability shall expire, and such Guarantor shall be liable for the full principal balance of the Facility Indebtedness without regard to this paragraph, on the date that those obligations of Borrower to deliver additional stock of Borrower to certain “Holders” on account of those “Business Units” (as such terms are defined in the Contingent Stock Agreement described below) which are held by such Guarantor have either been terminated early by agreement or expired in accordance with the terms of that certain Contingent Stock Agreement dated as of January 1, 1996 (the “Limitation End Date”).  Guarantor shall not take any action, or consent to any action by any other party, which would extend the current Limitation End Date.

2.                                                    In the event of any default by Borrower in making payment of the Facility Indebtedness, or in performance of the Obligations, as aforesaid, in each case beyond the expiration of any applicable grace period, Guarantor agrees, on demand by Lender or the holder of the Note, to pay all the Facility Indebtedness and to perform all the Obligations as are or then or thereafter become due and owing or are to be performed under the terms of the Note, the Revolving Credit Agreement and the other Loan Documents.  Lender shall have the right, at its option, either before, during or after pursuing any other right or remedy against Borrower or Guarantor, to perform any and all of the Obligations by or through any agent, contractor or subcontractor, or any of their agents, of its selection, all as Lender in its sole discretion deems proper, and Guarantor shall indemnify and hold Lender free and harmless from and against any and all loss, damage, cost, expense, injury, or liability Lender may suffer or incur in connection with the exercise of its rights under this Guaranty or the performance of the Obligations, except to the extent the same arises as a result of the gross negligence or willful misconduct of Lender.

All of the remedies set forth herein and/or provided by any of the Loan Documents or law or equity shall be equally available to Lender, and the choice by Lender of one such alternative over another shall not be subject to question or challenge by Guarantor or any other person, nor shall any such choice be asserted as a defense, set-off, or failure to mitigate damages in any action, proceeding, or counteraction by Lender to recover or seeking any other remedy under this Guaranty, nor shall such choice preclude Lender from subsequently electing to exercise a different remedy.  The parties have agreed to the alternative remedies hereinabove specified in part because they recognize that the choice of remedies in the event of a failure hereunder will necessarily be and should properly be a matter of business judgment, which the passage of time and events may or may not prove to have been the best choice to maximize recovery by Lender at the lowest cost to Borrower and/or Guarantor.  It is the intention of the parties that such choice by Lender be given conclusive effect regardless of such subsequent developments.

3.                                                    Guarantor does hereby waive (i) notice of acceptance of this Guaranty by Lender and any and all notices and demands of every kind which may be required to be given by any statute, rule or law, (ii) any defense, right of set-off or other claim which Guarantor may have against the Borrower or which Guarantor or Borrower may have against Lender or any holders of the Note (other than defenses relating to payment of the Facility Indebtedness or the correctness of any allegation by Lender that Borrower was in default in the performance of the Obligations), (iii) presentment for payment, demand for payment (other than as provided for in Paragraph 2 above), notice of nonpayment (other than as provided for in Paragraph 2 above) or dishonor, protest and notice of protest, diligence in collection and any and all formalities which otherwise might be legally required to charge Guarantor with liability, (iv) any failure by Lender to inform Guarantor of any facts Lender may now or hereafter know about Borrower, the Revolving Facility, or the transactions contemplated by the Revolving Credit Agreement, it being understood and agreed that Lender has no duty so to inform and that the Guarantor is fully responsible for being and remaining informed by the Borrower of all circumstances bearing on the existence or creation, or the risk of nonpayment of the Facility Indebtedness or the risk of nonperformance of the Obligations, and (v) any and all right to cause a marshalling of assets of the Borrower or any other action by any court or governmental body with respect thereto, or to cause Lender to proceed against any other security given to Lender in connection with the Facility Indebtedness or the Obligations.  Credit may be granted or continued from time to time by Lender to Borrower without notice to or authorization from Guarantor, regardless of the financial or other condition of the Borrower at the time of any such grant or continuation.  Lender shall have no obligation to disclose or discuss with Guarantor its assessment of the financial condition of Borrower.  Guarantor acknowledges that no representations of any kind whatsoever have been made by Lender to Guarantor.  No modification or waiver of any of the provisions of this Guaranty shall be binding upon Lender except as expressly set forth in a writing duly signed and delivered on behalf of Lender.  Guarantor further agrees that any exculpatory language contained in the Revolving Credit Agreement or the Note shall in no event apply to this Guaranty, and will not prevent Lender from proceeding against Guarantor to enforce this Guaranty.

4.                                                    Guarantor further agrees that Guarantor’s liability as guarantor shall in nowise be impaired by any renewals or extensions which may be made from time to time, with or without the knowledge or consent of Guarantor, of the time for payment of interest or principal under the Note or by any forbearance or delay in collecting interest or principal under the Note, or by any waiver by Lender under the Revolving Credit Agreement or any other Loan Documents, or by Lender’s failure or election not to pursue any other remedies it may have against Borrower, or by any change or modification in the Note, Revolving Credit Agreement or any other Loan Documents, or by the acceptance by Lender of any additional security or any increase, substitution or change therein, or by the release by Lender of any security or any withdrawal thereof or decrease therein, or by the application of payments received from any source to the payment of any obligation other than the Facility Indebtedness, even though Lender might lawfully have elected to apply such payments to any part or all of the Facility Indebtedness, it being the intent hereof that Guarantor shall remain liable as principal for payment of the Facility Indebtedness and performance of the Obligations until all indebtedness has been paid in full and the other terms, covenants and conditions of the Revolving Credit Agreement and other Loan Documents and this Guaranty have been performed and the Aggregate Commitment terminated, notwithstanding any act or thing which might otherwise operate as a legal or equitable discharge of a surety.  Guarantor further understands and agrees that Lender may at any time enter into agreements with Borrower to amend and modify the Note, Revolving Credit Agreement or other Loan Documents, or any thereof, and may waive or release any provision or provisions of the Note, the Revolving Credit Agreement and other Loan Documents or any thereof, and, with reference to such instruments, may make and enter into any such agreement or agreements as

Lender and Borrower may deem proper and desirable, without in any manner impairing this Guaranty or any of Lender’s rights hereunder or any of the Guarantor’s obligations hereunder.

5.                                                    This is an absolute, unconditional, complete, present and continuing guaranty of payment and performance and not of collection.  Guarantor agrees that this Guaranty may be enforced by Lender without the necessity at any time of resorting to or exhausting any other security or collateral given in connection herewith or with the Note, the Revolving Credit Agreement or any of the other Loan Documents, or resorting to any other guaranties, and Guarantor hereby waives the right to require Lender to join Borrower in any action brought hereunder or to commence any action against or obtain any judgment against Borrower or to pursue any other remedy or enforce any other right.  Guarantor further agrees that nothing contained herein or otherwise shall prevent Lender from pursuing concurrently or successively all rights and remedies available to it at law and/or in equity or under the Note, Revolving Credit Agreement or any other Loan Documents, and the exercise of any of its rights or the completion of any of its remedies shall not constitute a discharge of any of Guarantor’s obligations hereunder, it being the purpose and intent of the Guarantor that the obligations of such Guarantor hereunder shall be primary, absolute, independent and unconditional under any and all circumstances whatsoever.  Neither Guarantor’s obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Borrower under the Note, Revolving Credit Agreement or other Loan Documents or by reason of Borrower’s bankruptcy or by reason of any creditor or bankruptcy proceeding instituted by or against Borrower.  This Guaranty shall continue to be effective and be deemed to have continued in existence or be reinstated (as the case may be) if at any time payment of all or any part of any sum payable pursuant to the Note, Revolving Credit Agreement or any other Loan Document is rescinded or otherwise required to be returned by the payee upon the insolvency, bankruptcy, or reorganization of the payor, all as though such payment to Lender had not been made, regardless of whether Lender contested the order requiring the return of such payment.  The obligations of Guarantor pursuant to the preceding sentence shall survive any termination, cancellation, or release of this Guaranty.

6.                                                    This Guaranty shall be assignable by Lender to any assignee of all or a portion of Lender’s rights under the Loan Documents.

7.                                                    If:  (i) this Guaranty, the Note or any other Loan Document is placed in the hands of attorneys for collection or is collected through any legal proceeding; (ii) attorneys are retained to represent Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors’ rights and involving a claim under this Guaranty, the Note, the Revolving Credit Agreement, or any other Loan Document; (iii) attorneys are retained to provide advice or other representation with respect to the Loan Documents in connection with an enforcement action or potential enforcement action; or (iv) attorneys are retained to represent Lender in any other legal proceedings whatsoever in connection with this Guaranty, the Note, the Revolving Credit Agreement, any of the other Loan Documents, or any property subject thereto (other than any action or proceeding brought by any Lender or participant against the Administrative Agent (as defined in the Revolving Credit Agreement) alleging a breach by the Administrative Agent of its duties under the Loan Documents), then Guarantor shall pay to Lender upon demand all reasonable attorneys’ fees, costs and expenses, including, without limitation, court costs, filing fees, recording costs, expenses of foreclosure, title insurance premiums, survey costs, minutes of foreclosure, and all other costs and expenses incurred in connection therewith (all of which are referred to herein as “Enforcement Costs”), in addition to all other amounts due hereunder.

8.                                                    The parties hereto intend that each provision in this Guaranty comports with all applicable local, state and federal laws and judicial decisions.  However, if any provision or provisions, or if any portion of any provision or provisions, in this Guaranty is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Guaranty to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Guaranty shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of Lender or any holder of the Note under the remainder of this Guaranty shall continue in full force and effect.

9.                                                    Any indebtedness of Borrower to Guarantor now or hereafter existing is hereby subordinated to the Facility Indebtedness.  Guarantor agrees that until the entire Facility Indebtedness has been paid in full and the aggregate Commitment is terminated, if an Event of Default under the Revolving Credit Agreement exists and is continuing, (i) Guarantor will not seek, accept, or retain for Guarantor’s own account, any payment from Borrower on account of such subordinated debt, and (ii) any such payments to Guarantor on account of such subordinated debt shall be collected and received by Guarantor in trust for Lender and shall be paid over to Lender on account of the Facility Indebtedness without impairing or releasing the obligations of Guarantor hereunder.

10.                                              Unless and until the Facility Indebtedness is repaid in full and the Aggregate Commitment is terminated, Guarantor shall not assert any claim (within the meaning of 11 U.S.C. § 101) which Guarantor may have against Borrower arising from a payment made by Guarantor under this Guaranty and agrees not to assert or take advantage of any subrogation rights of Guarantor or Lender or any right of Guarantor or Lender to proceed against (i) Borrower for reimbursement, or (ii) any other guarantor or any collateral security or guaranty or right of offset held by Lender for the payment of the Facility Indebtedness and performance of the Obligations, nor shall Guarantor seek or be entitled to seek any contribution or reimbursement from Borrower or any other guarantor in respect of payments made by Guarantor hereunder.  It is expressly understood that the waivers and agreements of Guarantor set forth above constitute additional and cumulative benefits given to Lender for its security and as an inducement for its extension of credit to Borrower.

11.                                              Any amounts received by Lender from any source on account of any indebtedness may be applied by Lender toward the payment of such indebtedness, and in such order of application, as Lender may from time to time elect.

12.                                              The Guarantor hereby submits to personal jurisdiction in the State of Illinois for the enforcement of this Guaranty and waives any and all personal rights to object to such jurisdiction for the purposes of litigation to enforce this Guaranty.  Guarantor hereby consents to the jurisdiction of either the Circuit Court of Cook County, Illinois, or the United States District Court for the Northern District of Illinois, in any action, suit, or proceeding which Lender may at any time wish to file in connection with this Guaranty or any related matter.  Guarantor hereby agrees that an action, suit, or proceeding to enforce this Guaranty may be brought in any state or federal court in the State of Illinois and hereby waives any objection which Guarantor may have to the laying of the venue of any such action, suit, or proceeding in any such court; provided, however, that the provisions of this Paragraph shall not be deemed to preclude Lender from filing any such action, suit, or proceeding in any other appropriate forum.

13.                                              All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below or at such other address as may be designated by such party in a notice to the other parties.  Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes and facsimiles).  Notice may be given as follows:

To Guarantors:

The Howard Hughes Corporation

Howard Hughes Properties, Inc.

10275 Little Patuxent Parkway

Columbia, Maryland 20144

Attention:                        General Counsel

Telecopy:                          (410) 992-6392

With a copy to:

The Rouse Company

10275 Little Patuxent Parkway

Columbia, Maryland  21044-3456

Attention:                        General Counsel

Telecopy:                          (410) 992-6392

To the Lender:

c/o Bank One, NA, as Administrative Agent

1 Bank One Plaza

Chicago, Illinois  60670

Attention:                      Patricia Leung, Corporate Real Estate

Telecopy:                          (312) 732-1117

With a copy to:

Sonnenschein Nath & Rosenthal LLP

8000 Sears Tower

Chicago, Illinois  60606

Attention:                        Patrick G. Moran, Esq.

Telecopy:                          (312) 876-7934

or at such other address or to such other person as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice.

14.                                              This Guaranty shall be binding upon the heirs, executors, legal and personal representatives, successors and assigns of Guarantor and shall inure to the benefit of Lender’s successors and assigns.  All liability of the entities comprising the Guarantor shall be joint and several, subject to the limitations set forth in Paragraph 1 hereof.

15.                                              This Guaranty shall be construed and enforced under the internal laws of the State of New York.

16.                                            GUARANTOR AND LENDER, BY ITS ACCEPTANCE HEREOF, EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS GUARANTY AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

17.                                              Guarantor hereby joins the Revolving Credit Agreement for purposes of making all representations and warranties of Guarantor (as defined in the Revolving Credit Agreement) set forth therein and agreeing to all covenants of the Guarantor (as defined in the Revolving Credit Agreement) set forth therein.  Guarantor hereby consents to the joinders of the Operating Partnership and each Wholly-Owned Borrowing Subsidiary as Borrowers pursuant to the provisions of the Revolving Credit Agreement.

IN WITNESS WHEREOF, each entity comprising the Guarantor has delivered this Guaranty in the State of Illinois as of the date first written above.

THE HOWARD HUGHES CORPORATION

By:
Its:

HOWARD HUGHES PROPERTIES, INC.

By:
Its:

ACCEPTED:

BANK ONE, NA,

not individually but as Administrative

Agent for the Lender

By:
Its:

EXHIBIT D-1

FORM OF UNLIMITED GUARANTY

(REVOLVING)

This Unlimited Guaranty (Revolving) made as of July 30, 2003 (the “Guaranty”), by The Howard Research and Development Corporation (the “Guarantor”), to and for the benefit of JPMorgan Chase Bank, Deutsche Bank Trust Company Americas and Bank One, NA , individually and as agents for themselves and the other Lenders as defined in the Revolving Credit Agreement (as defined below) and their respective successors and assigns (such agents and “Lenders” herein, collectively, the “Lender”).

RECITALS

A.                                             The Rouse Company (collectively, with its Wholly-Owned Borrowing Subsidiaries (as defined in the Revolving Credit Agreement), “Borrower”)) and Guarantor have requested that Lender make an unsecured revolving credit facility available to Borrower in the aggregate principal amount of up to $900,000,000 (“Revolving Facility”).

B.                                               Lender has agreed to make the Revolving Facility available to Borrower pursuant to the terms and conditions set forth in a Third Amended and Restated Unsecured Revolving Credit Agreement of even date herewith (“Revolving Credit Agreement”) among the Borrower and the Lender.  All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Revolving Credit Agreement.

C.                                               Borrower has executed and delivered to Lender Notes, each of even date herewith, in the aggregate principal amount of $900,000,000 as evidence of its Obligations to Lender with respect to the Revolving Facility.  Borrower has also executed and delivered to each Lender a Competitive Bid Note which evidences any Competitive Bid Loans which may be made by such Lender under the Revolving Credit Agreement.  The Notes and Competitive Bid Notes described above, together with any amendments or allonges thereto, or restatements, replacements or renewals thereof, and/or new promissory notes to new Lenders under the Revolving Credit Agreement, are collectively referred to herein as the “Note”.

D.                                              Rouse is a stockholder, directly or indirectly, of Guarantor, and Guarantor will receive advances from time to time from Rouse out of the proceeds of the Revolving Facility and, therefore, Guarantor will derive financial benefit from the Revolving Facility evidenced by the Note, Revolving Credit Agreement and the other Loan Documents.  The execution and delivery of this Guaranty is a condition precedent to the performance by Lender of its obligations under the Revolving Credit Agreement.

AGREEMENTS

NOW, THEREFORE, Guarantor, in consideration of the matters described in the foregoing Recitals, which Recitals are incorporated herein and made a part hereof, and for other good and valuable consideration, hereby agrees as follows:

1.                                                    Guarantor absolutely, unconditionally, and irrevocably guarantees to Lender:

(a)                                  the full and prompt payment of the principal of and interest on the Note when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, and the prompt payment of all sums which may now be or may hereafter become due and owing under the Note, the Revolving Credit Agreement, and the other Loan Documents;

(b)                                 the payment of all Enforcement Costs (as hereinafter defined in Paragraph 7 hereof); and

(c)                                  the full, complete, and punctual observance, performance, and satisfaction of all of the obligations, duties, covenants, and agreements of Borrower under the Revolving Credit Agreement and the Loan Documents.

All amounts due, debts, liabilities, and payment obligations described in subparagraphs (a) and (b) of this Paragraph 1 are referred to herein as the “Facility Indebtedness.”  All obligations described in subparagraph (c) of this Paragraph 1 are referred to herein as the “Obligations.”  All obligations described in subparagraphs (a), (b) and (c) of this Paragraph 1 are referred to collectively as the “Guaranteed Obligations”.  Guarantor and Lender agree that Guarantor’s obligations hereunder shall not exceed the maximum amount not subject to avoidance under Title 11 of the United States Code, as same may be amended from time to time, or any applicable state law (the “Bankruptcy Code”).  To that end, to the extent such obligations would otherwise be subject to avoidance under the Bankruptcy Code if Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for its obligations hereunder, Guarantor’s obligations hereunder shall be reduced to that amount which, after giving effect thereto, would not render Guarantor insolvent, or leave Guarantor with an unreasonably small capital to conduct its business, or cause Guarantor to have incurred debts (or intended to have incurred debts) beyond its ability to pay such debts as they mature, as such terms are determined, and at the time such obligations are deemed to have been incurred, under the Bankruptcy Code.

2.                                                    In the event of any default by Borrower in making payment of the Facility Indebtedness, or in performance of the Obligations, as aforesaid, in each case beyond the expiration of any applicable grace period, Guarantor agrees, on demand by Lender or the holder of the Note, to pay all the Facility Indebtedness and to perform all the Obligations as are or then or thereafter become due and owing or are to be performed under the terms of the Note, the Revolving Credit Agreement and the other Loan Documents.  Lender shall have the right, at its option, either before, during or after pursuing any other right or remedy against Borrower or Guarantor, to perform any and all of the Obligations by or through any agent, contractor or subcontractor, or any of their agents, of its selection, all as Lender in its sole discretion deems proper, and Guarantor shall indemnify and hold Lender free and harmless from and against any and all loss, damage, cost, expense, injury, or liability Lender may suffer or incur in connection with the exercise of its rights under this Guaranty or the performance of the Obligations, except to the extent the same arises as a result of the gross negligence or willful misconduct of Lender.

All of the remedies set forth herein and/or provided by any of the Loan Documents or law or equity shall be equally available to Lender, and the choice by Lender of one such alternative over another shall not be subject to question or challenge by Guarantor or any other person, nor shall any such choice be asserted as a defense, set-off, or failure to mitigate damages in any action, proceeding, or counteraction by Lender to recover or seeking any other remedy under this Guaranty, nor shall such choice preclude Lender from subsequently electing to exercise a different remedy.  The parties have agreed to the alternative remedies hereinabove specified in part because they recognize that the choice of remedies in the event of a failure hereunder will necessarily be and should properly be a matter of business judgment, which the passage of time and events may or may not prove to have been the best choice to maximize recovery by Lender at the lowest cost to Borrower and/or Guarantor.  It is the intention of the parties that such choice by Lender be given conclusive effect regardless of such subsequent developments.

3.                                                    Guarantor does hereby waive (i) notice of acceptance of this Guaranty by Lender and any and all notices and demands of every kind which may be required to be given by any statute, rule or law, (ii) any defense, right of set-off or other claim which Guarantor may have against the Borrower or which Guarantor or Borrower may have against Lender or any holders of the Note (other than defenses relating to payment of the Facility Indebtedness or the correctness of any allegation by Lender that Borrower was in default in the performance of the Obligations), (iii) presentment for payment, demand for payment (other than as provided for in Paragraph 2 above), notice of nonpayment (other than as provided for in Paragraph 2 above) or dishonor, protest and notice of protest, diligence in collection and any and all formalities which otherwise might be legally required to charge Guarantor with liability, (iv) any failure by Lender to inform Guarantor of any facts Lender may now or hereafter know about Borrower, the Revolving Facility, or the transactions contemplated by the Revolving Credit Agreement, it being understood and agreed that Lender has no duty so to inform and that the Guarantor is fully responsible for being and remaining informed by the Borrower of all circumstances bearing on the existence or creation, or the risk of nonpayment of the Facility Indebtedness or the risk of nonperformance of the Obligations, and (v) any and all right to cause a marshalling of assets of the Borrower or any other action by any court or governmental body with respect thereto, or to cause Lender to proceed against any other security given to Lender in connection with the Facility Indebtedness or the Obligations.  Credit may be granted or continued from time to time by Lender to Borrower without notice to or authorization from Guarantor, regardless of the financial or other condition of the Borrower at the time of any such grant or continuation.  Lender shall have no obligation to disclose or discuss with Guarantor its assessment of the financial condition of Borrower.  Guarantor acknowledges that no representations of any kind whatsoever have been made by Lender to Guarantor.  No modification or waiver of any of the provisions of this Guaranty shall be binding upon Lender except as expressly set forth in a writing duly signed and delivered on behalf of Lender.  Guarantor further agrees that any exculpatory language contained in the Revolving Credit Agreement or the Note shall in no event apply to this Guaranty, and will not prevent Lender from proceeding against Guarantor to enforce this Guaranty.

4.                                                    Guarantor further agrees that Guarantor’s liability as guarantor shall in nowise be impaired by any renewals or extensions which may be made from time to time, with or without the knowledge or consent of Guarantor, of the time for payment of interest or principal under the Note or by any forbearance or delay in collecting interest or principal under the Note, or by any waiver by Lender under the Revolving Credit Agreement or any other Loan Documents, or by Lender’s failure or election not to pursue any other remedies it may have against Borrower, or by any change or modification in the Note, Revolving Credit Agreement or any other Loan Documents, or by the acceptance by Lender of any additional security or any increase, substitution or change therein, or by the release by Lender of any security or any withdrawal thereof or decrease therein, or by the application of payments received from any source to the payment of any obligation other than the Facility Indebtedness, even though Lender might lawfully have elected to apply such payments to any part or all of the Facility Indebtedness, it being the intent hereof that Guarantor shall remain liable as principal for payment of the Facility Indebtedness and performance of the Obligations until all indebtedness has been paid in full and the other terms, covenants and conditions of the Revolving Credit Agreement and other Loan Documents and this Guaranty have been performed and the Aggregate Commitment terminated, notwithstanding any act or thing which might otherwise operate as a legal or equitable discharge of a surety.  Guarantor further understands and agrees that Lender may at any time enter into agreements with Borrower to amend and modify the Note, Revolving Credit Agreement or other Loan Documents, or any thereof, and may waive or release any provision or provisions of the Note, the Revolving Credit Agreement and other Loan Documents or any thereof, and, with reference to such instruments, may make and enter into any such agreement or agreements as Lender and Borrower may deem proper and desirable, without in any manner impairing this Guaranty or any of Lender’s rights hereunder or any of the Guarantor’s obligations hereunder.

5.                                                    This is an absolute, unconditional, complete, present and continuing guaranty of payment and performance and not of collection.  Guarantor agrees that this Guaranty may be enforced by Lender without the necessity at any time of resorting to or exhausting any other security or collateral given in connection herewith or with the Note, the Revolving Credit Agreement or any of the other Loan Documents, or resorting to any other guaranties, and Guarantor hereby waives the right to require Lender to join Borrower in any action brought hereunder or to commence any action against or obtain any judgment against Borrower or to pursue any other remedy or enforce any other right.  Guarantor further agrees that nothing contained herein or otherwise shall prevent Lender from pursuing concurrently or successively all rights and remedies available to it at law and/or in equity or under the Note, Revolving Credit Agreement or any other Loan Documents, and the exercise of any of its rights or the completion of any of its remedies shall not constitute a discharge of any of Guarantor’s obligations hereunder, it being the purpose and intent of the Guarantor that the obligations of Guarantor hereunder shall be primary, absolute, independent and unconditional under any and all circumstances whatsoever.  Neither Guarantor’s obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Borrower under the Note, Revolving Credit Agreement or other Loan Documents or by reason of Borrower’s bankruptcy or by reason of any creditor or bankruptcy proceeding instituted by or against Borrower.  This Guaranty shall continue to be effective and be deemed to have continued in existence or be reinstated (as the case may be) if at any time payment of all or any part of any sum payable pursuant to the Note, Revolving Credit Agreement or any other Loan Document is rescinded or otherwise required to be returned by the payee upon the insolvency, bankruptcy, or reorganization of the payor, all as though such payment to Lender had not been made, regardless of whether Lender contested the order requiring the return of such payment.  The obligations of Guarantor pursuant to the preceding sentence shall survive any termination, cancellation, or release of this Guaranty.

6.                                                    This Guaranty shall be assignable by Lender to any assignee of all or a portion of Lender’s rights under the Loan Documents.

7.                                                    If:  (i) this Guaranty, the Note or any other Loan Document is placed in the hands of attorneys for collection or is collected through any legal proceeding; (ii) attorneys are retained to represent Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors’ rights and involving a claim under this Guaranty, the Note, the Revolving Credit Agreement, or any other Loan Document; (iii) attorneys are retained to provide advice or other representation with respect to the Loan Documents in connection with an enforcement action or potential enforcement action; or (iv) attorneys are retained to represent Lender in any other legal proceedings whatsoever in connection with this Guaranty, the Note, the Revolving Credit Agreement, any of the other Loan Documents, or any property subject thereto (other than any action or proceeding brought by any Lender or participant against the Administrative Agent (as defined in the Revolving Credit Agreement) alleging a breach by the Administrative Agent of its duties under the Loan Documents), then Guarantor shall pay to Lender upon demand all reasonable attorneys’ fees, costs and expenses, including, without limitation, court costs, filing fees, recording costs, expenses of foreclosure, title insurance premiums, survey costs, minutes of foreclosure, and all other costs and expenses incurred in connection therewith (all of which are referred to herein as “Enforcement Costs”), in addition to all other amounts due hereunder.

8.                                                    The parties hereto intend that each provision in this Guaranty comports with all applicable local, state and federal laws and judicial decisions.  However, if any provision or provisions, or if any portion of any provision or provisions, in this Guaranty is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Guaranty to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Guaranty shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of Lender or any holder of the Note under the remainder of this Guaranty shall continue in full force and effect.

9.                                                    Any indebtedness of Borrower to Guarantor now or hereafter existing is hereby subordinated to the Facility Indebtedness.  Guarantor agrees that until the entire Facility Indebtedness has been paid in full and the aggregate Commitment is terminated, if an Event of Default under the Revolving Credit Agreement exists and is continuing, (i) Guarantor will not seek, accept, or retain for Guarantor’s own account, any payment from Borrower on account of such subordinated debt, and (ii) any such payments to Guarantor on account of such subordinated debt shall be collected and received by Guarantor in trust for Lender and shall be paid over to Lender on account of the Facility Indebtedness without impairing or releasing the obligations of Guarantor hereunder.

10.                                              Unless and until the Facility Indebtedness is repaid in full and the Aggregate Commitment is terminated, Guarantor shall not assert any claim (within the meaning of 11 U.S.C. § 101) which Guarantor may have against Borrower arising from a payment made by Guarantor under this Guaranty and agrees not to assert or take advantage of any subrogation rights of Guarantor or Lender or any right of Guarantor or Lender to proceed against (i) Borrower for reimbursement, or (ii) any other guarantor or any collateral security or guaranty or right of offset held by Lender for the payment of the Facility Indebtedness and performance of the Obligations, nor shall Guarantor seek or be entitled to seek any contribution or reimbursement from Borrower or any other guarantor in respect of payments made by Guarantor hereunder.  It is expressly understood that the waivers and agreements of Guarantor set forth above constitute additional and cumulative benefits given to Lender for its security and as an inducement for its extension of credit to Borrower.

11.                                              Any amounts received by Lender from any source on account of any indebtedness may be applied by Lender toward the payment of such indebtedness, and in such order of application, as Lender may from time to time elect.

12.                                              The Guarantor hereby submits to personal jurisdiction in the State of Illinois for the enforcement of this Guaranty and waives any and all personal rights to object to such jurisdiction for the purposes of litigation to enforce this Guaranty.  Guarantor hereby consents to the jurisdiction of either the Circuit Court of Cook County, Illinois, or the United States District Court for the Northern District of Illinois, in any action, suit, or proceeding which Lender may at any time wish to file in connection with this Guaranty or any related matter.  Guarantor hereby agrees that an action, suit, or proceeding to enforce this Guaranty may be brought in any state or federal court in the State of Illinois and hereby waives any objection which Guarantor may have to the laying of the venue of any such action, suit, or proceeding in any such court; provided, however, that the provisions of this Paragraph shall not be deemed to preclude Lender from filing any such action, suit, or proceeding in any other appropriate forum.

13.                                              All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below or at such other address as may be designated by such party in a notice to the other parties.  Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes and facsimiles).  Notice may be given as follows:

To Guarantors:

The Howard Research and Development Corporation

10275 Little Patuxent Parkway

Columbia, Maryland  21044-3456

Attention:                        Patricia H. Dayton

Telecopy:                          (410) 964-3412

With a copy to:

The Rouse Company

10275 Little Patuxent Parkway

Columbia, Maryland  21044-3456

Attention:                        General Counsel

Telecopy:                          (410) 992-6392

To the Lender:

c/o Bank One, NA, as agent

1 Bank One Plaza

Chicago, Illinois  60670

Attention:                        Patricia Leung, Corporate Real Estate

Telecopy:                          (312) 732-1117

With a copy to:

Sonnenschein Nath & Rosenthal LLP

8000 Sears Tower

Chicago, Illinois  60606

Attention:                        Patrick G. Moran, Esq.

Telecopy:                          (312) 876-7934

or at such other address or to such other person as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice.

14.                                              This Guaranty shall be binding upon the heirs, executors, legal and personal representatives, successors and assigns of Guarantor and shall inure to the benefit of Lender’s successors and assigns.

15.                                              This Guaranty shall be construed and enforced under the internal laws of the State of New York.

16.                                            GUARANTOR AND LENDER, BY ITS ACCEPTANCE HEREOF, EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS

GUARANTY AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

17.                                              Guarantor hereby joins the Revolving Credit Agreement for purposes of making all representations and warranties of Guarantor (as defined in the Revolving Credit Agreement) set forth therein and agreeing to all covenants of the Guarantor (as defined in the Revolving Credit Agreement) set forth therein.  Guarantor hereby consents to the joinders of the Operating Partnership and each Wholly-Owned Borrowing Subsidiary as Borrowers pursuant to the provisions of the Revolving Credit Agreement.

IN WITNESS WHEREOF, Guarantor has delivered this Guaranty in the State of Illinois as of the date first written above.

THE HOWARD RESEARCH AND DEVELOPMENT CORPORATION

By:
Its:

ACCEPTED:

BANK ONE, NA,

not individually but as Administrative

Agent for the Lender

By:
Its:

EXHIBIT E

OPINION OF BORROWER’S COUNSEL

               , 2003

The Administrative Agent,

     JPMorgan Chase Bank,

     Individually and as Co-Syndication Agent,

     Deutsche Bank Trust Company Americas, Individually and as

      Co-Syndication Agent,

     and the other Lenders who are parties

     to the Credit Agreement described below

c/o Bank One, NA,

     as Administrative Agent for the Lenders

1 Bank One Plaza

Chicago, Illinois  60670

Ladies and Gentlemen:

I am Vice-President and General Counsel of The Rouse Company, a Maryland corporation (the “Borrower”) and I have been asked to render this opinion on behalf of the Borrower.  I have represented the Borrower in connection with its execution and delivery of  (i) the Third Amended and Restated Unsecured Revolving Credit Agreement among the Borrower, the Guarantors, Bank One, NA, individually and as Administrative Agent, JPMorgan Chase Bank, individually and as Co-Syndication Agent, Deutsche Bank Trust Company Americas, individually and as Co-Syndication Agent, JPMorgan Securities, Inc. and Deutsche Bank Securities, Inc. as joint sole lead arrangers and book runners and the other Lenders named therein, providing for Advances in an initial aggregate principal amount of up to $900,000,000 and dated as of July 30, 2003 (the “Agreement”), and (ii) the Reaffirmation of Pledge Agreement made by the Pledgors in favor of the Agent and dated as of July 30, 2003 (the “Pledge Agreement”).  All capitalized terms used in this opinion and not otherwise defined herein shall have the meanings as set forth in the Agreement or the Pledge Agreement, as applicable.

In that connection, I have examined the Borrower’s articles of incorporation, bylaws, resolutions, the Loan Documents and such documents and statutory or other material as I deemed necessary or appropriate to render the opinions expressed below.  I have assumed the authenticity of all documents submitted to me as copies.

Based upon and subject to the foregoing and to the qualifications, limitations and exceptions contained below, I am of the opinion that:

1.                                       The Borrower and each Subsidiary are corporations duly incorporated and existing under the respective laws of their State of incorporation, and are duly qualified as foreign corporations and properly licensed (if required) and in good standing in each jurisdiction in which the failure to qualify or be licensed would constitute a Material Adverse Financial Change or have a Material Adverse Effect.

2.                                       The execution and delivery of the Loan Documents by the Borrower and the performance by the Borrower of the Obligations have been duly authorized by all necessary corporate action and proceedings on the part of the Borrower and will not:

(a)                                  require any consent of the Borrower’s shareholders;

(b)                                 violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or the Borrower’s or any Subsidiary’s articles of incorporation or bylaws or any indenture, instrument or agreement binding upon the Borrower or any of its Subsidiaries; or

(c)                                  result in, or require, the creation or imposition of any Lien pursuant to the provisions of any indenture, instrument or agreement binding upon the Borrower or any of its Subsidiaries.

3.                                       The Loan Documents have been duly executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower enforceable in accordance with their terms except to the extent such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

4.                                       There are no suits, arbitrations, claims, disputes or other proceedings (including, without limitation, any civil, criminal, administrative or environmental proceedings), pending, or to the best of my knowledge, threatened against or affecting the Borrower or any of the Properties, which individually or in the aggregate may reasonably be expected to have a Material Adverse Effect and/or constitute a Material Adverse Financial Change or materially impair the Borrower’s ability to perform its obligations under the Loan Documents.

5.                                       No approval, authorization, consent, adjudication or order of any governmental authority, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under the Agreement or in connection with the payment by the Borrower of the Obligations.

In rendering the opinions expressed in the foregoing paragraphs, I have relied, with your approval, upon such certificates of officers of the Company as to matters of fact as I deemed necessary and appropriate.  I wish to advise you further that I am a member of the Bar of the State of Maryland and accordingly limit the applicability of the opinions contained herein to matters governed by the laws of the State of Maryland and the Federal laws of the United States of America.  With respect to the opinions expressed in paragraph 3, I have assumed that there is no difference between the laws of the State of Maryland and the applicable laws of the State of New York.

This opinion is rendered solely for your information and assistance in connection with the above transaction and may not be quoted or relied upon by any other person, except, to the extent permitted by the Loan Documents, the Administrative Agent, the Co-Syndication Agents, the other Lenders and their participants, assignees and other transferees, or for any other purpose without my prior written consent.

Very truly yours,

Gordon H. Glenn
Vice-President and General Counsel
(410) 992-6405

EXHIBIT F

FORM OF OPINION OF GUARANTOR’S (OTHER THAN UNENCUMBERED ASSET GUARANTORS’) COUNSEL

                    , 2000

The Administrative Agent,

     JPMorgan Chase Bank,

     Individually and as Co-Syndication Agent,

     Deutsche Bank Trust Company Americas, Individually and as

      Co-Syndication Agent,

     and the other Lenders who are parties

     to the Credit Agreement described below

c/o Bank One, NA,

     as Administrative Agent for the Lenders

1 Bank One Plaza

Chicago, Illinois  60670

Ladies and Gentlemen:

I am a Vice-President and General Counsel of The Howard Research and Development Corporation, a Maryland corporation (the “Guarantor”) and I have been asked to render this opinion on behalf of the Guarantor.  I have represented the Guarantor in connection with its execution and delivery of (i) the Third Amended and Restated Unsecured Revolving Credit Agreement among the Borrower, Bank One, NA, individually and as Administrative Agent, JPMorgan Chase Bank, individually and as Co-Syndication Agent, Deutsche Bank Trust Company Americas, Individually and as Co-Syndication Agent, JPMorgan Chase Securities, Inc. and Deutsche Bank Securities, Inc. as joint sole lead arrangers and book runners and the other Lenders named therein, providing for Advances in an initial aggregate principal amount of up to $900,000,000 and dated as of July 30, 2003 (the “Agreement”), and (ii) Unlimited Guaranty (Revolving) (the “Guaranty”) under the Agreement.  All capitalized terms used in this opinion and not otherwise defined herein shall have the meanings as set forth in the Agreement.

In that connection, I have examined the Guarantor’s articles of incorporation, bylaws, resolutions, the Loan Documents and such documents and statutory or other material as I deemed necessary or appropriate to render the opinions expressed below.  I have assumed the authenticity of all documents submitted to me as copies.

Based upon and subject to the foregoing and to the qualifications, limitations and exceptions contained below, I am of the opinion that:

1.                                       The Guarantor is a corporation duly incorporated and existing under the  laws of the State of  its incorporation, and is duly qualified as a foreign corporation and properly licensed (if required) and in good standing in each jurisdiction in which the failure to qualify or be licensed would constitute a Material Adverse Financial Change or have a Material Adverse Effect.

2.                                       The execution and delivery of the Loan Documents by the Guarantor and the performance by the Guarantor of the Obligations have been duly authorized by all necessary corporate action and proceedings on the part of the Guarantor and will not:

(a)                                  require any consent of the Guarantor’s shareholders;

(b)                                 violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Guarantor or any of its Subsidiaries or the Guarantor’s or any of its Subsidiary’s articles of incorporation or bylaws or any indenture, instrument or agreement binding upon the Guarantor or any of its Subsidiaries; or

(c)                                  result in, or require, the creation or imposition of any Lien pursuant to the provisions of any indenture, instrument or agreement binding upon the Guarantor or any of its Subsidiaries.

3.                                       The Loan Documents have been duly executed and delivered by the Guarantor and constitute legal, valid and binding obligations of the Guarantor enforceable in accordance with their terms except to the extent such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

4.                                       There are no suits, arbitrations, claims, disputes or other proceedings (including, without limitation, any civil, criminal, administrative or environmental proceedings), pending, or to the best of my knowledge, threatened against or affecting the Guarantor or any of its Properties, which individually or in the aggregate may reasonably be expected to have a Material Adverse Effect and/or constitute a Material Adverse Financial Change or materially impair the Guarantor’s ability to perform its obligations under the Loan Documents.

5.                                       No approval, authorization, consent, adjudication or order of any governmental authority, which has not been obtained by the Guarantor or any of its Subsidiaries, is required to be obtained by the Guarantor or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under the Agreement or in connection with the payment by the Guarantor of the Obligations.

In rendering the opinions expressed in the foregoing paragraphs, I have relied, with your approval, upon such certificates of officers of the Guarantor as to matters of fact as I deemed necessary and appropriate.  I wish to advise you further that I am a member of the Bar of the State of Maryland and accordingly limit the applicability of the opinions contained herein to matters governed by the laws of the State of Maryland and the Federal laws of the United States of America.  With respect to the opinions expressed in paragraph 3, I have assumed that there is no difference between the laws of the State of Maryland and the applicable laws of the State of New York.

This opinion is rendered solely for your information and assistance in connection with the above transaction and may not be quoted or relied upon by any other person, except, to the extent permitted by the Loan Documents, the Administrative Agent, the Co-Syndication Agents, the other Lenders and their participants, assignees and other transferees, or for any other purpose without my prior written consent.

Very truly yours,

Gordon H. Glenn
Vice-President and General Counsel
(410) 992-6405

FORM OF OPINION OF UNENCUMBERED ASSET GUARANTOR’S COUNSEL

                    , 2003

The Administrative Agent,

     JPMorgan Chase Bank,

     Individually and as Co-Syndication Agent,

     Deutsche Bank Trust Company Americas, Individually and as

      Co-Syndication Agent,

     and the other Lenders who are parties

     to the Credit Agreement described below

c/o Bank One, NA,

     as Administrative Agent for the Lenders

1 Bank One Plaza

Chicago, Illinois  60670

Ladies and Gentlemen:

I am a Vice-President and General Counsel of [Insert Guarantors] (each, a “Guarantor” and collectively, the “Guarantors”) and I have been asked to render this opinion on behalf of the Guarantors.  I have represented each Guarantor in connection with its execution and delivery of a Unencumbered Asset Guaranty (each, a “Guaranty”) under the Agreement.  All capitalized terms used in this opinion and not otherwise defined herein shall have the meanings as set forth in the Agreement.

In that connection, I have examined each Guarantor’s organizational documents, resolutions, the Loan Documents and such documents and statutory or other material as I deemed necessary or appropriate to render the opinions expressed below.  I have assumed the authenticity of all documents submitted to me as copies.

Based upon and subject to the foregoing and to the qualifications, limitations and exceptions contained below, I am of the opinion that:

1.                                       Each Guarantor is a duly organized and existing under the  laws of the State of its organization, and is duly qualified as a foreign corporation and properly licensed (if required) and in good standing in each jurisdiction in which the failure to qualify or be licensed would constitute a Material Adverse Financial Change or have a Material Adverse Effect.

2.                                       The execution and delivery of the Loan Documents by each Guarantor and the performance by such Guarantor of the Obligations have been duly authorized by all necessary corporate action and proceedings on the part of such Guarantor and will not:

(a)                                  require any consent of such owners of any equity interests in such Guarantor;

(b)                                 violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Guarantor or any of its Subsidiaries or such Guarantor’s or any of its

Subsidiary’s organizational documents or any indenture, instrument or agreement binding upon such Guarantor or any of its Subsidiaries; or

(c)                                  result in, or require, the creation or imposition of any Lien pursuant to the provisions of any indenture, instrument or agreement binding upon such Guarantor or any of its Subsidiaries.

3.                                       The Loan Documents have been duly executed and delivered by each Guarantor and constitute legal, valid and binding obligations of such Guarantor enforceable in accordance with their terms except to the extent such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

4.                                       There are no suits, arbitrations, claims, disputes or other proceedings (including, without limitation, any civil, criminal, administrative or environmental proceedings), pending, or to the best of my knowledge, threatened against or affecting any of the Guarantors or any of their Properties, which individually or in the aggregate may reasonably be expected to have a Material Adverse Effect and/or constitute a Material Adverse Financial Change or materially impair any Guarantor’s ability to perform its obligations under the Loan Documents.

5.                                       No approval, authorization, consent, adjudication or order of any governmental authority, which has not been obtained by any of the Guarantors or any of their Subsidiaries, is required to be obtained by any of the Guarantors or any of their Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under the Agreement or in connection with the payment by the Guarantors of the Obligations.

In rendering the opinions expressed in the foregoing paragraphs, I have relied, with your approval, upon such certificates of officers of the Guarantors as to matters of fact as I deemed necessary and appropriate.  I wish to advise you further that I am a member of the Bar of the State of                           and accordingly limit the applicability of the opinions contained herein to matters governed by the laws of the State of                           and the Federal laws of the United States of America.  With respect to the opinions expressed in paragraph 3, I have assumed that there is no difference between the laws of the State of                           and the applicable laws of the State of New York.

This opinion is rendered solely for your information and assistance in connection with the above transaction and may not be quoted or relied upon by any other person, except, to the extent permitted by the Loan Documents, the Administrative Agent, the Co-Syndication Agents, the other Lenders and their participants, assignees and other transferees, or for any other purpose without my prior written consent.

Very truly yours,

[Form of Opinion for The Hughes Corporation Counsel Opinion]

                         , 2003

The Administrative Agent,

     JPMorgan Chase Bank,

     Individually and as Co-Syndication Agent,

     Deutsche Bank Trust Company Americas, Individually and as

      Co-Syndication Agent,

     and the other Lenders who are parties

     to the Credit Agreement described below

c/o Bank One, NA,

     as Administrative Agent for the Lenders

1 Bank One Plaza

Chicago, Illinois  60670

Ladies and Gentlemen:

I am the Vice-President and Associate General Counsel of The Hughes Corporation, a Delaware corporation (“Pledgor”), and I have been asked to render this opinion on behalf of Pledgor.  I have represented Pledgor in connection with its execution and delivery of  the Pledge Agreement made by the Pledgors in favor of the Agent dated as of December 21, 2000 as reaffirmed by that certain Reaffirmation of Pledge Agreement dated as of July 30, 2003 (the “Pledge Agreement”).  All capitalized terms used in this opinion and not otherwise defined herein shall have the meanings as set forth in the Pledge Agreement or the Credit Agreement (as defined in the Pledge Agreement), as applicable.

In that connection, I have examined Pledgor’s articles of incorporation, bylaws, resolutions, the Pledge Agreement and such documents and statutory or other material as I deemed necessary or appropriate to render the opinions expressed below.  I have assumed the authenticity of all documents submitted to me as copies.

Based upon and subject to the foregoing and to the qualifications, limitations and exceptions contained below, I am of the opinion that:

1.                                       Pledgor is a corporation duly incorporated and existing under the  laws of the State of  its incorporation, and is duly qualified as a foreign corporation and properly licensed (if required) and in good standing in each jurisdiction in which the failure to qualify or be licensed would constitute a Material Adverse Financial Change or have a Material Adverse Effect.

2.                                       The execution and delivery of the Pledge Agreement by Pledgor and the performance by Pledgor of its obligations under the Pledge Agreement have been duly authorized by all necessary corporate action and proceedings on the part of Pledgor and will not:

(a)                                  require any consent of Pledgor’s shareholders;

(b)                                 violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Pledgor or any of its Subsidiaries or Pledgor’s or any of its Subsidiary’s articles of incorporation or bylaws or any indenture, instrument or agreement binding upon Pledgor or any of its Subsidiaries; or

(c)                                  result in, or require, the creation or imposition of any Lien pursuant to the provisions of any indenture, instrument or agreement binding upon Pledgor or any of its Subsidiaries.

3.                                       The Pledge Agreement has been duly executed and delivered by Pledgor and constitutes the legal, valid and binding obligation of Pledgor enforceable in accordance with its terms except to the extent such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

4.                                       There are no suits, arbitrations, claims, disputes or other proceedings (including, without limitation, any civil, criminal, administrative or environmental proceedings), pending, or to the best of my knowledge, threatened against or affecting either Pledgor or any of its Properties, which individually or in the aggregate may reasonably be expected to have a Material Adverse Effect and/or constitute a Material Adverse Financial Change or materially impair Pledgor’s ability to perform its obligations under the Pledge Agreement.

5.                                       No approval, authorization, consent, adjudication or order of any governmental authority, which has not been obtained by either Pledgor or any of its Subsidiaries, is required to be obtained by Pledgor or any of its Subsidiaries in connection with the execution and delivery of the Pledge Agreement or the performance of its obligations thereunder.

In rendering the opinions expressed in the foregoing paragraphs, I have relied, with your approval, upon such certificates of officers of Pledgor as to matters of fact as I deemed necessary and appropriate.  I wish to advise you further that I am a member of the Bar of the State of Nevada and accordingly limit the applicability of the opinions contained herein to matters governed by the laws of the State of Nevada and the Federal laws of the United States of America.  With respect to the opinions expressed in paragraph 3, I have assumed that there is no difference between the laws of the State of Nevada and the applicable laws of the State of New York.

This opinion is rendered solely for your information and assistance in connection with the above transaction and may not be quoted or relied upon by any other person, except, to the extent permitted by the Pledge Agreement, the Administrative Agent, the Co-Syndication Agents, the other Lenders and their participants, assignees and other transferees, or for any other purpose without my prior written consent.

Very truly yours,

Vice-President and General Counsel

[Form of Opinion for THHC and HHPI]

                         , 2003

The Administrative Agent,

     JPMorgan Chase Bank,

     Individually and as Co-Syndication Agent,

     Deutsche Bank Trust Company Americas, Individually and as

      Co-Syndication Agent,

     and the other Lenders who are parties

     to the Credit Agreement described below

c/o Bank One, NA,

     as Administrative Agent for the Lenders

1 Bank One Plaza

Chicago, Illinois  60670

Ladies and Gentlemen:

I am the Vice-President and Associate General Counsel of The Howard Hughes Corporation, a Delaware corporation, and Howard Hughes Properties, Inc., a Nevada corporation, and each such corporation is referred to below as a “Guarantor”.  I have been asked to render this opinion on behalf of each Guarantor.  I have represented each Guarantor in connection with its execution and delivery of the Third Amended and Restated Unsecured Revolving Credit Agreement among the Borrower, Bank One, NA, individually and as Administrative Agent, JPMorgan Chase Bank, individually and as Co-Syndication Agent Deutsche Bank Trust Company Americas, individually and as Co-Syndication Agent, JPMorgan Securities, Inc. and Deutsche Bank Securities, Inc. as joint sole lead arrangers and book runners and the other Lenders named therein, providing for Advances in an initial aggregate principal amount of up to $900,000,000 and dated as of July 30, 2003 (the “Agreement”), and a Limited Guaranty Revolving (the “Guaranty”) under the Agreement.  All capitalized terms used in this opinion and not otherwise defined herein shall have the meanings as set forth in the Agreement.

In that connection, I have examined each Guarantor’s articles of incorporation, bylaws, resolutions, the Loan Documents and such documents and statutory or other material as I deemed necessary or appropriate to render the opinions expressed below.  I have assumed the authenticity of all documents submitted to me as copies.

Based upon and subject to the foregoing and to the qualifications, limitations and exceptions contained below, I am of the opinion that:

1.                                       Each Guarantor is a corporation duly incorporated and existing under the  laws of the State of its incorporation, and is duly qualified as a foreign corporation and properly licensed

(if required) and in good standing in each jurisdiction in which the failure to qualify or be licensed would constitute a Material Adverse Financial Change or have a Material Adverse Effect.

2.                                       The execution and delivery of the Loan Documents by each Guarantor and the performance by each Guarantor of the Obligations have been duly authorized by all necessary corporate action and proceedings on the part of each Guarantor and will not:

(a)                                  require any consent of such Guarantor’s shareholders;

(b)                                 violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Guarantor or any of its Subsidiaries or such Guarantor’s or any of its Subsidiary’s articles of incorporation or bylaws or any indenture, instrument or agreement binding upon such Guarantor or any of its Subsidiaries; or

(c)                                  result in, or require, the creation or imposition of any Lien pursuant to the provisions of any indenture, instrument or agreement binding upon such Guarantor or any of its Subsidiaries.

3.                                       The Loan Documents have been duly executed and delivered by each Guarantor and constitute legal, valid and binding obligations of each Guarantor enforceable in accordance with their terms except to the extent such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

4.                                       There are no suits, arbitrations, claims, disputes or other proceedings (including, without limitation, any civil, criminal, administrative or environmental proceedings), pending, or to the best of my knowledge, threatened against or affecting either Guarantor or any of its Properties, which individually or in the aggregate may reasonably be expected to have a Material Adverse Effect and/or constitute a Material Adverse Financial Change or materially impair the Guarantor’s ability to perform its obligations under the Loan Documents.

5.                                       No approval, authorization, consent, adjudication or order of any governmental authority, which has not been obtained by either Guarantor or any of its Subsidiaries, is required to be obtained by such Guarantor or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under the Agreement or in connection with the payment by the Guarantor of the Obligations.

In rendering the opinions expressed in the foregoing paragraphs, I have relied, with your approval, upon such certificates of officers of each Guarantor as to matters of fact as I deemed necessary and appropriate.  I wish to advise you further that I am a member of the Bar of the State of Nevada and accordingly limit the applicability of the opinions contained herein to matters governed by the laws of the State of Nevada and the Federal laws of the United States of America.  With respect to the opinions expressed in paragraph 3, I have assumed that there is no difference between the laws of the State of Nevada and the applicable laws of the State of New York.

This opinion is rendered solely for your information and assistance in connection with the above transaction and may not be quoted or relied upon by any other person, except, to the extent permitted by the Loan Documents, by the Administrative Agent, the Co-Syndication Agents, the other Lenders and their participants, assignees and other transferees, or for any other purpose without my prior written consent.

Very truly yours,

Vice-President and General Counsel

EXHIBIT G

WIRING INSTRUCTIONS

To:                              Bank One, NA, as Administrative Agent

(the “Agent”) under the Credit Agreement Described Below

Re:                               Third Amended and Restated Unsecured Revolving Credit Agreement, dated as of                     , 2003 (as amended, modified, renewed or extended from time to time, the “Agreement”), among The Rouse Company (collectively, together with certain of its wholly-owned subsidiaries, the “Borrower”), Bank One, NA, individually and as Administrative Agent and as Competitive Bid Option Agent, JPMorgan Chase Bank, individually and as Co-Syndication Agent, Deutsche Bank Trust Company Americas, individually and as Co-Syndication Agent, and the Lenders named therein.  Terms used herein and not otherwise defined shall have the meanings assigned thereto in the Credit Agreement.

The Administrative Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Administrative Agent of a specific written revocation of such instructions by the Borrower, provided, however, that the Administrative Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Section 15.1 of the Agreement or based on any telephonic notice made in accordance with the Agreement.

Facility Identification Number(s)    8878601

Customer/Account Name   The Rouse Company

Transfer Funds To   M&T Bank (Buffalo, New York); ABA:  022000046

For Account No.   086-9394-4

Reference/Attention To   The Rouse Company

Authorized Officer (Customer Representative) Date                , 2003

(Please Print)	Signature

Bank Officer Name

(Please Print)	Signature

(Deliver Completed Form to Credit Support Staff For Immediate Processing)

EXHIBIT H

FORM OF COMPLIANCE CERTIFICATE

To:                    The Administrative Agent and the Lenders

who are parties to the Agreement described below

This Compliance Certificate is furnished pursuant to that certain Third Amended and Restated Unsecured Revolving Credit Agreement, dated as of                 (as amended, modified, renewed or extended from time to time, the “Agreement”) among The Rouse Company (collectively, together with certain of its wholly-owned subsidiaries, the “Borrower”), Bank One, NA, individually and as Administrative Agent and as Competitive Bid Option Agent, JPMorgan Chase Bank, individually and as Co-Syndication Agent, Deutsche Bank Trust Company Americas, individually and as Co-Syndication Agent, and the Lenders named therein.  Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.                                                 I am the duly elected [Chief Financial Officer] [Treasurer] [Chief Accounting Officer] of the Borrower.

2.                                                 I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries and Investment Affiliates during the accounting period covered by the financial statements attached (or most recently delivered to the Administrative Agent if none are attached).

3.                                                 The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Material Adverse Financial Change, Event of Default or Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below.

4.                                                 Schedule I (if attached) attached hereto sets forth financial data and computations and other information evidencing the Borrower’s compliance with certain covenants of the Agreement, all of which data, computations and information (or if no Schedule I is attached, the data, computations and information contained in the most recent Schedule I attached to a prior Compliance Certificate) are true, complete and correct in all material respects.

5.                                                 The financial statements and reports referred to in Section 8.2(i), 8.2(ii), 8.2(iii), or 8.2(vii), as the case may be, of the Agreement which are delivered concurrently with the delivery of this Compliance Certificate, if any, fairly present in all material respects the consolidated financial condition and operations of the Consolidated Group at such date and the consolidated results of their operations for the period then-ended, in accordance with GAAP applied consistently throughout such period and with prior periods and correctly state the amounts of Combined EBITDA, Funds From Operations, Combined Debt Service, Combined Interest Expense, Total Outstanding Indebtedness, Secured Outstanding Indebtedness and Recourse Outstanding Indebtedness as determined pursuant to the Agreement.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations and information set forth in Schedule I hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered this            day of                    , 200  .

THE ROUSE COMPANY

By:
Its:
Title:

SCHEDULE I

CALCULATION OF COVENANTS

EXHIBIT I

FORM OF ASSIGNMENT AGREEMENT

This Assignment Agreement (this “Assignment Agreement”) between                            (the “Assignor”) and                    (the “Assignee”) is dated as of                  , 200  .  The parties hereto agree as follows:

1.                                                 PRELIMINARY STATEMENT.  The Assignor is a party to the Third Amended and Restated Unsecured Revolving Credit Agreement (which, as it may have been amended, modified, renewed or extended through the Effective Date is herein called the “Credit Agreement”) described in Item 1 of Schedule 1 attached hereto (“Schedule 1”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

2.                                                 ASSIGNMENT AND ASSUMPTION.  The Assignor hereby sells and assigns to the Assignee without recourse, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor’s rights and obligations under the Credit Agreement such that, after giving effect to such assignment, the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents.  The aggregate amount of the Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.

3.                                                 EFFECTIVE DATE.  The effective date of this Assignment Agreement (the “Effective Date”) shall be the later of the date specified in Item 6 of Schedule 1 or two (2) Business Days (or such shorter period agreed to by the Administrative Agent) after a Notice of Assignment substantially in the form of Exhibit “I” attached hereto has been delivered by the Assignor to the Administrative Agent.  In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Sections 4 and 5 hereof are not made on or prior to the proposed Effective Date, unless otherwise agreed in writing by Assignor and Assignee.  The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date.  As of the Effective Date, (i) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder and (ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.

4.                                                 PAYMENTS OBLIGATIONS.  On and after the Effective Date, the Assignee shall be entitled to receive from the Administrative Agent all payments of principal, interest and fees with respect to the interest assigned hereby.  The Assignee shall advance funds directly to the Administrative Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby.  [In consideration for the sale and assignment of Loans hereunder, (i) the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all Alternate Base Rate Loans assigned to the Assignee hereunder and (ii) with respect to each ratable LIBOR Advance and Competitive Bid Loan made by the Assignor and assigned to the Assignee hereunder which is outstanding on the Effective Date, (a) on the last day of the Interest Period therefor or (b) on such earlier date agreed to by the Assignor and the Assignee or (c) on the date on which any such Loan either becomes due (by acceleration or otherwise) or is prepaid (the date as described in the foregoing clauses (a), (b) or (c) being hereinafter referred to as the “Fixed Due Date”), the Assignee shall pay the Assignor an amount equal to the principal amount of the portion of such Loan assigned to the

Assignee which is outstanding on the Fixed Due Date.  If the Assignor and the Assignee agree that the applicable Fixed Due Date for such Loan shall be the Effective Date, they shall agree, solely for purposes of dividing interest paid by the Borrower on such Loan, to an alternate interest rate applicable to the portion of such Loan assigned hereunder for the period from the Effective Date to the end of the related Interest Period (the “Agreed Interest Rate”) and any interest received by the Assignee in excess of the Agreed Interest Rate, with respect to such Loan for such period, shall be remitted to the Assignor.  In the event a prepayment of any Loan which is existing on the Effective Date and assigned by the Assignor to the Assignee hereunder occurs after the Effective Date but before the applicable Fixed Due Date, the Assignee shall remit to the Assignor any excess of the funding indemnification amount paid by the Borrower under Section 4.4 of the Credit Agreement an account of such prepayment with respect to the portion of such Loan assigned to the Assignee hereunder over the amount which would have been paid if such prepayment amount were calculated based on the Agreed Interest Rate and only covered the portion of the Interest Period after the Effective Date.  The Assignee will promptly remit to the Assignor (i) the portion of any principal payments assigned hereunder and received from the Administrative Agent with respect to any such Loan prior to its Fixed Due Date and (ii) any amounts of interest on Loans and fees received from the Administrative Agent which relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Effective Date, in the case of ratable Alternate Base Rate Loans or Fees, or the Fixed Due Date, in the case of LIBOR Loans and Competitive Bid Loans, and not previously paid by the Assignee to the Assignor.]*  In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

5.                                                 FEES PAYABLE BY THE ASSIGNEE.  The Assignee shall pay to the Assignor a fee on each day on which a payment of interest or Commitment Fees or Facility Fees is made under the Credit Agreement with respect to the amounts assigned to the Assignee hereunder (other than a payment of interest or Facility Fees attributable to the period prior to the Effective Date or, in the case of LIBOR Loans and Competitive Bid Loans, the Fixed Due Date, which the Assignee is obligated to deliver to the Assignor pursuant to Section 4 hereof).  The amount of such fee shall be the difference between (i) the interest or fee, as applicable, paid with respect to the amounts assigned to the Assignee hereunder and (ii) the interest or fee, as applicable, which would have been paid with respect to the amounts assigned to the Assignee hereunder if each interest rate was calculated at the rate of    % rather than the actual percentage used to calculate the interest rate paid by the Borrower or if the Facility Fee was calculated at the rate of    % rather than the actual percentage used to calculate the Facility Fee paid by the Borrower, as applicable.  In addition, the Assignee agrees to pay      % of the fee required to be paid to the Agent in connection with this Assignment Agreement.  [This sentence can be revised appropriately based on how the fee is being paid.]

*Each Assignor may insert its standard provisions in lieu of the payment terms included in Sections 4 and 5 of this Exhibit.

6.                                       REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR’S LIABILITY.  The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder, that such interest is free and clear of any adverse claim created by the Assignor and that it has all right, power and authority to enter into this Assignment Agreement.  It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee.  Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrower or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the Property, books or records of the Borrower, its Subsidiaries or Investment Affiliates, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

7.                                                 REPRESENTATIONS OF THE ASSIGNEE.  The Assignee represents and warrants that it has all right, power and authority to enter into this Assignment Agreement.  The Assignee further (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Co-Documentation Agents, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (v) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vi) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are “plan assets” as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be “plan assets” under ERISA, [and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes].**

** to be inserted if the Assignee is not organized under the laws of the United States, or a state thereof.

8.                                                 INDEMNITY.  The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys’ fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee’s non-performance of the obligations assumed under this Assignment Agreement.

9.                                                 SUBSEQUENT ASSIGNMENTS.  After the Effective Date, the Assignee shall have the right pursuant to Section 13.3.1 of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (ii) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under Sections 4, 5 and 8 hereof.

10.                                           REDUCTIONS OF AGGREGATE COMMITMENT.  If any reduction in the Aggregate Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of Schedule 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Aggregate Commitment.

11.                                           ENTIRE AGREEMENT.  This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

12.                                           GOVERNING LAW.  This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.

13.                                           NOTICES.  Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement.  For the purpose hereof, the addresses of the parties hereto until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

[NAME OF ASSIGNOR]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

SCHEDULE 1 TO

ASSIGNMENT AGREEMENT

1.	Description and Date of Credit Agreement:

2.	Date of Assignment Agreement: , 200

3.	Amounts (As of Date of Item 2 above):

		a.	Aggregate Commitment
(Loans)* under
			Credit Agreement	$

		b.	Assignee’s Percentage
of the Aggregate Commitment
purchased under this
			Assignment Agreement**		%

	4.	Amount of Assignee’s Commitment (Loan Amount)*
		Purchased under this Assignment Agreement:		$

	5.	Amount of Assignor’s Commitment (Loan Amount)
After Purchase under this Assignment Agreement

	6.	Proposed Effective Date:

Accepted and Agreed:

[NAME OF ASSIGNOR]	[NAME OF ASSIGNEE]

By:	By:

Title:	Title:

*                               If a Commitment has been terminated, insert outstanding Loans in place of Commitment

**                                  Percentage taken to 10 decimal places

ATTACHMENT TO SCHEDULE 1 TO

ASSIGNMENT AGREEMENT

Attach Assignor’s Administrative Information Sheet, which must include notice address and account information for the Assignor and the Assignee

EXHIBIT “I” TO

ASSIGNMENT AGREEMENT

NOTICE OF ASSIGNMENT

                    , 200

To:                              [NAME OF ADMINISTRATIVE AGENT]

From:                  [NAME OF ASSIGNOR] (the “Assignor”)

[NAME OF ASSIGNEE] (the “Assignee”)

1.                                                 We refer to that Third Amended and Restated Unsecured Revolving Credit Agreement (the “Credit Agreement”) described in Item 1 of Schedule 1 attached hereto (“Schedule 1”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

2.                                                 This Notice of Assignment (this “Notice”) is given and delivered to the Administrative Agent pursuant to Section 13.3.1 of the Credit Agreement.

3.                                                 The Assignor and the Assignee have entered into an Assignment Agreement, dated as of             , 20   (the “Assignment”), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of Schedule 1 of all outstandings, rights and obligations under the Credit Agreement.  From and after such purchase, the Assignee’s Commitment shall be the amount specified in Item 4 of Schedule 1 and the Assignor’s Commitment shall be the amount specified in Item 5 of Schedule 1.  The Effective Date of the Assignment shall be the later of the date specified in Item 5 of Schedule 1 or two (2) Business Days (or such shorter period as agreed to by the Administrative Agent) after this Notice of Assignment and any fee required by Section 13.3.1 of the Credit Agreement have been delivered to the Administrative Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee or set forth in Section 13 of the Credit Agreement has not been satisfied.

4.                                                 The Assignor and the Assignee hereby give to the Administrative Agent notice of the assignment and delegation referred to herein.  The Assignor will confer with the Administrative Agent before the date specified in Item 6 of Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to Section 3 hereof, and will confer with the Administrative Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter.  The Assignor shall notify the Administrative Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee.  At the request of the Administrative Agent, the Assignor will give the Administrative Agent written confirmation of the satisfaction of the conditions precedent.

5.                                                 The Assignor or the Assignee shall pay to the Administrative Agent on or before the Effective Date the processing fee of $3,500 required by Section 13.3.1 of the Credit Agreement.

6.                                                 If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Administrative Agent prepare and cause the Borrower to execute and deliver new Notes or, as appropriate, replacements notes, to the Assignor and the Assignee.  The Assignor and, if applicable, the Assignee each agree to deliver to the Administrative Agent the original Note received by it from the Borrower upon its receipt of a new Note in the appropriate amount.

7.                                                 The Assignee advises the Administrative Agent that notice and payment instructions are set forth in the attachment to Schedule 1.

8.                                                 The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are “plan assets” as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be “plan assets” under ERISA.

9.                                                 The Assignee authorizes the Administrative Agent to act as its agent under the Loan Documents in accordance with the terms thereof.  The Assignee acknowledges that the Administrative Agent has no duty to supply information with respect to the Borrower or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.*

* May be eliminated if Assignee is a party to the Credit Agreement prior to the Effective Date.

NAME OF ASSIGNOR	NAME OF ASSIGNEE

By:	By:

Title:	Title:

ACKNOWLEDGED AND CONSENTED TO
BY BANK ONE, NA,
as Administrative Agent

By:
Title:

[Attach photocopy of Schedule 1 to Assignment]

EXHIBIT J

FORM OF GUARANTY

This Guaranty made as of July 30, 2003 (the “Guaranty”), by the parties identified in the signature pages hereto, and any Joinder to Guaranty hereafter delivered, jointly and severally, (each, a “Guarantor” and collectively, the “Guarantors”), to and for the benefit of JPMorgan Chase Bank, Deutsche Bank Trust Company Americas and Bank One, NA, individually and as agents for themselves and the other Lenders as defined in the Revolving Credit Agreement (as defined below) and their respective successors and assigns (such agents and “Lenders” herein, collectively, the “Lender”).

RECITALS

A.                                             The Rouse Company (collectively, with its Wholly-Owned Borrowing Subsidiaries (as defined in the Revolving Credit Agreement), “Borrower”)) has requested that Lender make an unsecured revolving credit facility available to Borrower in the aggregate principal amount of up to $900,000,000 (“Revolving Facility”).

B.                                               Lender has agreed to make the Revolving Facility available to Borrower pursuant to the terms and conditions set forth in a Third Amended and Restated Unsecured Revolving Credit Agreement of even date herewith (“Revolving Credit Agreement”) among the Borrower and the Lender.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Revolving Credit Agreement.

C.                                               Borrower has executed and delivered to Lender Notes, each of even date herewith in the aggregate principal amount of $900,000,000 as evidence of its Obligations to Lender with respect to the Revolving Facility.  Borrower has also executed and delivered to each Lender a Competitive Bid Note which evidences any Competitive Bid Loans which may be made by such Lender under the Revolving Credit Agreement.  The Notes and Competitive Bid Notes described above, together with any amendments or allonges thereto, or restatements, replacements or renewals thereof, and/or new promissory notes to new Lenders under the Revolving Credit Agreement, are collectively referred to herein as the “Note”.

D.                                              Rouse is holder of ownership interests, directly or indirectly, in each Guarantor, and each Guarantor may receive advances as needed from time to time from Rouse out of the proceeds of the Revolving Facility and, therefore, Guarantors will derive financial benefit from the Revolving Facility evidenced by the Note, Revolving Credit Agreement and the other Loan Documents.

E.                                                Section 8.12 of the Credit Agreement requires each member of the Consolidated Group which owns all or any portion of an Unencumbered Asset to execute and deliver a Guaranty to the Administrative Agent.  The execution and delivery of this Guaranty by Guarantors is made pursuant to such Section 8.12.

AGREEMENTS

NOW, THEREFORE, Guarantors, in consideration of the matters described in the foregoing Recitals, which Recitals are incorporated herein and made a part hereof, and for other good and valuable consideration, hereby agrees as follows:

1.                                                    Each Guarantor absolutely, unconditionally, and irrevocably guarantees to Lender:

(a)                                  the full and prompt payment of the principal of and interest on the Note when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, and the prompt payment of all sums which may now be or may hereafter become due and owing under the Note, the Revolving Credit Agreement, and the other Loan Documents;

(b)                                 the payment of all Enforcement Costs (as hereinafter defined in Paragraph 7 hereof); and

(c)                                  the full, complete, and punctual observance, performance, and satisfaction of all of the obligations, duties, covenants, and agreements of Borrower under the Revolving Credit Agreement and the Loan Documents.

All amounts due, debts, liabilities, and payment obligations described in subparagraphs (a) and (b) of this Paragraph 1 are referred to herein as the “Facility Indebtedness.”  All obligations described in subparagraph (c) of this Paragraph 1 are referred to herein as the “Obligations.”  All obligations described in subparagraphs (a), (b) and (c) of this Paragraph 1 are referred to collectively as the “Guaranteed Obligations”.  Each Guarantor and Lender agree that such Guarantor’s obligations hereunder shall not exceed the maximum amount not subject to avoidance under Title 11 of the United States Code, as same may be amended from time to time, or any applicable state law (the “Bankruptcy Code”).  To that end, to the extent such obligations would otherwise be subject to avoidance under the Bankruptcy Code if such Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for its obligations hereunder, such Guarantor’s obligations hereunder shall be reduced to that amount which, after giving effect thereto, would not render such Guarantor insolvent, or leave such Guarantor with an unreasonably small capital to conduct its business, or cause such Guarantor to have incurred debts (or intended to have incurred debts) beyond its ability to pay such debts as they mature, as such terms are determined, and at the time such obligations are deemed to have been incurred, under the Bankruptcy Code.

2.                                                    In the event of any default by Borrower in making payment of the Facility Indebtedness, or in performance of the Obligations, as aforesaid, in each case beyond the expiration of any applicable grace period, each Guarantor agrees, on demand by Lender or the holder of the Note, to pay all the Facility Indebtedness and to perform all the Obligations as are or then or thereafter become due and owing or are to be performed under the terms of the Note, the Revolving Credit Agreement and the other Loan Documents.  Lender shall have the right, at its option, either before, during or after pursuing any other right or remedy against Borrower or Guarantors, to perform any and all of the Obligations by or through any agent, contractor or subcontractor, or any of their agents, of its selection, all as Lender in its sole discretion deems proper, and Guarantors shall indemnify and hold Lender free and harmless from and against any and all loss, damage, cost, expense, injury, or liability Lender may suffer or incur in connection with the exercise of its rights under this Guaranty or the performance of the Obligations, except to the extent the same arises as a result of the gross negligence or willful misconduct of Lender.

All of the remedies set forth herein and/or provided by any of the Loan Documents or law or equity shall be equally available to Lender, and the choice by Lender of one such alternative over another shall not be subject to question or challenge by Guarantors or any other person, nor shall any such choice be asserted as a defense, set-off, or failure to mitigate damages in any action, proceeding, or counteraction by Lender to recover or seeking any other remedy under this Guaranty, nor shall such choice preclude Lender from subsequently electing to exercise a different remedy.  The parties have agreed to the alternative remedies hereinabove specified in part because they recognize that the choice of remedies in the event of a failure hereunder will necessarily be and should properly be a matter of business judgment, which the passage of time and events may or may not prove to have been the best choice to maximize recovery by Lender at the lowest cost to Borrower and/or Guarantors.  It is the intention of the parties that such choice by Lender be given conclusive effect regardless of such subsequent developments.

3.                                                    Each Guarantor does hereby waive (i) notice of acceptance of this Guaranty by Lender and any and all notices and demands of every kind which may be required to be given by any statute, rule or law, (ii) any defense, right of set-off or other claim which such Guarantor may have against the Borrower or which such Guarantor or Borrower may have against Lender or any holders of the Note (other than defenses relating to payment of the Facility Indebtedness or the correctness of any allegation by Lender that Borrower was in default in the performance of the Obligations), (iii) presentment for payment, demand for payment (other than as provided for in Paragraph 2 above), notice of nonpayment (other than as provided for in Paragraph 2 above) or dishonor, protest and notice of protest, diligence in collection and any and all formalities which otherwise might be legally required to charge such Guarantor with liability, (iv) any failure by Lender to inform such Guarantor of any facts Lender may now or hereafter know about Borrower, the Revolving Facility, or the transactions contemplated by the Revolving Credit Agreement, it being understood and agreed that Lender has no duty so to inform and that such Guarantor is fully responsible for being and remaining informed by the Borrower of all circumstances bearing on the existence or creation, or the risk of nonpayment of the Facility Indebtedness or the risk of nonperformance of the Obligations, and (v) any and all right to cause a marshalling of assets of the Borrower or any other action by any court or governmental body with respect thereto, or to cause Lender to proceed against any other security given to Lender in connection with the Facility Indebtedness or the Obligations.  Credit may be granted or continued from time to time by Lender to Borrower without notice to or authorization from any Guarantor, regardless of the financial or other condition of the Borrower at the time of any such grant or continuation.  Lender shall have no obligation to disclose or discuss with any Guarantor its assessment of the financial condition of Borrower.  Each Guarantor acknowledges that no representations of any kind whatsoever have been made by Lender to such Guarantor.  No modification or waiver of any of the provisions of this Guaranty shall be binding upon Lender except as expressly set forth in a writing duly signed and delivered on behalf of Lender.  Each Guarantor further agrees that any exculpatory language contained in the Revolving Credit

Agreement or the Note shall in no event apply to this Guaranty, and will not prevent Lender from proceeding against each Guarantor to enforce this Guaranty.

4.                                                    Each Guarantor further agrees that such Guarantor’s liability as guarantor shall in nowise be impaired by any renewals or extensions which may be made from time to time, with or without the knowledge or consent of such Guarantor, of the time for payment of interest or principal under the Note or by any forbearance or delay in collecting interest or principal under the Note, or by any waiver by Lender under the Revolving Credit Agreement or any other Loan Documents, or by Lender’s failure or election not to pursue any other remedies it may have against Borrower, or by any change or modification in the Note, Revolving Credit Agreement or any other Loan Documents, or by the acceptance by Lender of any additional security or any increase, substitution or change therein, or by the release by Lender of any security or any withdrawal thereof or decrease therein, or by the application of payments received from any source to the payment of any obligation other than the Facility Indebtedness, even though Lender might lawfully have elected to apply such payments to any part or all of the Facility Indebtedness, it being the intent hereof that such Guarantor shall remain liable as principal for payment of the Facility Indebtedness and performance of the Obligations until all indebtedness has been paid in full and the other terms, covenants and conditions of the Revolving Credit Agreement and other Loan Documents and this Guaranty have been performed and the Aggregate Commitment terminated, notwithstanding any act or thing which might otherwise operate as a legal or equitable discharge of a surety.  Each Guarantor further understands and agrees that Lender may at any time enter into agreements with Borrower to amend and modify the Note, Revolving Credit Agreement or other Loan Documents, or any thereof, and may waive or release any provision or provisions of the Note, the Revolving Credit Agreement and other Loan Documents or any thereof, and, with reference to such instruments, may make and enter into any such agreement or agreements as Lender and Borrower may deem proper and desirable, without in any manner impairing this Guaranty or any of Lender’s rights hereunder or any of such Guarantor’s obligations hereunder.

5.                                                    This is an absolute, unconditional, complete, present and continuing guaranty of payment and performance and not of collection.  Each Guarantor agrees that this Guaranty may be enforced by Lender without the necessity at any time of resorting to or exhausting any other security or collateral given in connection herewith or with the Note, the Revolving Credit Agreement or any of the other Loan Documents, or resorting to any other guaranties, and such Guarantor hereby waives the right to require Lender to join Borrower in any action brought hereunder or to commence any action against or obtain any judgment against Borrower or to pursue any other remedy or enforce any other right.  Each Guarantor further agrees that nothing contained herein or otherwise shall prevent Lender from pursuing concurrently or successively all rights and remedies available to it at law and/or in equity or under the Note, Revolving Credit Agreement or any other Loan Documents, and the exercise of any of its rights or the completion of any of its remedies shall not constitute a discharge of any of such Guarantor’s obligations hereunder, it being the purpose and intent of such Guarantor that the obligations of such Guarantor hereunder shall be primary, absolute, independent and unconditional under any and all circumstances whatsoever.  No Guarantor’s obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Borrower under the Note, Revolving Credit Agreement or other Loan Documents or by reason of

Borrower’s bankruptcy or by reason of any creditor or bankruptcy proceeding instituted by or against Borrower.  This Guaranty shall continue to be effective and be deemed to have continued in existence or be reinstated (as the case may be) if at any time payment of all or any part of any sum payable pursuant to the Note, Revolving Credit Agreement or any other Loan Document is rescinded or otherwise required to be returned by the payee upon the insolvency, bankruptcy, or reorganization of the payor, all as though such payment to Lender had not been made, regardless of whether Lender contested the order requiring the return of such payment.  The obligations of each Guarantor pursuant to the preceding sentence shall survive any termination, cancellation, or release of this Guaranty.

6.                                                    This Guaranty shall be assignable by Lender to any assignee of all or a portion of Lender’s rights under the Loan Documents.

7.                                                    If:  (i) this Guaranty, the Note or any other Loan Document is placed in the hands of attorneys for collection or is collected through any legal proceeding; (ii) attorneys are retained to represent Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors’ rights and involving a claim under this Guaranty, the Note, the Revolving Credit Agreement, or any other Loan Document; (iii) attorneys are retained to provide advice or other representation with respect to the Loan Documents in connection with an enforcement action or potential enforcement action; or (iv) attorneys are retained to represent Lender in any other legal proceedings whatsoever in connection with this Guaranty, the Note, the Revolving Credit Agreement, any of the other Loan Documents, or any property subject thereto (other than any action or proceeding brought by any Lender or participant against the Administrative Agent (as defined in the Revolving Credit Agreement) alleging a breach by the Administrative Agent of its duties under the Loan Documents), then each Guarantor shall pay to Lender upon demand all reasonable attorneys’ fees, costs and expenses, including, without limitation, court costs, filing fees, recording costs, expenses of foreclosure, title insurance premiums, survey costs, minutes of foreclosure, and all other costs and expenses incurred in connection therewith (all of which are referred to herein as “Enforcement Costs”), in addition to all other amounts due hereunder.

8.                                                    The parties hereto intend that each provision in this Guaranty comports with all applicable local, state and federal laws and judicial decisions.  However, if any provision or provisions, or if any portion of any provision or provisions, in this Guaranty is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Guaranty to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Guaranty shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of Lender or any holder of the Note under the remainder of this Guaranty shall continue in full force and effect.

9.                                                    Any indebtedness of Borrower to any Guarantor now or hereafter existing is hereby subordinated to the Facility Indebtedness.  Each Guarantor agrees that until the entire Facility Indebtedness has been paid in full and the aggregate Commitment is terminated, if an Event of Default under the Revolving Credit Agreement exists and is continuing, (i) Such Guarantor will not seek, accept, or retain for such Guarantor’s own account, any payment from Borrower on account of such subordinated debt, and (ii) any such payments to such Guarantor on account of such subordinated debt shall be collected and received by such Guarantor in trust for Lender and shall be paid over to Lender on account of the Facility Indebtedness without impairing or releasing the obligations of such Guarantor hereunder.

10.                                              Unless and until the Facility Indebtedness is repaid in full and the Aggregate Commitment is terminated, each Guarantor shall not assert any claim (within the meaning of 11 U.S.C. § 101) which such Guarantor may have against Borrower arising from a payment made by such Guarantor under this Guaranty and agrees not to assert or take advantage of any subrogation rights of such Guarantor or Lender or any right of such Guarantor or Lender to proceed against (i) Borrower for reimbursement, or (ii) any other guarantor or any collateral security or guaranty or right of offset held by Lender for the payment of the Facility Indebtedness and performance of the Obligations, nor shall such Guarantor seek or be entitled to seek any contribution or reimbursement from Borrower or any other guarantor in respect of payments made by such Guarantor hereunder.  It is expressly understood that the waivers and agreements of such Guarantor set forth above constitute additional and cumulative benefits given to Lender for its security and as an inducement for its extension of credit to Borrower.

11.                                              Any amounts received by Lender from any source on account of any indebtedness may be applied by Lender toward the payment of such indebtedness, and in such order of application, as Lender may from time to time elect.

12.                                              Each Guarantor hereby submits to personal jurisdiction in the State of Illinois for the enforcement of this Guaranty and waives any and all personal rights to object to such jurisdiction for the purposes of litigation to enforce this Guaranty.  Each Guarantor hereby consents to the jurisdiction of either the Circuit Court of Cook County, Illinois, or the United States District Court for the Northern District of Illinois, in any action, suit, or proceeding which Lender may at any time wish to file in connection with this Guaranty or any related matter.  Each Guarantor hereby agrees that an action, suit, or proceeding to enforce this Guaranty may be brought in any state or federal court in the State of Illinois and hereby waives any objection which such Guarantor may have to the laying of the venue of any such action, suit, or proceeding in any such court; provided, however, that the provisions of this Paragraph shall not be deemed to preclude Lender from filing any such action, suit, or proceeding in any other appropriate forum.

13.                                              All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below or at such other address as may be designated by such party in a notice to the other parties.  Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes and facsimiles).  Notice may be given as follows:

To Guarantors:

c/o The Rouse Company

10275 Little Patuxent Parkway

Columbia, Maryland 21044-3456

Attention:     Patricia H. Dayton

Telecopy:     (410) 964-3412

With a copy to:

The Rouse Company

10275 Little Patuxent Parkway

Columbia, Maryland 21044-3456

Attention:     General Counsel

Telecopy:     (410) 992-6392

To the Lender:

c/o Bank One, NA, as Administrative Agent

1 Bank One Plaza

Chicago, Illinois 60670

Attention:  Patricia Leung, Corporate Real Estate

Telecopy:  (312) 732-1117

With a copy to:

Sonnenschein Nath & Rosenthal LLP

8000 Sears Tower

Chicago, Illinois 60606

Attention:  Patrick G. Moran, Esq.

Telecopy:  (312) 876-7934

or at such other address or to such other person as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice.

14.                                              This Guaranty shall be binding upon the heirs, executors, legal and personal representatives, successors and assigns of Guarantors and shall inure to the benefit of Lender’s successors and assigns.

15.                                              This Guaranty shall be construed and enforced under the internal laws of the State of New York.

16.                                            EACH GUARANTOR AND LENDER, BY ITS ACCEPTANCE HEREOF, EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS

GUARANTY AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

17.                                              Each Guarantor hereby joins the Revolving Credit Agreement for purposes of making all representations and warranties of Guarantor (as defined in the Revolving Credit Agreement) set forth therein and agreeing to all covenants of the Guarantor (as defined in the Revolving Credit Agreement) set forth therein.  Each Guarantor hereby consents to the joinders of the Operating Partnership and each Wholly-Owned Borrowing Subsidiary as Borrowers pursuant to the provisions of the Revolving Credit Agreement.

18.                                              From time to time, additional parties may execute a joinder substantially in the form of Exhibit A hereto, and thereby become a party to this Guaranty.  From and after delivery of such joinder, the entity delivering such joinder shall be a Guarantor, and be bound by all of the terms and provisions of this Guaranty.

IN WITNESS WHEREOF, Guarantors have delivered this Guaranty as of the date first written above.

[GUARANTOR]

By:
Its:

ACCEPTED:

BANK ONE, NA,

not individually but as Administrative

Agent for the Lender

By:
Its:

EXHIBIT A TO GUARANTY

FORM OF JOINDER TO GUARANTY

THIS JOINDER is executed by                , a                 (“Additional Guarantors”), which hereby agrees as follows:

1.                                       All capitalized terms used herein and not defined in this Joinder shall have the meanings provided in that certain Guaranty (the “Guaranty”) dated as of July 30, 2003 executed for the benefit of Bank One, NA, as agent for itself and certain other lenders, with respect to a loan from the Lenders to The Rouse Company (“Borrower”).

2.                                       As required by the Credit Agreement described in the Guaranty, Additional Guarantor is executing this Joinder to become a party to the Guaranty.

3.                                       Each and every term, condition, representation, warranty, and other provision of the Guaranty, by this reference, is incorporated herein as if set forth herein in full and the undersigned agrees to fully and timely perform each and every obligation of a Guarantor under such Guaranty.

[INSERT SIGNATURE BLOCK]

EXHIBIT K

DESCRIPTIONS OF INITIAL FACILITY LETTERS OF CREDIT

L/C NO.	AMOUNT	MATURITY DATE
32373000	$1,750,000.00	2/14/04
00332373	$1,169,569.18	7/7/04
00325303	$30,000.00	7/26/04
00325330	$20,000.00	8/26/04
32355800	$34,990.00	11/15/04
32137500	$5,000.00	9/21/04
32352200	$3,277.50	1/4/04

EXHIBIT L

FORM OF TRANSITION MEMORANDUM

This TRANSITION MEMORANDUM is dated as of                     , 2003, by and between The Rouse Company, a Maryland corporation (the “Company”), and Bank One, NA, as Administrative Agent (“Administrative Agent”) for the Existing Lenders and for the Continuing Lenders (as such terms are hereinafter defined).

The Company has entered into a certain Third Amended and Restated Unsecured Revolving Credit Agreement dated as of July 30, 2003 (the “Credit Agreement”) with the lenders named therein and the Agent.  The lenders under the Credit Agreement are hereinafter referred to collectively as the “Continuing Lenders”.  Pursuant to the Credit Agreement the Continuing Lenders will agree to extend credit to the Company through a revolving credit facility (the “New Facility”) on the terms and subject to the conditions set forth therein.  Capitalized terms not otherwise defined herein are used with the same meanings as in the Credit Agreement.

The New Facility amends and restates the existing revolving credit facility provided to the Company (the “Existing Facility”) made available pursuant to that certain Second Amended and Restated Unsecured Revolving Credit Agreement dated as of December 21, 2000 (as amended, the “Existing Agreement”), by and among the Company, the Administrative Agent and the lenders parties thereto (each an “Existing Lender”).

Certain of the Existing Lenders are not Continuing Lenders under the New Facility (the “Exiting Lenders”).  In addition, pursuant to the Credit Agreement (i) certain of the Existing Lenders will have a percentage of the Aggregate Commitment under the New Facility that differs from their percentage under the Existing Facility, and (ii) certain Continuing Lenders joining the New Facility are not Existing Lenders.

The purpose of this Transition Memorandum is to set forth an understanding of certain matters concerning the transition by the Company from the Existing Facility to the New Facility, such matters including, without limitation, (i) the payment of all the outstanding Loans (as defined in the Existing Agreement and hereinafter referred to as the “Existing Loans”) to the Exiting Lenders, (ii) the changes necessary in the percentage of the Advances under the Credit Agreement held by the Continuing Lenders, and (iii) the initial fundings of Advances by the Continuing Lenders which are not Existing Lenders.

1.                                                 Summary of Existing Loans.  The initial Advance under the New Facility shall be used to pay any Existing Loans held by the Exiting Lenders.  Prior to the date the conditions precedent set forth in Article V of the Credit Agreement are satisfied (such date being the “Effective Date”), the Agent shall identify the Existing Loans payable by the Company under the Existing Agreement to each Exiting Lender and advise the Continuing Lenders of such amount.  The aggregate outstanding balance of the Existing Loans held by the Exiting Lenders on the Effective Date shall be hereinafter referred to as the “Exiting Lender Pay-Off Amount”.

2.                                                 Initial Advance.  Subject to the terms and conditions set forth in the Credit Agreement, including, without limitation, satisfaction of the conditions precedent set forth in Article V therein, the Continuing Lenders will make an initial Advance to the Company on the Effective Date in an amount equal to the Exiting Lender Pay-Off Amount.  The initial Advance shall be based upon an Advance Notice and shall consist of such types of Advances specified in such Advance Notice.  Each Continuing

Lender will agree to make its share of such Advance available to the Administrative Agent at such time and in such amount as provided in the Credit Agreement as modified by Paragraphs 3 and 4 below.

3.                                                 Conversion of Loans.  With respect to each Continuing Lender, to the extent that such lender has an Existing Loan outstanding on the date of the initial Advance, such Continuing Lender shall only be required to fund to the Agent an amount (the “Net Funding Amount”) equal to the excess, if any, of that amount by which the aggregate amount of its Loans to be outstanding under the New Facility on the Effective Date exceeds the aggregate amount of its Existing Loans (excluding any accrued and unpaid interest, fees and other charges or expenses thereon).  After making its Net Funding Amount available to the Administrative Agent, such Continuing Lender shall be deemed to have made available all of its Loans under the New Facility and shall be deemed to have converted its Existing Loans (excluding any accrued and unpaid interest and other charges or expenses thereon).  To the extent that a Continuing Lender has Existing Loans in an amount which exceeds the amount of its Loans to be outstanding under the New Facility on the Effective Date, such Lender shall be deemed to have made available all of its Loans under the New Facility required to be made on the Effective Date and shall be repaid a portion of its Existing Loans equal to such excess amount, if any, as provided in Paragraph 4.  All Existing Loans held by Continuing Lenders which are outstanding on the Effective Date and not repaid shall continue as the same type of Loan under the New Facility until repaid or converted in accordance with the terms of the Credit Agreement; provided that from and after the Effective Date such Existing Loans shall bear interest at the interest rates applicable under the Credit Agreement rather than the rates applicable under the Existing Agreement.

4.                                                 Percentage Reconciliation.  If any Continuing Lender holds Existing Loans (other than Competitive Bid Loans) on the Effective Date which are in excess of such Continuing Lender’s Percentage of the Loans (other than Competitive Bid Loans) to be outstanding under the New Facility (an “Overfunded Lender”) on the Effective Date, such Overfunded Lender shall be repaid from the additional funding under the following sentence an amount of Existing Loans sufficient to eliminate such excess.  Each Continuing Lender that holds Existing Loans in an amount less than such Continuing Lender’s Percentage of the Loans (other than Competitive Bid Loans) to be outstanding under the New Facility on the Effective Date (an “Underfunded Lender”) shall make an additional funding as a Loan at the Alternate Base Rate in connection with the initial Advance in an amount sufficient to eliminate such shortfall (such additional funding being collectively referred to as “Percentage Reconciliation Funding Amount”).

5.                                                 Distribution of Initial Advance.  After each Continuing Lender has funded its Loan (or so much of such Loan as may be required pursuant to Paragraphs 3 and 4 above), the Administrative Agent shall (i) distribute to each Exiting Lender its Exiting Lender Pay-Off Amount in accordance with the Existing Agreement and (ii) distribute to each Overfunded Lender its share of the aggregate Percentage Reconciliation Funding Amount.

6.                                                 Payment of Accrued Interest and Fees; Indemnification.  On the Effective Date the Company shall pay to the Administrative Agent for distribution to each Exiting Lender all accrued interest and fees owing to such Lender for its Existing Loans.  To the extent of its obligations under the Existing Agreement, the Company shall pay each Exiting Lender for all reasonable losses, costs and expenses incurred by such Exiting Lender in connection with any prepayment of its Existing Loans in accordance with the terms of the Existing Agreement.

7.                                                 Termination of Commitments under Existing Facility.  On the Effective Date the commitments of the Lenders (as defined in the Existing Agreement) under the Existing Facility shall terminate and the Lenders therein shall have no further obligation to make any further Loans (as defined in the Existing Agreement) under the Existing Facility.

8.                                                 No Modification.  It is understood and agreed to by the parties hereto that, except as expressly set forth above, nothing in this memorandum shall modify or amend the covenants, terms and agreements set forth in the Existing Agreement or the documents related thereto or in the Credit Agreement and the other Loan Documents, or discharge the obligations of (a) the Company, the Existing Lenders and the Administrative Agent under the Existing Agreement, and (b) the Company, the Continuing Lenders and the Agent under the Credit Agreement.

BORROWER:	THE ROUSE COMPANY

By:
Name:
Title:

ADMINISTRATIVE AGENT	BANK ONE, N.A.
ON BEHALF OF	as Administrative Agent for the Continuing Lenders
EXISTING LENDERS
AND CONTINUING LENDERS:

By:
Name:
Title:

EXHIBIT M

FORM OF REAFFIRMATION OF PLEDGE AGREEMENT

REAFFIRMATION OF PLEDGE AGREEMENT

This Reaffirmation of Pledge Agreement (“Reaffirmation”) is made as of July 30, 2003 by THE ROUSE COMPANY, a Maryland corporation (“Rouse”) and THE HUGHES CORPORATION, a Delaware corporation (“Hughes” and together with “Rouse”, the “Pledgors”) in favor of BANK ONE, NA, as collateral agent (“Agent”) for itself and the other “Lenders” from time to time under that certain Third Amended and Restated Unsecured Revolving Credit Agreement of even date herewith among Agent, Borrower and certain banks which are parties thereto (the “Credit Agreement”).

The Pledgors have made that certain Pledge Agreement dated as of December 21, 2000 for the benefit of the Lenders (“the Pledge Agreement”), a copy of which is attached hereto as Schedule I.

Borrower, Agent and the Lenders are entering into the Credit Agreement to amend and restate that certain Second Amended and Restated Unsecured Revolving Credit Agreement dated December 21, 2000 pursuant to which the Lenders are agreeing to make a revolving credit facility available to Rouse.

The Lenders have requested that this Reaffirmation be executed and delivered to confirm that the Pledge Agreement will continue in full force and effect with respect to the Credit Agreement notwithstanding such amendment and restatement.

THEREFORE, in consideration of the foregoing, the Pledgors agree as follows:

1.                                                 Defined Terms.  All references in the Pledge Agreement to the “Credit Agreement” shall be deemed to be references to the Credit Agreement as amended and restated as of the date hereof.

2.                                                 Continued Effect, No Default.  The Pledgors hereby confirm to the Agent that the Pledge Agreement is in full force and effect and has not been amended, and, no breach or default on the part of either party now exists under the Pledge Agreement.

3.                                                 Counterparts.  This Reaffirmation may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

4.                                       No Novation.  This Reaffirmation shall not constitute a novation.

In witness of the foregoing, the parties have executed and delivered this Reaffirmation as of the date first above written.

THE ROUSE COMPANY

By:
Its:

THE HUGHES CORPORATION

By:
Its:

EXHIBIT A TO EXHIBIT M

THE PLEDGED SHARES

1)                                      Nine (9) shares of Class A Common Stock, nine thousand (9,000) shares of Class B Common Stock and twenty-five thousand (25,000) shares of Series A Preferred Stock of HHP;

2)                                      nine (9) shares of Class A Common Stock and nine thousand (9,000) shares of Class B Common Stock of Hughes; and

3)                                      fifty-six thousand seven hundred sixty-three (56,763) shares of Common Stock of HHC (formerly Summa Corporation).

EXHIBIT N

FORM OF BORROWING SUBSIDIARY JOINDER

This Joinder is made as of                             , 2     by The Rouse Company (“Rouse”), [insert name of Wholly-Owned Borrowing Subsidiary] (“New Borrowing Subsidiary”) and Bank One, NA, the Administrative Agent under the Credit Agreement (as defined below).

Rouse, certain Subsidiaries of Rouse, JPMorgan Chase Bank, individually and as Co-Syndication Agent, Deutsche Bank Trust Company Americas, individually and as Co-Syndication Agent, Bank One, NA, individually and as Administrative Agent, and certain other lenders are parties to the Third Amended and Restated Unsecured Revolving Credit Agreement dated as of                   , 2003, as amended (the “Credit Agreement”).  All capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Credit Agreement.

Under Section 2.1(b) of the Credit Agreement, Rouse has the right to designate Wholly-Owned Borrowing Subsidiaries which will share in the rights of the Borrower under the Credit Agreement.

Rouse desires to so designate New Borrowing Subsidiary and the Administrative Agent is prepared to accept such designation.

1.                                       Designation.  Rouse hereby designates New Borrowing Subsidiary as a Wholly-Owned Borrowing Subsidiary effective as of the date that (i) this Joinder has been fully executed and delivered to the Administrative Agent and (ii) the New Borrowing Subsidiary has executed and delivered to the Administrative Agent a Note and a Competitive Bid Note in the form of Exhibits B-1 and B-2, respectively, for each Lender (in the amount of such Lender’s current Commitment in the case of Exhibit B-1).

2.                                       Representations and Warranties.  Rouse hereby represents and warrants to the Lenders that:

(a)                                  Rouse owns, directly or indirectly, 100% of the ownership interests in the New Borrowing Subsidiary;

(b)                                 after giving effect to this Joinder no more than six (6) Wholly-Owned Borrowing Subsidiaries have been designated by Rouse; and

(c)                                  no Default or Event of Default has occurred and is continuing under the Credit Agreement.

3.                                       Joinder.  New Borrowing Subsidiary hereby accepts the rights, duties, obligations and responsibilities of the Borrower under the Credit Agreement and the Loan Documents and agrees that its liability thereunder shall be joint and several with Rouse and all other Wholly-Owned Borrowing Subsidiaries, subject to the restrictions and liability applicable to the Limited Guarantors as described in Section 2.1(b) of the Credit Agreement.  New Borrowing Subsidiary has delivered to the Administrative Agent all documentation described in Subsections 5.1(a)-(f), inclusive, of the Credit Agreement with respect to such New Borrowing Subsidiary.  New Borrowing Subsidiary hereby specifically joins in and makes all of the representations and warranties made by the Borrower under Article VI of the Credit Agreement with the following modifications.

[insert information on organization for Section 6.1, 6.19 and Subsidiaries under Section 6.25]

The New Borrowing Subsidiary hereby irrevocably designates and authorizes Rouse as its exclusive agent to act on its behalf in connection with the requesting, funding, maintenance, conversion, continuation and repayment of any Advances under the Credit Agreement, or the issuance, extension, modification or cancellation of any Facility Letter of Credit thereunder, or any other matter relating to the Credit Agreement or the Loan Documents, including without limitation any amendments thereto or consents thereunder, and agrees that the Administrative Agent and the Lenders may rely on any directions or undertakings given by Rouse with respect to such matters without further inquiry of or confirmation from the New Borrowing Subsidiary.

In witness of the foregoing, Rouse, the New Borrowing Subsidiary and the Administrative Agent have executed this Joinder as of the date first written above.

THE ROUSE COMPANY

By:
Name:
Title:

[NEW BORROWING SUBSIDIARY]

By:
Name:
Title:

BANK ONE, NA, not Individually but as Administrative Agent, as aforesaid

By:
Name:
Title:

EXHIBIT O

INTENTIONALLY OMITTED

EXHIBIT P

FORM OF THE ROUSE COMPANY, L.P.

JOINDER

THIS JOINDER is made as of                   , 200  by and among THE ROUSE COMPANY, L.P., a Delaware limited partnership (the “Operating Partnership”), THE ROUSE COMPANY, a Maryland corporation (“Rouse” and together with Rouse’s Wholly-Owned Borrowing Subsidiaries, the “Borrower”).

WITNESSETH:

WHEREAS, the Borrower, Bank One, NA, individually and as Administrative Agent and as Competitive Bid Option Agent, JPMorgan Chase Bank, individually and as Co-Syndication Agent, Deutsche Bank Trust Company Americas, individually and Co-Syndication Agent, and the Lenders named therein have heretofore executed and delivered the Third Amended and Restated Unsecured Revolving Credit Agreement, dated as of                    , 2003, as the same may have been heretofore amended or supplemented (the “Credit Agreement”), pursuant to which the Lenders made loans available to the Borrower in the maximum aggregate principal amount of up to $900,000,000; and

WHEREAS, pursuant to the Credit Agreement, Rouse agreed to cause the Operating Partnership, on or before the Transfer Date (as defined therein), to become a co-obligor with Rouse with respect to all of the payment obligations of Rouse under the Credit Agreement and each of the other Loan Documents and be jointly, severally and unconditionally liable with respect thereto, including, without limitation, with respect to the due and punctual payment of the principal of (and premium, if any) and interest on all the Notes.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Operating Partnership, Rouse, and the Wholly-Owned Borrowing Subsidiaries hereby agree as follows:

ARTICLE ONE

SECTION 1.1                          Relation to Credit Agreement.  This Joinder constitutes an integral part of the Credit Agreement.

SECTION 1.2                          Rules of Construction.  For all purposes of this Joinder:

(a)                                  capitalized terms used herein without definition shall have the meanings specified in the Credit Agreement;

(b)                                 all references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Joinder; and

(c)                                  the terms “herein”, “hereof”, “hereunder” and other words of similar import refer to this Joinder.

ARTICLE TWO

SECTION 2.1.                       Obligations of the Operating Partnership.

(a)                                  The Operating Partnership hereby accepts the rights, obligations, duties and responsibilities of the Borrower under the Credit Agreement and the Loan Documents and agrees that its liability thereunder shall be joint and several with Rouse.

(b)                                 The Operating Partnership has executed and delivered to the Administrative Agent a Note and a Competitive Bid Note in the form of Exhibits B-1 and B-2 to the Credit Agreement, respectively, for each Lender (in the amount of such Lender’s current Commitment in the case of Exhibit B-1).

(c)                                  The Operating Partnership has delivered to the Administrative Agent all documentation described in Subsections 5.1(a)-(f), inclusive, of the Credit Agreement with respect to the Operating Partnership.

SECTION 2.2.                       Obligations of Rouse.  Rouse hereby agrees that its Obligations under the Credit Agreement and the Loan Documents shall not be affected by this Joinder and shall remain in full force and effect.

SECTION 2.3.                       Obligations of the Wholly-Owned Borrowing Subsidiaries.  Each Wholly-Owned Borrowing Subsidiary hereby agrees that its Obligations under the Credit Agreement and the Loan Documents shall not be affected by this Joinder and shall remain in full force and effect.

ARTICLE THREE

SECTION 3.1                          Modifications to Existing Definitions.  The definition of “Borrower” set forth in Section 1.1 of the Credit Agreement shall be replaced by the following:

“Borrower” means, as of any date, collectively, The Rouse Company, all of its Subsidiaries then included as Wholly-Owned Borrowing Subsidiaries pursuant to Section 2.1(b), and the Operating Partnership along with their respective successors and assigns.

ARTICLE FOUR

SECTION 4.1                          Representations and Warranties.  Rouse hereby represents and warrants to the Lenders that:

(a)                                  Organization.  The Operating Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)                                 Authority.  The Operating Partnership has power and authority to execute, deliver and perform its obligations under this Joinder and has taken all action required by law, its Limited Partnership Agreement, or otherwise to authorize the execution and delivery of this Joinder.  This Joinder has been duly and validly authorized, executed and delivered by and, assuming the due and valid authorization, execution and delivery hereof by the other parties hereto, is the valid and binding obligation of the Operating Partnership, enforceable against it in accordance with its terms.

(d)                                 No Default.  No Default or Event of Default has occurred and is continuing under the Credit Agreement.

ARTICLE FIVE

EXCLUSIVE AGENT

The Operating Partnership hereby irrevocably designates and authorizes Rouse as its exclusive agent to act on its behalf in connection with the requesting, funding, maintenance, conversion, continuation and repayment of any Advances under the Credit Agreement, or the issuance, extension, modification or cancellation of any Facility Letter of Credit thereunder, or any other matter relating to the Credit Agreement or the Loan Documents, including without limitation any amendments thereto or consents thereunder, and agrees that the Administrative Agent and the Lenders may rely on any directions or undertakings given by Rouse with respect to such matters without further inquiry of or confirmation from the Operating Partnership.

ARTICLE  SIX

MISCELLANEOUS PROVISIONS

SECTION 6.1                          Ratification.  The Credit Agreement, as supplemented and amended by this Joinder, is in all respects hereby adopted, ratified and confirmed.

SECTION 6.2                          Counterparts.  This Joinder may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 7.3                     Governing Law.  THIS JOINDER SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

SECTION 7.4                          Effective Date.  This Joinder shall be effective as of the date hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Joinder to be duly executed as of the date first written above.

THE ROUSE COMPANY, L.P.,
By:	TRCGP, Inc.,
as General Partner

By:
Name:
Title:

THE ROUSE COMPANY

By:
Name:
Title:

SCHEDULE 6.19

ENVIRONMENTAL COMPLIANCE (BORROWER)

NONE

2

SCHEDULE 6.25

SUBSIDIARIES (BORROWER)

As of June 30, 2003, The Rouse Company owned 100% of the voting securities (all shares are Common Stock unless otherwise noted) of the following domestic and foreign corporations, all of the outstanding membership interests of the following domestic and foreign limited liabilities companies, and is the sole trustee of the following domestic business trust, all included in the consolidated financial statements:

Subsidiary	State of Incorporation
Hermes, Incorporated	Maryland
Howard Hughes Properties, Inc. (Note 1)	Nevada
HRD Properties, Inc. (Note 2)	Maryland
HRD Remainder, Inc. (Note 3)	Maryland
Hughes Corporation, The (Note 4)	Delaware
Rouse Capital (Note 5)	Delaware
The Rouse Company Business Trust	Maryland
Rouse Property Management, Inc. (Note 6)	Maryland
TRC Exton Plymouth 12 through 39, LLC (Note 7)	Delaware
TRC Gallery at Market East 1 through 39, LLC (Note 8)	Delaware
TRC Property Holdings, Inc. (Note 9)	Maryland
TRCGP, Inc.	Maryland

As of June 30, 2003, TRCGP, Inc. owned all of the outstanding membership interests of Terrapin Acquisition, LLC, a Maryland limited liability company, and is the sole general partner of The Rouse Company LP, which owned 61% of Gallery at Market East LLC and Plymouth Meeting Property LLC, Delaware limited liability companies, and 100% of the voting securities or membership interests of the following domestic and foreign corporations and limited liability companies included in the consolidated financial statements:

Subsidiary	State of Incorporation
American City Company, LLC, The	Maryland
Baltimore Center, LLC	Delaware
Beachwood Property Holdings, LLC	Maryland
Charlottetown, LLC	Maryland
Charlottetown North, LLC	Maryland
Chesapeake Investors, LLC (Note 10)	Delaware

3

Christiana Holdings I LLC (Note 11)	Delaware
Community Research and Development, LLC	Maryland
Cuyahoga Land Company, LLC	Maryland
Exton Shopping, LLC	Maryland
Four Owings Mills Corporate Center, LLC	Maryland
Franklin Park Mall Company, LLC (Note 12)	Maryland
Gallery Maintenance, LLC (Note 13)	Maryland
Gallery II Trustee, LLC	Maryland
Harborplace Management Company, LLC	Maryland
Hermes, LLC	Maryland
Hulen, LLC	Maryland
HRD Remainder, LLC (Note 14)	Maryland
Louisville Shopping Center, LLC	Kentucky
O. M. Guaranty, LLC	Maryland
O. M. Land Development, LLC	Maryland
One Owings Mills Corporate Center, LLC	Maryland
Owings Mills Finance Company, LLC	Maryland
Plymouth Meeting Food Court, LLC	Maryland
Rouse-Columbus, LLC	Maryland
Rouse Company at Owings Mills, LLC, The	Maryland
Rouse Company of Alabama, LLC, The	Alabama
Rouse Company of Alaska, LLC, The	Maryland
Rouse Company of Arkansas, LLC, The	Maryland
Rouse Company of California, LLC, The	Maryland
Rouse Company of Colorado, LLC, The	Maryland
Rouse Company of Connecticut, LLC, The	Delaware
Rouse Company of Florida, LLC, The (Note 15)	Florida
Rouse Company of Georgia, LLC, The (Note 16)	Georgia
Rouse Company of Idaho, LLC, The	Maryland
Rouse Company of Illinois, LLC, The	Maryland
Rouse Company of Iowa, LLC, The	Maryland
Rouse Company of Kentucky, LLC, The	Maryland
Rouse Company of Louisiana, LLC, The (Note 17)	Maryland
Rouse Company of Maine, LLC, The	Maryland
Rouse Company of Massachusetts, LLC, The (Note 18)	Maryland
Rouse Company of Michigan, LLC, The (Note 19)	Maryland
Rouse Company of Minnesota, LLC, The (Note 20)	Maryland
Rouse Company of Mississippi, LLC, The	Maryland
Rouse Company of Montana, LLC, The	Maryland
Rouse Company of Nevada, LLC, The (Note 21)	Nevada
Rouse Company of New Hampshire, LLC, The	Maryland
Rouse Company of New Jersey, LLC, The (Note 22)	New Jersey

4

Rouse Company of New Mexico, LLC, The	Maryland
Rouse Company of New York, LLC, The (Note 23)	New York
Rouse Company of North Carolina, LLC, The	Maryland
Rouse Company of North Dakota, LLC, The	Maryland
Rouse Company of Ohio, LLC, The (Note 24)	Ohio
Rouse Company of Oklahoma, LLC, The	Maryland
Rouse Company of Oregon, LLC, The (Note 25)	Maryland
Rouse Company of Pennsylvania, LLC, The (Note 26)	Pennsylvania
Rouse Company of Rhode Island, LLC, The	Maryland
Rouse Company of South Carolina, LLC, The	Maryland
Rouse Company of South Dakota, LLC, The	Maryland
Rouse Company of Tennessee, LLC, The	Maryland
Rouse Company of Texas, LLC, The (Note 27)	Texas
Rouse Company of the District of Columbia, LLC, The	Maryland
Rouse Company of Utah, LLC, The	Maryland
Rouse Company of Vermont, LLC, The	Maryland
Rouse Company of Virginia, LLC, The	Maryland
Rouse Company of Washington, LLC, The (Note 28)	Maryland
Rouse Company of West Virginia, LLC, The	Maryland
Rouse Company of Wisconsin, LLC, The	Maryland
Rouse Company of Wyoming, LLC, The	Maryland
Rouse Company Protective Trust, Inc., The	Delaware
Rouse-Coral Gables Development, LLC	Maryland
Rouse-Coral Gables Property, LLC	Maryland
Rouse Fashion Show Management, LLC	Maryland
Rouse Gallery II Management, LLC	Maryland
Rouse Holding Company, LLC, The	Maryland
Rouse Holding Company of Arizona, LLC, The (Note 29)	Maryland
Rouse Investing Company, LLC	Maryland
Rouse Management, LLC	Maryland
Rouse Metro Plaza, LLC	Maryland
Rouse-Metro Shopping Center, LLC	Maryland
Rouse-Milwaukee, LLC	Maryland
Rouse-Milwaukee Garage Maintenance, LLC	Maryland
Rouse Missouri Holding Company, LLC (Note 30)	Maryland
Rouse Oakbrook, LLC (Note 31)	Delaware
Rouse-Oakwood Shopping Center, LLC	Maryland
Rouse-Oakwood Two, LLC	Maryland
Rouse Office Management, LLC	Maryland
Rouse Office Management of Pennsylvania, LLC	Maryland
Rouse Owings Mills Management Company, LLC	Maryland
Rouse-Phoenix Cinema, LLC	Maryland

5

Rouse-Randhurst Shopping Center, LLC	Maryland
Rouse SI Shopping Center, LLC	Maryland
Rouse Tri-Party Miscellaneous, LLC	Maryland
Rouse-Urban Acquisition, LLC	Maryland
Rouse-Urban, LLC	Maryland
Rouse-Wates, LLC (Note 32)	Delaware
RREF Holding, LLC (Note 33)	Texas
RSE Preferred Acquisitions, LLC	Maryland
Salem Mall, LLC	Maryland
SMPL Management, LLC	Maryland
Terrapin Acquisition, LLC	Maryland
Three Owings Mills Corporate Center, LLC	Maryland
TRC Central, LLC	Maryland
TRCD, LLC (Note 34)	Delaware
TRC Property Management, LLC	Maryland
TRC Purchasing, LLC	Maryland
Two Owings Mills Corporate Center, LLC	Maryland
Two Willow Company, LLC (Note 35)	Delaware
White Marsh Equities Company, LLC	Maryland.

Notes:

1.                                       Howard Hughes Properties, Inc. owns all of the outstanding common stock or membership interests of the following entities:

10000 West Charleston Boulevard, LLC, a Nevada limited liability company

Howard Hughes Canyon Pointe Q3, LLC, a Nevada limited liability company

Howard Hughes Canyon Pointe Q4, LLC, a Nevada limited liability company

Howard Hughes Centerpoint, LLC, a Nevada limited liability company

Howard Hughes Properties IV, LLC, a Delaware limited liability company

Howard Hughes Properties V, LLC, a Delaware limited liability company

Howard Hughes Properties VI, LLC, a Nevada limited liability company

Howard Hughes Properties VII, LLC, a Nevada limited liability company

HRD-HHP Holdings, LLC, a Nevada limited liability company

Rouse Westin, Inc., a Maryland corporation.

2.                                       HRD Properties, Inc. owns all of the outstanding common stock of the following corporations, all of the membership interests of the following limited liability companies, and is the sole trustee of the following business trust:

6

BCI Holdings, Inc., a Maryland corporation

Greengate Mall, Inc., a Pennsylvania corporation

Philadelphia Gallery II, a Pennsylvania business trust

RREF Hotel Holdings, Inc., a Maryland corporation

Rouse-Abbey, LLC, a Maryland limited liability company

Rouse-Kravco, LLC, a Maryland limited liability company

VCK Holdings, Inc., a Maryland corporation.

BCI Holdings, Inc. owns all of the outstanding common stock of Rouse-Brandywood, Inc., a Maryland corporation.

RREF Hotel Holdings, Inc. owns all of the outstanding common stock of Rouse-Fairwood Development Corporation, a Maryland corporation.

Rouse-Fairwood Development Corporation is the general partner of Rouse-Fairwood Development Limited Partnership, which owns all of the outstanding membership interests of the following Maryland limited liability companies:

Fairwood-Four Front-Foot Benefit Company, LLC

Fairwood-Prospect Front-Foot Benefit Company, LLC

Fairwood-Three Front-Foot Benefit Company, LLC.

VCK Holdings, Inc. owns all of the outstanding common stock of Rouse-Canyon Springs, Inc. and The Rouse Development Company of California, Inc., both Maryland corporations.

3.                                       HRD Remainder, Inc. owns 57.6% of the outstanding common stock of The Howard Research and Development Corporation, a Maryland corporation, and all of the outstanding common stock or membership interests of the following Maryland entities:

The Howard Research and Development Holdings Corporation

North Star Mall II, LLC

West Kendall Holdings, LLC

Willowbrook II, LLC

Willowbrook II, LLC owns 1.16% of the outstanding membership interest in Franklin Park Mall, LLC, a Delaware limited liability company

Franklin Park Mall, LLC owns all of the outstanding membership interest in Weeping Willow RNA, LLC, a Delaware limited liability company

The Howard Research and Development Corporation owns all of the outstanding common stock or membership interests of the following Maryland entities:

7

Columbia Land Holdings, Inc.

Emerson Corporation

ExecuCentre, LLC

HRD Commercial Properties, Inc.

HRD Investment, Inc.

Rouse-Houston GP, LLC

LP Rouse-Houston, LLC

Rouse-MerchantWired, Inc.

Rouse Properties, Inc.

Rouse Transportation, LLC

Stansfield-Laurel, Inc.

Stone Lake Corporation.

The Howard Research and Development Holdings Corporation owns 40.6% of the outstanding common stock of The Howard Research and Development Corporation, and owns all of the outstanding common stock or membership interests of the following Maryland entities and is the sole trustee of the following Maryland business trusts:

Benson Park Business Trust

CM Theatre Business Trust

Columbia Crossing, Inc.

Columbia Gateway, Inc.

Columbia Management, Inc.

Dorsey’s Search Village Center, Inc.

Eighty Columbia Corporate Center, Inc.

Fashion Show II, LLC

Fifty Columbia Corporate Center, Inc.

Forty Columbia Corporate Center, Inc.

Gateway Investor, LLC

Gateway Retail Center, Inc.

GEAPE III, Inc.

Hickory Ridge Village Center, Inc.

HRD Parking, Inc.

King’s Contrivance Village Center, Inc.

Lakefront North Parking, Inc.

Oakland Ridge Commercial, Inc.

Oakland Ridge Industrial Development Corporation

Rouse-Phoenix Hotel Corporation

Rouse-Phoenix Hotel Parking, Inc.

Rouse-River Hill Village Center, Inc.

Sixty Columbia Corporate Center, Inc.

8

Eighty Columbia Corporate Center, Inc. is the Sole Member of Eighty Columbia Corporate Center, LLC, a Maryland limited liability company

GEAPE III, Inc. owns 1.8% of the outstanding common stock of The Howard Research and Development Corporation and owns all of the outstanding common stock of GEAPE Land Holdings, Inc., a Maryland corporation

GEAPE Land Holdings, Inc. owns all of the outstanding common stock of The Columbia Development Corporation and GEAPE Land Holdings II, Inc., both Maryland corporations.

The Columbia Development Corporation owns all of the outstanding common stock of the following Maryland corporations:

Columbia Mall, Inc.

Dobbin Road Commercial, Inc.

Guilford Industrial Center, Inc.

Columbia Mall, Inc. owns all of the outstanding common stock of the following Maryland corporations and is sole trustee of the following Maryland business trusts:

10 CCC Business Trust

20 CCC Business Trust

30 CCC Business Trust

Columbia Mall Business Trust

Harper’s Choice Village Center, Inc.

HRD Parking Deck Business Trust

Longfellow Business Trust

Mall in Columbia Business Trust

Merriweather Post Business Trust

Running Brook Business Trust

Seventy Columbia Corporate Center, Inc.

Town Center East Business Trust

Columbia Mall Business Trust is the Sole Member of Columbia Mall SPE, LLC, a Maryland limited liability company.

Rouse Columbia Contribution, LLC, a Maryland limited liability company, is owned by various subsidiaries and affiliates of The Howard Research and Development Holdings Corporation.

Rouse Columbia Contribution, LLC owns all of the outstanding membership interests of Lakeside Mall, LLC, a Michigan limited liability company.

9

4.                                       The Hughes Corporation owns all of the outstanding common stock membership interests of The Howard Hughes Corporation, a Delaware corporation, Howard Hughes Realty, Inc., a Nevada corporation, and THC-HRE, LLC, a Maryland limited liability company.

The Howard Hughes Corporation owns all of the outstanding common stock or membership interests of the following entities:

HHC LP Corp., a Delaware corporation

Hughes Properties, Inc., a Nevada corporation

H-Tex, Incorporated, a Texas corporation

Red Rock Investment, LLC, a Nevada limited liability company

Summa Corporation, a Delaware corporation

Summerlin Corporation, a Delaware corporation

The Howard Hughes Corporation is the General Partner of Howard Hughes Properties, Limited Partnership (“HHPLP”), a Delaware limited partnership, which owns approximately 13% of the units of membership interest of S-R Nevada Properties LLC, a Nevada limited liability company, which is the sole member of Summerlin Centre, LLC.  In addition, HHPLP owns all of the outstanding membership interests of the following Nevada limited liability companies:

Howard Hughes Properties I, LLC

Howard Hughes Properties II, LLC

Howard Hughes Properties III, LLC

5.                                       Rouse Capital is a statutory business trust formed under Delaware law.  All of the Common Securities of Rouse Capital are owned by the Company.  The Preferred Securities of Rouse Capital were sold in a public registered offering in 1995.

6.                                       Rouse Property Management, Inc. owns 35% of the outstanding common stock of Four State Facility Corporation, a Delaware corporation, and all of the outstanding common stock or membership interests of the following Maryland entities:

Faneuil Hall Beverage, LLC

Harborplace, Inc.

Rouse Development Management, LLC

Rouse-West Dade, Inc.

7.                                       TRC Exton Plymouth 12 through TRC Exton Plymouth 39, LLC each owns 1% of the membership interests of Plymouth Meeting Property LLC, a Delaware limited liability company, respectively.

10

8.                                       TRC Gallery at Market East 1 through TRC Gallery at Market East 39, LLC each owns 1% of the membership interests of Gallery at Market East LLC, a Delaware limited liability company.

9.                                       TRC Property Holdings, Inc. owns all of the outstanding common stock of Rouse Tri-Party TRS, Inc.

10.                                 Chesapeake Investors, LLC owns all of the outstanding membership interests of Rouse Commercial Properties, LLC, a Maryland limited liability company:

Rouse Commercial Properties, LLC owns all of the outstanding common stock of the following Maryland entities:

Hunt Valley Title Holding Company, LLC

Rouse Acquisition Finance, LLC

Rouse Commercial Finance, LLC

Hunt Valley Title Holding Company, LLC owns 5% of the outstanding common stock of Rouse-Teachers Holding Company (a Nevada corporation).

Rouse-Teachers Holding Company owns all of the outstanding common stock of Rouse-Teachers Land Holdings, Inc., a Maryland corporation.

11.                                 Christiana Holdings I LLC owns 50% of the outstanding membership interests of Christiana Acquisition LLC, a Delaware limited liability company.

Christiana Acquisition LLC owns all of the outstanding membership interests in Christiana Mall LLC, a Delaware limited liability company.

Christiana Mall LLC, owns all of the outstanding common stock of CMA Access Corporation, a Delaware corporation.

12.                                 Franklin Park Mall Company, LLC owns 56.94% of the outstanding membership interest in Franklin Park Mall, LLC, a Delaware limited liability company.

Franklin Park Mall, LLC owns all the outstanding membership interests of Weeping Willow RNA, LLC, a Delaware limited liability company

13.                                 Gallery Maintenance, LLC owns all of the outstanding membership interests of Rouse Gallery Management, LLC, a Maryland limited liability company.

14.                                 HRD Remainder, LLC owns all of the outstanding membership interests of HRDHC, LLC, a Maryland limited liability company.

HRDHC, LLC owns all of the outstanding membership interests of each of the following Maryland limited liability companies:

11

Columbia Gateway, LLC

Dorsey’s Search Village Center, LLC

Gateway Retail Center, LLC

GEAPE III, LLC

King’s Contrivance Village Center, LLC

Oakland Ridge Commercial Group, LLC

Rouse-River Hill Village Center, LLC

Columbia Development, LLC

Fifty Columbia Corporate Center, LLC

Forty Columbia Corporate Center, LLC

Sixty Columbia Corporate Center, LLC

HRD Parking, LLC

Lakefront North Parking, LLC

Rouse-Phoenix Hotel, LLC

Columbia Crossing, LLC

Hickory Ridge Village Center, LLC

GEAPE III, LLC owns all of the outstanding membership interests of GEAPE Land Holdings, LLC, a Maryland limited liability company.

Columbia Development, LLC owns all of the outstanding membership interests of each of the following Maryland limited liability companies:

Columbia Mall, LLC

Dobbin Road Commercial, LLC

Guilford Industrial Center, LLC

Columbia Mall, LLC owns all of the outstanding membership interests of Hickory Ridge Village Center, LLC, a Maryland limited liability company and Seventy Columbia Corporate Center, LLC, a Maryland limited liability company.

15.                                 The Rouse Company of Florida, LLC owns all of the outstanding membership interests of each of the following entities:

Governor’s Square, LLC, a Florida limited liability company

Howard Retail Investment Company, LLC, a Maryland limited liability company

New River Center, LLC, a Florida limited liability company

Rouse-Bayside, LLC, a Maryland limited liability company

Rouse-Coral Gables, LLC, a Maryland corporation

Rouse-East Jacksonville, LLC, a Maryland limited liability company

Rouse-Governor’s Square, LLC, a Maryland corporation

Rouse-Jacksonville, LLC, a Delaware limited liability company

Rouse-Miami, LLC, a Delaware limited liability company

Rouse-Orlando, LLC, a Delaware limited liability company

12

Rouse-Tampa, LLC, a Florida limited liability company.

Rouse-Bayside, LLC owns all the outstanding membership interests of the following Maryland limited liability companies:  Rouse-Tampa Acquisition, LLC, Rouse-Tampa Bay, LLC and Rouse-Tampa S Acquisition, LLC.

Rouse-Coral Gables, LLC owns all of the outstanding membership interests of Rouse-Coral Gables Property, LLC, a Maryland limited liability company.

16.                                 The Rouse Company of Georgia, LLC owns 50% of the outstanding membership interests of Perimeter Mall Facilities, LLC and Perimeter Mall Venture, LLC, both Delaware limited liability companies, and all of the outstanding membership interests of each of the following Maryland limited liability companies:

Augusta Mall, LLC

Outlet Square of Atlanta, LLC

Perimeter Center, LLC

Perimeter Mall, LLC

Perimeter Mall Management Company, LLC

Rouse Columbus Square, LLC

Rouse-Forsyth, LLC

South DeKalb Mall Management Company, LLC.

17.                                 The Rouse Company of Louisiana, LLC owns all of the outstanding membership interests of  Rouse-New Orleans, LLC, a Maryland limited liability company.

18.                                 The Rouse Company of Massachusetts, LLC owns all of the outstanding membership interests of each of the following limited liability companies:

Faneuil Hall Marketplace, LLC, a Delaware limited liability company

Marketplace Grasshopper, LLC, a Maryland limited liability company

Rouse-Eastfield, LLC, a Maryland limited liability company

19.                                 The Rouse Company of Michigan, LLC owns all of the outstanding membership interests of each of the following Maryland limited liability companies:

Rouse Southland, LLC

Rouse Southland Management Company, LLC

Southland Security, LLC

Rouse Southland, LLC owns 10% of the outstanding membership interests of Southland Center Holding, LLC.

13

Southland Center Holding, LLC owns all of the outstanding membership interests of Southland Center, LLC.

20.                                 The Rouse Company of Minnesota, LLC owns all of the outstanding membership interests of each of the following Maryland limited liability companies:

Ridgedale Shopping Center, LLC

Rouse-Maple Grove, LLC

Rouse Ridgedale Holding, LLC

Rouse Ridgedale Management Company, LLC.

Rouse Ridgedale Holding, LLC owns all of the outstanding membership interests of Rouse Ridgedale, LLC, a Delaware limited liability company.

21.                                 The Rouse Company of Nevada, LLC owns 35% of Four State Properties, LLC and all of the outstanding memberships interest of each of the following entities:

10450 West Charleston Boulevard, LLC, a Nevada limited liability company

Echelon Acquisition, LLC, a Maryland limited liability company

Echelon Holding Company, LLC, a Delaware limited liability company

Echelon Mall, LLC, a Maryland limited liability company

Fashion Show Construction Management, LLC, a Nevada limited liability company

Harborplace, LLC, a Maryland limited liability company

One Willow Company, LLC, a Delaware limited liability company

Paramus Equities, LLC, a Texas limited liability company

Paramus Park, LLC, a Maryland limited liability company

Rouse F.S., LLC, a Maryland limited liability company

Rouse-Fashion Outlet, LLC, a Maryland limited liability company

Rouse Fashion Show, LLC, a Nevada limited liability company

Rouse-Las Vegas, LLC, a Nevada limited liability company

Rouse-Valley Fair, LLC, a Maryland limited liability company

Rouse-Westdale, LLC, a Maryland limited liability company

Rouse-Wincopin, LLC, a Maryland limited liability company

TTC Member, LLC, a Maryland limited liability company

Two Willow Company, LLC, a Delaware limited liability company

The Village of Cross Keys, LLC, a Maryland limited liability company

White Marsh Mall, LLC, a Maryland limited liability company

Woodbridge Center, LLC, a Maryland limited liability company.

One Willow Company, LLC owns all of the outstanding membership interests of Three Willow Company, LLC, a Delaware limited liability company.

Three Willow Company, LLC owns 27.93% of the outstanding membership interests of Franklin Park Mall, LLC, a Delaware limited liability company.

14

Franklin Park Mall, LLC owns all the outstanding membership interests of Weeping Willow RNA, LLC a Delaware limited liability company

Rouse F.S., LLC owns all of the outstanding common stock of FS Entertainment, Inc., a Nevada corporation.

FS Entertainment, Inc. owns all of the outstanding membership interests of FS Entertainment, LLC, a Nevada limited liability company.

TTC Member, LLC owns 1% of the outstanding membership interests of TTC SPE, LLC and .5% of the outstanding membership interests of Towson TC, LLC.

The Village of Cross Keys, LLC is the sole trustee of Mondawmin Business Trust and VCK Business Trust, both Maryland business trusts.

Mondawmin Business Trust is the Sole Member of Mondawmin, LLC, a Maryland limited liability company.

Four State Properties, LLC owns 99% of the outstanding membership interests in TTC SPE, LLC, a Maryland limited liability company, and owns all of the outstanding membership interests of each of the following Maryland limited liability companies:

Rouse-Bridgewater Commons, LLC

Rouse-Fashion Place, LLC

Rouse-Park Meadows Holding, LLC

Rouse-Towson Town Center, LLC

Rouse-Bridgewater Commons, LLC owns all of the outstanding membership interests of Bridgewater Commons Mall, LLC, a Maryland limited liability company.

Bridgewater Commons Mall, LLC, a Maryland limited liability company, owns all of the outstanding membership interests of Bridgewater Commons Mall Development, LLC, a Maryland limited liability company and Bridgewater Commons Mall II, LLC, a Delaware limited liability company.

Rouse-Park Meadows Holding, LLC owns all of the outstanding membership interests of Rouse-Park Meadows, LLC, a Maryland limited liability company.

Rouse-Towson Town Center, LLC owns 99.5% of the outstanding membership interests of Towson TC, LLC, a Maryland limited liability company.

Towson TC, LLC owns all of the outstanding membership interests of Rouse-TTC Funding, LLC, a Maryland limited liability company.

22.                                 The Rouse Company of New Jersey, LLC owns all of the outstanding membership interests of each of the following Maryland limited liability companies:

15

Echelon Urban Center, LLC

Paramus Mall Management Company, LLC

Rouse-Burlington, LLC

The Willowbrook Company, LLC

Willowbrook Management Company, LLC.

23.                                 The Rouse Company of New York, LLC owns all of the outstanding membership interests of the following Maryland limited liability companies:

Rouse SI Shopping Management, LLC

Seaport Marketplace, LLC

Seaport Marketplace Theatre, LLC

Seaport Theatre Management Company, LLC

24.                                 The Rouse Company of Ohio, LLC owns all of the outstanding membership interests of each of the following entities:

Beachwood Place, LLC, a Maryland limited liability company

Cuyahoga Development Company, LLC, a Maryland limited liability company

Franklin Park Mall Company, LLC, a Maryland limited liability company

25.                                 The Rouse Company of Oregon, LLC owns all of the outstanding membership interests of each of the following Maryland limited liability companies:

Rouse Office Management of Oregon, LLC

Rouse-Portland, LLC

Rouse-Portland, LLC owns all of the outstanding membership interests of Pioneer Place Condominium Management, LLC

26.                                 The Rouse Company of Pennsylvania, LLC owns all of the outstanding membership interests of Whiteland I, LLC and Whiteland II, LLC, both Maryland limited liability companies.

27.                                 The Rouse Company of Texas, LLC owns all of the outstanding membership interests of each of the following entities:

AU Management Company, LLC, a Texas limited liability company

Austin Mall, LLC, a Maryland limited liability company

Collin Creek, LLC, a Delaware limited liability company

Collin Creek Mall Management Company, LLC, a Maryland limited liability company

Collin Creek Plano, LLC, a Delaware limited liability company

North Star Mall, LLC, a Texas limited liability company

16

NS Management Company, LLC, a Texas limited liability company

Rouse Fort Worth, LLC, a Maryland limited liability company

Rouse-Highland, LLC, a Delaware limited liability company

Rouse-San Antonio, LLC, a Maryland limited liability company

Rouse Specialty Center, LLC, a Maryland limited liability company

Rouse-Southlake, LLC, a Maryland limited liability company.

28.                                 The Rouse Company of Washington, LLC owns all of the outstanding membership interests of Rouse-Seattle, LLC, a Delaware LLC.

29.                                 The Rouse Holding Company of Arizona, LLC owns all of the outstanding common stock or membership interests of each of the following Maryland entities:

Rouse-Arizona Center, LLC, a limited liability company

Rouse Office Management of Arizona, LLC, a limited liability company

Rouse-Phoenix Development Company, LLC, a limited liability company

Rouse-Phoenix Parking, LLC, a limited liability company

Rouse-Phoenix Parking Two, LLC, a limited liability company

Rouse-Phoenix Two Corporate Center, LLC, a limited liability company

30.                                 Rouse Missouri Holding Company, LLC owns all of the outstanding membership interests of The Rouse Company of Missouri, LLC, a Maryland limited liability company.

31.                                 Rouse Oakbrook, LLC owns 50% of the outstanding membership interests of UC Oakbrook GenPar, LLC, a Delaware limited liability company.

32.                                 Rouse-Wates, LLC (“Rouse-Wates”) and its consolidated subsidiaries are accounted for as a discontinued operation in the consolidated financial statements.  Rouse-Wates owns all of the outstanding membership interests of Owen Brown B Development Company, LLC, a Maryland limited liability company.

33.                                 RREF Holding, LLC owns all of the outstanding membership interests of RII Holding, LLC, a Texas limited liability company.

34.                                 TRCD, LLC owns all of the outstanding membership interests of the following Delaware limited liability companies:

Austin Mall Company, LLC

Collin Creek Property, LLC

The Franklin Park Company, LLC

Mall St. Matthews Company, LLC

North Star Mall Company, LLC

One Franklin Park Company, LLC

One Gallery Company, LLC

17

Rouse Funding Company, LLC

Rouse Funding Two, LLC

TRCDE, LLC

TRCDE Two, LLC

TRCDF, LLC

Two Franklin Park Company, LLC

Two Gallery Company, LLC

Willowbrook Mall Company, LLC

35.                                 Two Willow Company, LLC owns 13.97% of the outstanding membership interest in Franklin Park Mall, LLC, a Delaware limited liability company.

Franklin Park Mall, LLC owns all of the outstanding membership interests of Weeping Willow RNA, LLC, a Delaware limited liability company

18

SCHEDULE 6.25
PARTNERSHIPS AND JOINT VENTURES

June 30, 2003

Name and Partners/Co-Venturers		Percent Ownership by TRC Subsidiaries and Affiliates	Jurisdiction of Organization	Description of Primary Activity
1.	Airport Cheyenne Venture LLC (Sole Member: S-R Nevada Properties LLC)	Approximately 13% by HHPLP Managed by Stoltz	Delaware	Owner of developed properties in Hughes Airport Center and Hughes Cheyenne Center (Las Vegas)

2.	The A/T Rouse Limited Partnership One Willow Company, LLC, Augusta Mall, LLC, Perimeter Center, LLC and Governor’s Square Partnership, General Partners; One Willow Company, LLC, Limited Partner)	100%	Delaware	Partner of Augusta Mall Partnership (ground lessee of Augusta Mall in Augusta, GA); Partner of Tallahassee Associates (ground lessee of Governor’s Square in Tallahassee, FL)

3.	Augusta Mall Partnership (The A/T Rouse Limited Partnership and Rouse-Columbus Square, LLC, General Partners)	100%	Georgia	Ground Lessee at Augusta Mall in Augusta, GA

4.	Augusta/Tallahassee Associates (The A/T Rouse Limited Partnership and E-II Augusta/Tallahassee, Inc., General Partner	50%	Delaware	Inactive

5.	Austin Mall Limited Partnership (Austin Mall, LLC, General Partner; Austin Mall Company, LLC, Limited Partner)	100%	Delaware	Assignee of Income of Austin Mall, LLC, General Partner of The Highland Mall Joint Venture

6.	Baltimore Center Associates Limited Partnership (Baltimore Center, LLC, General Partner; RREF Holding, LLC, The Village of Cross Keys, LLC and The Howard Research and Development Corporation, Limited Partners)	100%	Maryland	Owner of Gallery at Harborplace in Baltimore, MD

Name and Partners/Co-Venturers		Percent Ownership by TRC Subsidiaries and Affiliates	Jurisdiction of Organization	Description of Primary Activity
7.	Baltimore Center Garage Associates Limited Partnership (Baltimore Center, LLC, General Partner; The Howard Research and Development Corporation, Limited Partner)	100%	Maryland	Owner of Gallery at Harborplace garage facilities in Baltimore, MD

8.	Bayside Center Limited Partnership (Rouse-Miami, LLC, General Partner; Mr. Armando Codina, Mr. Ronald Frazier, Mr. Natan Rok, Mr. Garth Reeves, Mr. Ignacio Garcia DuQuesne and Howard Retail Investment Corporation, Limited Partners)	83.75%	Maryland	Ground Lessee of Bayside Center in Miami, FL

9.	Bayside Center Marina Limited Partnership (The Rouse Company of Florida, LLC, Limited Partner)	100%	Maryland	No current activity

10.	Beachwood Place Limited Partnership (Beachwood Place, LLC, General Partner; Beachwood Property Holdings, LLC and Cuyahoga Land Company, LLC, Limited Partners)	100%	Ohio	Owner of approximately 100% of property interests in Beachwood Place in Beachwood, OH

11.	Brandywine Square Associates (Jack R. Loew, General Partner; Exton Shopping, LLC, Limited Partner)	35%	Pennsylvania	Owner of interest in a yet to be built power center in East Caln Township, PA

2

Name and Partners/Co-Venturers		Percent Ownership by TRC Subsidiaries and Affiliates	Jurisdiction of Organization	Description of Primary Activity
12.	Brandywood Development Limited Partnership (Rouse-Brandywood, Inc. and Brandywood Estates, Inc., General Partners)	50%	Maryland	Owner of development parcel of land in Prince George’s County, MD

13.	Brookside/Columbia Limited Partnership (H.M. George LLC, General Partner and Columbia Town Homes Investor, Inc., Limited Partner)	50%	MD	Develop and sell townhouses in Village of Long Reach, Columbia

14.	Burlington Associates Limited Partnership (Rouse-Burlington, LLC, General Partner; Paramus Park, LLC, The Willowbrook Company, LLC and Woodbridge Center, LLC, Limited Partners)	100%	Maryland	Former Ground Lessee at Burlington Center in Burlington, NJ Property transferred 1999

15.	Canyon Springs Mall General Partnership (Rouse-Canyon Springs, Inc. and Canyon Springs Development Limited Partnership, General Partners)	100%	Maryland	Owner of undeveloped site in Riverside, CA

16.	Canyon Springs Development Limited Partnership (Rouse-Canyon Springs, Inc., General Partner and The Rouse Company of California, LLC, Limited Partner)	100%	Maryland	General partner of Canyon Springs Mall General partnership (#16)

17.	Centerpointe Limited Partnership (Rouse Commercial Properties, LLC and Hunt Valley Title Holding Company, LLC, General Partners; Rouse Commercial Properties, LLC,	100%	Maryland	Owner of Centerpointe

3

Name and Partners/Co-Venturers		Percent Ownership by TRC Subsidiaries and Affiliates	Jurisdiction of Organization	Description of Primary Activity
	Limited Partner)

18.	Centerpoint Plaza Co., a general partnership (Howard Hughes Properties, Inc. and Centerpoint Management, LLC, Partners)	50%	Nevada	Develop a neighborhood retail shopping center in Summerlin

19.	Christiana Acquisition LLC (Christiana Holdings I (50%) and Christiana Holdings II (50%)	50%	Delaware	Owner of Christiana Mall LLC

20.	Collin Creek Mall, L.P. (Collin Creek, LLC, General Partner; Collin Creek Property, LLC, Limited Partner)	100%	Texas	Owner of Collin Creek Mall in Plano, TX

21.	DTA Acquisition LLC (Rouse Westin, Inc. and Simon THS, Inc., Managing Members)	48.1167%	Delaware	Acquire RNA-NY, LLC’s interest in Westin Hotel (Dream Team Hotel Associates, LLC)

22.	Echelon Mall Joint Venture (Echelon Mall, LLC and Echelon Holding Company, LLC, General Partners)	100%	New Jersey	Owner of Echelon Mall in Voorhees, NJ

23.	FBC&G Limited Partnership (Harbor Overlook Limited Partnership and FRASKOP Associates, General Partners; Frank, Bernstein, Conaway & Goldman, Limited Partner)	55%	Maryland	Ground Lessee of 300 East Lombard Street (office building) in Baltimore, MD As of 1/15/99, no longer involved in the property.

24.	Four Owings Mills Corporate Center Associates Limited Partnership (Four Owings Mills Corporate Center, LLC, General Partner;	50%	Maryland	General Partner of Four Owings Mills Corporate Center Land Limited Partnership

4

Name and Partners/Co-Venturers		Percent Ownership by TRC Subsidiaries and Affiliates	Jurisdiction of Organization	Description of Primary Activity
	O.M. Land Development, LLC, Rouse Office Management, LLC and Blue Cross and Blue Shield of Maryland, Limited Partners)			(ground lessor) in Owings Mills, MD

25.	Four Owings Mills Corporate Center Land Limited Partnership (Four Owings Mills Corporate Center Associates Limited Partnership, General Partner; Rouse Office Management, LLC, Limited Partner)	50%	Maryland	Ground Lessor of Four Owings Mills Office Building in Owings Mills, MD

26.	Four State Properties, LLC (The Rouse Company of Nevada, LLC, Member (35%); Fourmall Acquisition, LLC, Member (65%))	35%	Delaware	Owns 100% interest in Towson Town Center, Bridgewater Commons, Park Meadows and Fashion Place

27.	Franklin Park Mall, LLC (formerly Franklin Park Mall Limited Partnership) (Members: Willowbrook II, LLC (1.16%); Franklin Park Mall Company, LLC (56.94%); Two Willow Company, LLC (13.97%); Three Willow Company, LLC (27.93%)	100%	Delaware

28.	Gallery Hotel Limited Partnership (Inner Harbor Hotel Corporation, General Partner; Baltimore Center Associates Limited Partnership [Class A] and Inner Harbor Investment Partners Limited Partnership [Class B], Limited Partners)	50%	Maryland	Ground Lessee of Hotel Gallery at Harborplace in Baltimore, MD (Rouse has minor interest)

29.	Governor’s Square Partnership (Governor’s Square, LLC and New River Center, LLC, General Partners)	100%	Florida	Partner of A/T Rouse Limited Partnership, which is Partner of Tallahassee Associates (ground lessee of Governor’s Square in Tallahassee, FL)

5

Name and Partners/Co-Venturers		Percent Ownership by TRC Subsidiaries and Affiliates	Jurisdiction of Organization	Description of Primary Activity
30.	Grand Avenue Limited Partnership (Rouse-Milwaukee, LLC, General Partner; RII Holding, LLC, Plymouth Meeting Property LLC and Rouse Holding Company of Texas, LLC, Limited Partners)	100%	Maryland	Ground Lessee at The Grand Avenue in Milwaukee, WI (held by Rouse-Milwaukee, LLC as Nominee) (No longer involved in property as of 11/1/2000)

31.	Hammond Branch Joint Venture (Stansfield-Laurel, Inc. and Retail/Institutional Joint Venture, General Partners)	50%	Maryland	Owner of development parcel in Laurel, MD

32.	Harbor Development Services Partnership (Rouse-Columbus, LLC, Managing General Partner; Bacon & Company, Inc., The Henson Company, Inc. and Savannah Development Corporation, General Partners)	85%	Maryland	Development/Management entity for Christopher Columbus Center in Baltimore, MD

33.	Harbor Overlook Limited Partnership (Harbor Overlook Investments, Inc., General Partner; Rouse-Commerce, Inc. and The Howard Research and Development Corporation, Limited Partners)	100%	Maryland	General Partner of former Ground Lessee in 300 East Lombard Street (office building) in Baltimore, MD (No longer active)

34.	Harbor Place Associates Limited Partnership (Harborplace, LLC, General Partner; Paramus Park Shopping Center Limited Partnership RREF Holding, LLC, Limited Partners and	100% (1% in PSS)	Maryland	Ground Lessee at Harborplace in Baltimore, MD

6

Name and Partners/Co-Venturers		Percent Ownership by TRC Subsidiaries and Affiliates	Jurisdiction of Organization	Description of Primary Activity
	Rouse Property Management, Inc.)

35.	Head Acquisition, L.P. (Rouse-Urban, LLC; Growth Head GP, LLC and SPG Head GP, LLC, General Partners. Westfield Growth LP, SPG Head LP, LLC, Rouse-Urban Acquisition, LLC and Hexalon Real Estate, Inc., Limited Partners)	27%	Delaware

Head Acquisition owns General Partnership interest in Urban Shopping Centers, LP (Head Acquisition Partnership Agreement provides that Rouse entities have 100% of the benefits and burdens of Head Acquisition in Oak Brook Center, Oak Brook, IL, Water Tower Place, Chicago, IL and Streets at South Point, Durham, NC, plus 27% of the Head Acquisition interest in River Ridge, Lynchburg, VA, South Square Mall, Durham, NC and RoPro TRS, Inc. and 20% of Saw Mill Plaza, Columbus, OH and Urban Retail Properties Co.

36.	Hickory Grove Limited Partnership (H.M. George LLC, General Partner and Hickory Heights Investor, Inc., Limited Partner)	50%	Maryland	Develop and sell single family homes in Hickory Heights, Columbia

37.	The Highland Mall Joint Venture (CPI-Highland Associates Limited Partnership and Austin Mall, LLC, General Partners)	50%	New York	99% Limited Partner of Highland Mall Limited Partnership

38.	Highland Mall Limited Partnership (Rouse-Highland, LLC and CPI_Highland Associates Limited Partnership, General Partners)	50%	Delaware	Ground Lessee at Highland Mall in Austin, TX

39.	HMF Properties Limited Partnership (Rouse Fort Worth, LLC, General Partner [1%]); The Rouse Company of Nevada, LLC, Limited	100%	Delaware	Owner of the United Artists property at Hulen Mall

7

Name and Partners/Co-Venturers		Percent Ownership by TRC Subsidiaries and Affiliates	Jurisdiction of Organization	Description of Primary Activity
	Partner [99%])

40.	Hotel Columbia Company (The Howard Research and Development Holdings Corporation, and Columbia Mall, Inc., General Partners)	100%	Maryland	Owner of The Columbia Inn in Columbia, MD Sold – 1998

41.	H-N-W Associates, L.P. (Rouse-Westdale, LLC, General Partner; Individuals, Limited Partners)	58.1%	Iowa	General Partner of Westdale Associates, Owner of a portion of Westdale Mall; Ground Lessee of remaining portion

42.	Hulen Mall Limited Partnership (Rouse Fort Worth, LLC, General Partner and Hulen, LLC, Limited Partner)	100%	Maryland	Partner in Hulen Mall Joint Venture

43.	Hulen Mall Joint Venture (Hulen Mall Limited Partnership (99.5%) and The Rouse Company of Texas, LLC, (.5%) General Partners)	100%	Texas	Owner of Hulen Mall at Fort Worth, TX

44.	Hunt Valley 75 Limited Partnership (Rouse Commercial Properties, LLC and Hunt Valley Title Holding Company, LLC, General Partners; Rouse Commercial Properties, LLC, Limited Partner)	100%	Maryland	Owner of One Hunt Valley (Bldg. 75)

45.	Kendall Ridge Limited Partnership (H. M. George, LLC, General Partner; Columbia Town Homes Investor, Inc., Limited Partner)	50%	Maryland	Development entity for town homes in Long Reach Village Center in Columbia, MD

46.	LaCantera Retail Limited Partnership (Rouse-	75%	Texas	To be owner and developer of land in San Antonio, Texas

8

Name and Partners/Co-Venturers		Percent Ownership by TRC Subsidiaries and Affiliates	Jurisdiction of Organization	Description of Primary Activity
	San Antonio, LLC, General Partner; LaCantera Development Company, Limited Partner

47.	Mall St. Matthews Limited Partnership (Louisville Shopping Center, LLC, General Partner; Mall St. Matthews Company, LLC, Limited Partner)	100%	Delaware	Ground Lessee at Mall St. Matthews in Louisville, KY

48.	Market Street East Joint Venture (Rouse Salem Centre, Inc. and Beverly Business Trust, General Partners)	50%	Pennsylvania	Former Ground Lessee at The Gallery at Market East in Philadelphia, PA (Inactive)

49.	Merrick Park LLC (Rouse-Coral Gables, LLC, Merrick Park Member LLC and CG Merrick LLC – Co-Members)	40%	Maryland	Owner of The Village of Merrick Park, Coral Gables, FL

50.	Merrick Park Parking LLC (Members: Merrick Park Miscellaneous Income LLC (30%-Morgan); CG Merrick Park LL (30%-Cigna); Rouse-Coral Gables, LLC (40%)	40%	Delaware	Operate parking facilities at Merrick Park

51.	New Orleans Riverwalk Associates (New Orleans Riverwalk Limited Partnership and Rouse-New Orleans, Inc., General Partners)	100%	Louisiana	Ground Lessee of Riverwalk in New Orleans, LA

52.	New Orleans Riverwalk Limited Partnership (Rouse-New Orleans, LLC, General Partner; Greengate Mall, Inc., Gallery at Market East	100%	Maryland	General partner of New Orleans Riverwalk Associates (#49)

9

Name and Partners/Co-Venturers		Percent Ownership by TRC Subsidiaries and Affiliates	Jurisdiction of Organization	Description of Primary Activity
	LLC, The American City Company, LLC and Plymouth Meeting Property LLC, Limited Partners)

53.	The North Star Mall Joint Venture (HRE-NS, LLC and NSMJV LP, General Partners)	100%	New York	Owns North Star Mall

54.	NS Mall L.P. (North Star Mall II, LLC, General Partner and North Star Mall, LLC, Limited Partner)	100%	Delaware	Owner of entities that own the owner of North Star Mall in San Antonio, TX

55.	North Star Mall Limited Partnership (North Star Mall, LLC, General Partner; North Star Mall Company, LLC, Limited Partner)	100%	Delaware	Assignee of income of North Star Mall, LLC San Antonio, TX

56.	Northwest Associates (Rouse-Metro Shopping Center, LLC, WANA I, LLC, WANA II, LLC and Caselmar Limited Partnership, General Partners)	65-2/3%* *plus add’l sub-interest (see file)	Maryland	Owner of Metro Plaza in Baltimore, MD

57.	The Northwest Mall Joint Venture (Rouse-Northwest, Inc. and Northwest Mall, Inc., General Partners)	100%	New York	Owner of Northwest Mall in Houston, TX Sold – October 1, 1997

58.	Oak Brook Urban Venture, L.P. (UC Oakbrook Gen Par, LLC, General Partner, State of California Public Employees Retirement System, and Urban Shopping Centers, L.P. [Rouse-Urban, LLC], Limited Partners)	(50.51%)	Illinois	Owner of Oakbrook Shipping Centers

59.	Oakwood Shopping Center Limited Partnership (a Louisiana partnership in	100%	Louisiana	Owner of Oakwood Center in Gretna, LA

10

Name and Partners/Co-Venturers		Percent Ownership by TRC Subsidiaries and Affiliates	Jurisdiction of Organization	Description of Primary Activity
	commendam) (Rouse-Oakwood Shopping Center, LLC, General Partner; The Willowbrook Company, LLC, Woodbridge Center, LLC and Rouse-Oakwood Two, LLC, Limited Partners)

60.	O. M. Investment Limited Partnership (RREF Holding, LLC, General Partner; Paramus Park, LLC, RII Holding, LLC, The Willowbrook Company, LLC and Woodbridge Center, LLC, Limited Partners)	100%	Maryland	Limited partner of Owings Mills Limited Partnership (owner) in Owings Mills, MD

61.	O. M. Investment II Limited Partnership (O. M. Mall Corporation, General Partner; and Plymouth Meeting Property LLC, Limited Partner)	100%	Maryland	Limited partner of Owings Mills Limited Partnership (owner) in Owings Mills, MD

62.	One Owings Mills Corporate Center Associates Limited Partnership (One Owings Mills Corporate Center, LLC, General Partner; Alexander & Alexander, Inc. and O. M. Land Development, Inc., Limited Partners)	65%	Maryland	Owner of One Owings Mills Corporate Center (office building) in Owings Mills, MD

63.	Owings Mills Limited Partnership (The Rouse Company at Owings Mills, General Partner; O.M. Investment II Limited Partnership and O. M. Investment Limited Partnership, Limited Partners)	100%	Maryland	Owner of Owings Mills Mall in Owings Mills, MD

11

Name and Partners/Co-Venturers		Percent Ownership by TRC Subsidiaries and Affiliates	Jurisdiction of Organization	Description of Primary Activity
64.	Paramus Park Shopping Center Limited Partnership (Paramus Park, LLC, General Partner; and Paramus Equities, LLC, Limited Partners. Cigna Real Estate, Inc., residual interest only)	100%	New Jersey	Owner of Paramus Park Shopping Center in Paramus, NJ

65.	Park Square Limited Partnership (Sixty Columbia Corporate Center, Inc., General Partner (1%); The Howard Research and Development Holdings Corporation, Limited Partner (99%))	100%	Maryland	Owner of 60 Columbia Corporate Center, Columbia,MD

66.	Parkside Limited Partnership (Fifty Columbia Corporate Center, Inc., General Partner; Columbia Mall, Inc., Limited Partner)	100%	Maryland	Owner of Parkside Office Building in Columbia, MD

67.	Parkview Office Building Limited Partnership (Forty Columbia Corporate Center, Inc., General Partner; Columbia Mall, Inc., Limited Partner)	100%	Maryland	Owner of ParkView Office Building in Columbia, MD

68.	Perimeter Mall Facilities, LLC (The Rouse Company of Georgia, LLC (50%); Perimeter Mall Acquisition Investor, Inc. (50%)	50%	Delaware

69.	Perimeter Mall Venture, LLC (The Rouse Company of Georgia, LLC (50% - Managing Member; Perimeter Mall Acquisition LLC (50% - JP Morgan)	50%	Delaware

70.	Pioneer Office Limited Partnership (Rouse-Portland, LLC, General Partner; Eastfield	100%	Maryland	Ground Lessee of Pioneer Place Office Building in Portland, OR

12

Name and Partners/Co-Venturers		Percent Ownership by TRC Subsidiaries and Affiliates	Jurisdiction of Organization	Description of Primary Activity
	Mall, Incorporated, The Willowbrook Company, LLC and Woodbridge Center, LLC, Limited Partners)

71.	Pioneer Place Limited Partnership (Rouse-Portland, LLC, General Partner; Eastfield Mall, Incorporated, The Willowbrook Company, LLC and Woodbridge Center, LLC, Limited Partners)	100%	Maryland	Owner of Pioneer Place in Portland, OR

72.	Planole Store, LP (Collin Creek Plano, LLC, General Partner (1%) and Collin Creek Property, LLC, Limited Partner (99%))	100%	Texas	Owner of Dillard’s Parcel at Collin Creek Mall

73.	Reserve Site Joint Venture (CPS Department Stores, Inc., The Northwestern Mutual Life Insurance Company, Milwaukee Redevelopment Corporation and Rouse-Milwaukee, LLC, General Partners)	29.79%	Wisconsin	Holds an undeveloped parcel of land in Milwaukee, WI Sold - 1998 (In process of being liquidated)

74.	Retail Growth Systems, LLC (The Rouse Company, F.C. Associates, LLC, General Growth Management, Inc., Innovative Promotions, LLC, JG Mall Card LLC, M.S. Management Associates, Inc., O’Connor Associates, L.P. and Trizechahn Group, Members)	3.6%	Delaware	Alliance of retail property owners to promote credit card program.

75.	Riderwood Limited Partnership (H.M.	50%	Maryland	To develop, construct and sell townhouses

13

Name and Partners/Co-Venturers		Percent Ownership by TRC Subsidiaries and Affiliates	Jurisdiction of Organization	Description of Primary Activity
	George, LLC, General Partner; Gateway Investor, LLC, Limited Partner)			in the Gateway Residential area of Columbia

76.	Ridgedale Center, LLC (converted from Ridgedale Joint Venture) (Members: Rouse Ridgedale, LLC, and YEW Acquisitions, LLC)	10%	Maryland	Owner of Ridgedale Center in Minnetonka, MN

77.	River Hill Village Center II, LLC (Members: Rouse-River Hill Village Center, Inc.(59.9%) and Giant of Maryland, LLC (40.1%)	59.9%	Maryland	Owner of Parcel W in River Hill, Columbia, MD

78.	Riverspark Associates Limited Partnership (Rouse Commercial Properties, LLC and Hunt Valley Title Holding Company, LLC, General Partners; Rouse Commercial Properties, LLC, Limited Partner)	100%	Maryland	Owner of Riverspark II, Buildings I, II, III

79.	Roland Green Limited Partnership (H.M. George LLC, General Partner and RG Investor, Inc., Limited Partner)	50%	Maryland	Develop and sell townhouses in the Village of Cross Keys in Baltimore, MD

80.	Rouse-Arizona Retail Center Limited Partnership (Rouse-Arizona Center, LLC, General Partner; The Howard Research and Development Corporation, Limited Partner)	100%	Maryland	Owner of retail portion of Arizona Center in Phoenix, AZ

81.	Rouse Columbia Contribution, LLC (Members: Columbia Crossing, Inc. (.06%); Columbia Mall, Inc. (82.04%); Dobbin Road		Maryland	Disposition of Columbia Village Centers

14

Name and Partners/Co-Venturers		Percent Ownership by TRC Subsidiaries and Affiliates	Jurisdiction of Organization	Description of Primary Activity

Commercial, Inc. (4.6%); Dorsey’s Search Village Center, Inc. (.07%); Gateway Retail Center, Inc. (.02%)Hickory Ridge Village Center, Inc. (1.26%); King’s Contrivance Village Center, Inc. (.13%); Rouse-Metro Shopping Center, Inc. (6.89%) Rouse-River Hill Village Center, Inc. (1.70%); The Howard Research and Development Holdings Corporation (3.23%)

82.	The Rouse Company LP (TRCGP, Inc., General Partner; The Rouse Company Business Trust, Limited Partner)	100%	Delaware	UPREIT Operating Partnership

83.	Rouse-Fairwood Development Limited Partnership (Rouse-Fairwood Development Corporation, General Partner; Rouse Holding Limited Partnership, Rouse Investment Limited Partnership, BDR Properties, Inc., DeClarimont Limited Partnership, Bowie Limited Partnership and EBR Family Limited Partnership, Limited Partners)	1.44%	Maryland	Owner of development parcel in Prince George’s County, MD

84.	Rouse Holding Limited Partnership (Rouse-Fairwood Development Corporation, General Partner; The Howard Research and Development Corporation and Rouse-Fairwood Development Corporation, Limited Partners)	100%	Maryland	Limited partner of Rouse-Fairwood Development Limited Partnership (#64)

85.	Rouse-Houston, LP	100%	Maryland	To acquire, develop and sell land in West

15

Name and Partners/Co-Venturers		Percent Ownership by TRC Subsidiaries and Affiliates	Jurisdiction of Organization	Description of Primary Activity
	(HRD TRS) (1% Rouse-Houston GP, LLC; 99% Rouse-Houston LP, LLC)			Houston

86.	Rouse Investment Limited Partnership (Rouse-Fairwood Development Corporation, General Partner; The Howard Research and Development Corporation and Rouse-Fairwood Development Corporation, Limited Partners)	100%	Maryland	Limited partner of Rouse-Fairwood Development Limited Partnership (#64)

87.	Rouse-Phoenix Corporate Center Limited Partnership (Rouse Office Management of Arizona, LLC, Rouse-Phoenix Parking, LLC and Rouse-Phoenix Two Corporate Center, LLC, General Partners; Rouse-Eastfield, LLC, The Willowbrook Company, LLC and Woodbridge Center, LLC Limited Partners)	100%	Maryland	Ground Lessee of One Arizona Center (office building), Two Arizona Center (office building) and the Parking Deck in Phoenix, AZ

88.	Rouse-Phoenix Master Limited Partnership (Rouse-Phoenix Development Company, LLC, General Partner; The Howard Research and Development Corporation, Limited Partner)	100%	Maryland	Ground Lessee of undeveloped parcels at Arizona Center in Phoenix, AZ

89.	Rouse-Phoenix Theatre Limited Partnership (Rouse-Phoenix Cinema, LLC, General Partner; Plymouth Meeting Property LLC, Limited Partner)	100%	Maryland	Ground Lessee of the theatre parcel in Arizona Center

90.	Rouse-Westlake Limited Partnership (Rouse-Seattle, LLC, General Partner; Eastfield Mall,	100%	Maryland	General partner of Westlake Center Associates Limited Partnership (Owner) in

16

Name and Partners/Co-Venturers		Percent Ownership by TRC Subsidiaries and Affiliates	Jurisdiction of Organization	Description of Primary Activity
	Incorporated, The Howard Research and Development Corporation, One Willow Company, LLC, Two Willow Company, LLC, Limited Partners)			Seattle, WA (#89)

91.	Rouse-Westlake Limited Partnership II (Rouse-Seattle, LLC, General Partner; Beachwood Place, LLC and Salem Mall, Incorporated, Limited Partners)	100%	Delaware	General partner of Westlake Center Associates Limited Partnership (Owner) in Seattle, WA (#89)

92.	Rutherford 2 Limited Partnership (Rouse Commercial Properties, LLC and Hunt Valley Title Holding Company, LLC, General Partners; Rouse Commercial Properties, LLC, Limited Partner)	100%	Maryland	Owner of Parkview Center 1, 2, 3, 4

93.	RV Joint Venture (HRD Remainder, Inc. and The Viera Company, Venturers)	50%	Florida	Owner of out parcel in Orlando, FL

94.	Santa Monica Place Associates (Santa Monica Place, Ltd., General Partner)	100%	California	Owner of Santa Monica Place in Santa Monica, CA Sold October 30, 1999

95.	Santa Monica Place, Ltd. (The Rouse Company of California, LLC, General Partner)	100%	California	General partner of Santa Monica Place Associates

96.	Seventy Columbia Corporate Center Limited Partnership (Seventy Columbia Corporate Center, Inc., General Partner; and Columbia	100%	Maryland	Owner of Seventy Columbia Center Building (office building) in Columbia, MD

17

Name and Partners/Co-Venturers		Percent Ownership by TRC Subsidiaries and Affiliates	Jurisdiction of Organization	Description of Primary Activity
	Mall, Inc., Limited Partner)

97.	South Street Seaport Limited Partnership (Seaport Marketplace, LLC, General Partner; Echelon Mall, LLC, Paramus Park, LLC, RREF Holding, LLC, The Willowbrook Company, LLC and Woodbridge Center, LLC, Limited Partners)	100%	Maryland	Ground Lessee of South Street Seaport in New York, NY

98.	Southland Center Holding, LLC (Members: Rouse Southland, LLC and Privet Acquisitions, LLC)	10%	Maryland	Owner of Southland Center in Taylor, MI

99.	S-R Nevada Properties LLC Members: Howard Hughes Properties, Limited Partnership (12.902%) & Stohud Partners LP (87.098%)	Approximately 13% Managed by Stoltz	Delaware	Ownership of Airport-Cheyenne Venture LLC and Summerlin Center LLC

100.	Summerlin Centre, LLC Sole Member: S-R Nevada Properties LLC	Approximately 13% Managed by HHPLP	Delaware	Owner of 110 acre site of future Summerlin Mall

101.	Swift Creek Joint Venture (Retail/Institutional Joint Venture and Rouse-Richmond, LLC, General Partners)	25%	Virginia	Owner of development parcel in Richmond, VA SOLD – 3/99

102.	Tallahassee Associates (The A/T Rouse Limited Partnership, Rouse-Governor’s Square, LLC, General Partners)	100%	Maryland	Ground Lessee of Governor’s Square in Tallahassee, FL

18

Name and Partners/Co-Venturers		Percent Ownership by TRC Subsidiaries and Affiliates	Jurisdiction of Organization	Description of Primary Activity
103.

Tampa Northwest, Ltd. (Rouse-Tampa, LLC, General Partner; Ernest DiFabrizio, Dina Parrino, Rose DiFabrizio, Kenneth Henriquez, Steven Gary Henriquez, Wayne Ernest Henriquez, David Joseph Parrino, Christine Anne Marsuno, Paul Daniel Parrino, James Dominick Parrino, Gerald Ernest DiFabrizio, Carolyn Ann DiFabrizio, Henriquez Family Joint Revocable Living Trust, Dina D. Parrino Revocable Trust, Joseph P. Parrino Revocable Trust and Ernest DiFabrizio and First Florida Bank, N.A. as trustees of the Rose S. DiFabrizio Marital Trust No. 1 under the Last Will and Testament of Domenico DiFabrizio, Deceased, Limited Partners)

		66.67%	Florida	Owner of Tampa Bay Center in Tampa, FL

104.	Three Owings Mills Corporate Center Associates Limited Partnership (Three Owings Mills Corporate Center, LLC, General Partner; O. M. Land Development, LLC, Rouse Office Management, LLC and Blue Cross and Blue Shield of Maryland, Limited Partners)	50%	Maryland	Ground Lessee of Three Owings Mills Corporate Center Land Limtied Partnership in Owings Mills, MD

105.	Three Owings Mills Corporate Center Land Limited Partnership (Three Owings Mills Corporate Center Associates Limited Partnership, General Partner; Rouse Office Management, LLC, Limited Partner)	50.1%	Maryland	Ground Lessor of Three Owings Mills Corporate Center (office building) in Owings Mills, MD

19

Name and Partners/Co-Venturers		Percent Ownership by TRC Subsidiaries and Affiliates	Jurisdiction of Organization	Description of Primary Activity
106.	Triangle Business Center I Limited Partnership (Rouse Commercial Properties, LLC and Hunt Valley Title Holding Company, LLC, General Partners; Rouse Commercial Properties, LLC Limited Partner)	100%	Maryland	Owner of Triangle Building 1, 2, 3, 4

107.	Tristate Joint Venture (AIC Properties, Inc. and Rouse Tristate Venture, LLC, General Partners)	5%	Maryland

Owner of College Square in Cedar Falls, IA; North Grand Mall in Ames, IA; Marshall Town Center in Marshalltown, IA; Westland Mall in West Burlington, IA; Muscatine Mall in Muscatine, IA; Northwest Arkansas Mall in Fayetteville, AK; and Salem Centre in Salem, OR  Sold – 1998

108.	Two Owings Mills Corporate Center Associates Limited Partnership (Two Owings Mills Corporate Center, LLC, General Partner; Alexander and Alexander, Inc. and O. M. Land Development, LLC, Limited Partners)	55%	Maryland	Owner of Two Owings Mills Corporate Center (office building) in Owings Mills, MD

109.	201 International Associates Limited Partnership (Rouse Commercial Properties, LLC and Hunt Valley Title Holding Company, LLC, General Partners; Rouse Commercial Properties, LLC, Limited Partner)	100%	Maryland	Owner of 201 International Circle

110.	UC Oakbrook GenPar, LLC (Rouse Oakbrook, LLC, Managing Member; State of California Public Employees’	50%	Delaware	Owner of Oakbrook Mall in Oakbrook, Illinois

20

Name and Partners/Co-Venturers		Percent Ownership by TRC Subsidiaries and Affiliates	Jurisdiction of Organization	Description of Primary Activity
	Retirement System, Member)

111.	Urban Shopping Centers, L.P. (Head Acquisition, L.P., General Partner)	26%	Illinois	Urban Shopping Centers, LP has ownership interests in numerous shopping centers. See Description for Head Acquisition, LP for description of Rouse entities’ interests.

112.	Westdale Associates (Rouse-Westdale, LLC, managing General Partner; H-N-W Associates, L.P., General Partner	85%	Illinois	Ground Lessee of Westdale Mall

113.	Westlake Center Associates Limited Partnership (Rouse-Westlake Limited Partnership and Rouse-Westlake Limited Partnership II, General Partners; Baltimore Center, LLC, Westlake 7 Building Partners Limited Partnership and Koehler, McFadyen & Company, Limited Partners)	99%	Washington	Owner of Westlake Center in Seattle, WA

114.	Whiteland Holding Limited Partnership (Whiteland I, LLC, General Partner; Whiteland II, LLC, Limited Partner)	100%	Maryland	Ground Lessee at Exton K-Mart Center, PA

115.	White Marsh General Partnership (White Marsh Mall Associates and White Marsh Phase II Associates, General Partners)	100%	Maryland	Partners own White Marsh Mall Owner of former Woodward & Lothrop building at White Marsh Mall in Baltimore, MD

116.	White Marsh Limited Partnership (White Marsh Mall, LLC, General Partner; RII Holding, LLC, Limited Partner)	100%	Maryland	General partner of White Marsh Mall Associates and White Marsh Phase II Associates in Baltimore, MD

21

Name and Partners/Co-Venturers		Percent Ownership by TRC Subsidiaries and Affiliates	Jurisdiction of Organization	Description of Primary Activity
117.	White Marsh Mall Associates (White Marsh Limited Partnership and GEAPE III, Inc., General Partners)	100%	Maryland	Owner of White Marsh in Baltimore, MD

118.	White Marsh Phase II Associates (White Marsh Limited Partnership and GEAPE II, Inc., General Partners)	100%	Maryland	Owner of White Marsh in Baltimore, MD

119.	Willowbrook Mall, LLC (converted from Willowbrook Mall Limited Partnership) (Members: Weeping Willow RNA LLC (62.5%), TRC Willow LLC (36.5%) and Willow SPE LLC (1% - Managing Member)	100%	Delaware	Owner of Willowbrook in Wayne, NJ

Individual joint venture partners or partners are only covered to the extent of their activities in the joint venture or partnership.  This limitation does not apply to wholly owned Rouse Company subsidiaries or affiliates.

22

PARTNERSHIPS AND JOINT VENTURES
ACQUIRED IN THE HUGHES TRANSACTION

December 31, 2001

Name and Partners/Co-Venturers		Percent Ownership by TRC Subsidiaries and Affiliates	Jurisdiction of Organization	Description of Primary Activity

1.	Howard Hughes Properties, Limited Partnership (term 12/83 - 12/33). The Howard Hughes Corporation, general partner and limited partner (95%); The Hughes Corporation, limited partner (3%); HHC LP Corp. (2%)	100%	Delaware	Management and development of real estate; owner of 75% interest in Fashion Show Mall with Rouse F. S., LLC owning remaining 25%

2.	HHP Government Services, Limited Partnership (term 8/91 - 12/38). Summerlin Corporation, general partner (1%); Howard Hughes Properties, Limited Partnership, limited partner (99%)	100%	Nevada	Owns the Raytheon (now DOE) building in Summerlin, located at 1551 Hillshire Drive, Las Vegas, NV

3.	HHPLP-II, Limited Partnership (term 9/90 - 12/38). HHP-California Corporation, general partner (1%); Howard Hughes Properties, Limited Partnership, limited partner (99%)	100%	Nevada	Limited partner in Maguire Partners – Playa Vista Area C

4.	Maguire Partners – Playa Vista Area C (term 9/90 – 12/47). Maguire Partners Promote, LP,	47%	California	Playa Vista Area C

23

Name and Partners/Co-Venturers		Percent Ownership by TRC Subsidiaries and Affiliates	Jurisdiction of Organization	Description of Primary Activity
	general partner and limited partner (47%); HHPLP-II, Limited Partnership, limited partner (47%); JMB/Playa Vista Area C Limited Partnership, limited partner (6%)

5.	Maguire Partners Playa Vista (term 2/89 – 12/47), Maguire Partners – PV Promote, L.P., general partner and limited partner (47%); Howard Hughes Properties, Limited Partnership, limited partner (47%); JMB/Playa Vista Limited Partnership, limited partner (6%)	47%	California	Playa Vista

6.	3770 Hughes Parkway Associates, Limited Partnership (term 7/90 - 6/20), Howard Hughes Properties, Limited Partnership, general partner (67%); Gibson Business Park Associates 1986 - 1, limited partner (33%)	100%	Nevada	Owns the office building located at 3770 Howard Hughes Parkway, Las Vegas, NV

7.	3930 Building Partnership (term 6/94 - 6/44), Howard Hughes Properties, Limited Partnership (50%); Hilton Hotels Corporation (50%)	100%	Nevada	Owns the office building located at 3930 Howard Hughes Parkway, Las Vegas, NV

8.	Trails Village Center Company (term 10/96 - 12/2030) HHPLP (50%); Investment Properties II, LLC (50%), general partnership	50%	Nevada	Retail shopping center

24

Name and Partners/Co-Venturers		Percent Ownership by TRC Subsidiaries and Affiliates	Jurisdiction of Organization	Description of Primary Activity
9.	Lake Mead and Buffalo Partnership (term 10/96- 12/2030) HHPLP (50%),Investment Properties II, LLC (50%), general partnership	50%	Nevada	Retail shopping center

25

SCHEDULE 6.26

UNENCUMBERED ASSET GUARANTORS

Hulen Mall

Owings Mills Mall

Lakeside Mall

2

SCHEDULE 7.18

ENVIRONMENTAL COMPLIANCE (GUARANTORS)

NONE

SCHEDULE 7.20

SUBSIDIARIES (GUARANTORS)

See Schedule 6.25

ii

SCHEDULE 9.13

ENCUMBRANCES

Effective October 27, 1988, The Rouse Company pledged all of the capital stock of Rouse-Randhurst Shopping Center, Inc. as security for the repayment of a $39,776,220 loan from Morgan Guaranty Trust Company of New York to Rouse-Randhurst Shopping Center, Inc.

iii

Table of Contents

ARTICLE I.
1.1	Definitions.
1.2	Financial Standards.

ARTICLE II. THE FACILITY
2.1	The Facility.
2.2	Principal Payments.
2.3	Requests for Advances; Responsibility for Advances.
2.4	Evidence of Credit Extensions.
2.5	Ratable and Non-Pro Rata Loans.
2.6	LIBOR Applicable Margins.
2.7	Facility Fee.
2.8	Other Fees.
2.9	Minimum Amount of Each Advance.
2.10	Interest.
2.11	Selection of Rate Options and LIBOR Interest Periods.
2.12	Method of Payment.
2.13	Default.
2.14	Lending Installations.
2.15	Non-Receipt of Funds by Administrative Agent
2.16	Application of Moneys Received
2.17	Competitive Bid Loans.
2.18	Voluntary Reduction of Aggregate Commitment Amount.
2.19	The Pledge.

ARTICLE III. THE LETTER OF CREDIT SUBFACILITY
3.1	Obligation to Issue.
3.2	Types and Amounts
3.4	Procedure for Issuance of Facility Letters of Credit.
3.5	Reimbursement Obligations; Duties of Issuing Bank.
3.6	Participation.
3.7	Payment of Reimbursement Obligations.
3.8	Compensation for Facility Letters of Credit.
3.9	Letter of Credit Collateral Account.

ARTICLE IV. CHANGE IN CIRCUMSTANCES
4.1	Yield Protection
4.2	Changes in Capital Adequacy Regulations.
4.3	Suspension of LIBOR Advances
4.4	Funding Indemnification.
4.5	Lender Statements; Survival of Indemnity.

ARTICLE V. CONDITIONS PRECEDENT
5.1	Conditions Precedent to the Initial Advance
5.2	Conditions Precedent to Each Advance and Issuance of Facility Letters of Credit

ARTICLE VI. REPRESENTATIONS AND WARRANTIES
6.1	Existence.
6.2	Corporate Powers.
6.3	Power of Officers.
6.4	Government and Other Approvals.
6.5	Solvency.
6.6	Compliance With Laws.
6.7	Enforceability of Agreement.
6.8	Title to Property.
6.9	Litigation.
6.10	Events of Default.
6.11	Investment Company Act of 1940.
6.12	Public Utility Holding Company Act.
6.13	Regulation U.
6.14	No Material Adverse Financial Change.
6.15	Financial Information.
6.16	Factual Information.
6.17	ERISA.
6.18	Taxes.
6.19	Environmental Matters
6.20	Insurance.
6.21	No Brokers.
6.22	No Violation of Usury Laws.
6.23	Not a Foreign Person.
6.24	No Trade Name.
6.25	Subsidiaries.

ARTICLE VII. ADDITIONAL REPRESENTATIONS AND WARRANTIES
7.1	Existence.
7.2	Corporate Powers.
7.3	Power of Officers.
7.4	Government and Other Approvals.
7.5	Solvency.
7.6	Compliance With Laws.
7.7	Enforceability of Guaranty.
7.8	Title to Properties.
7.9	Litigation.
7.10	Events of Default.
7.11	Investment Company Act of 1940.

7.12	Public Utility Holding Company Act.
7.13	No Material Adverse Financial Change.
7.14	Financial Information.
7.15	Factual Information.
7.16	ERISA.
7.17	Taxes.
7.18	Environmental Matters
7.19	Insurance.
7.20	Subsidiaries.

ARTICLE VIII. AFFIRMATIVE COVENANTS
8.1	Notices
8.2	Financial Statements, Reports, Etc.
8.3	Existence and Conduct of Operations
8.4	Maintenance of Properties.
8.5	Insurance.
8.6	Payment of Obligations.
8.7	Compliance with Laws.
8.8	Adequate Books
8.9	ERISA.
8.10	Maintenance of Status.
8.11	Use of Proceeds.
8.12	Additional Guarantors
8.13	Pre-Acquisition Environmental Investigations.

ARTICLE IX. NEGATIVE COVENANTS
9.1	Change in Business.
9.2	Change of Property Management.
9.3	Change of Borrower Control.
9.4	Use of Proceeds.
9.5	Transfers of Properties.
9.6	Liens.
9.7	Regulation U.
9.8	Variable Rate Debt.
9.9	Negative Pledge.
9.10	Indebtedness and Cash Flow Covenants
9.11	Mergers and Dispositions
9.12	Dividends.
9.13	Encumbrances.
9.14	Restrictions on Dividends and Distributions.
9.15	Limitations on Indebtedness.

ARTICLE X. DEFAULTS
10.1	Nonpayment of Principal.

10.2	Certain Covenants.
10.3	Nonpayment of Interest and Other Obligations.
10.4	Cross Default.
10.5	Loan Documents.
10.6	Representation or Warranty
10.7	Covenants, Agreements and Other Conditions.
10.8	Borrower Status.
10.9	Material Adverse Financial Change.
10.10	Bankruptcy.
10.11	Legal Proceedings
10.12	Failure to Satisfy Judgments.
10.13	ERISA.
10.14	Environmental Remediation.

ARTICLE XI. ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
11.1	Acceleration.
11.2	Preservation of Rights; Amendments.

ARTICLE XII. THE ADMINISTRATIVE AGENT
12.1	Appointment.
12.2	Powers.
12.3	General Immunity.
12.4	No Responsibility for Loans, Recitals, etc
12.5	Action on Instructions of Lenders.
12.6	Employment of Administrative Agents and Counsel.
12.7	Reliance on Documents; Counsel.
12.8	Administrative Agent’s Reimbursement and Indemnification
12.9	Rights as a Lender.
12.10	Lender Credit Decision.
12.11	Successor Administrative Agent
12.11	Borrower and the Lenders, a successor Administrative Agent.
12.12	Notice of Defaults.
12.13	Requests for Approval.
12.14	Copies of Documents.
12.15	Defaulting Lenders

ARTICLE XIII. BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
13.1	Successors and Assigns.
13.2	Participations.
13.3	Assignments
13.4	Dissemination of Information.
13.5	Tax Treatment

ARTICLE XIV. GENERAL PROVISIONS
14.1	Survival of Representations.
14.2	Governmental Regulation.
14.3	Taxes.
14.4	Headings.
14.5	No Third Party Beneficiaries.
14.6	Expenses; Indemnification
14.7	Severability of Provisions.
14.8	Nonliability of the Lenders.
14.9	Choice of Law.
14.10	Consent to Jurisdiction.
14.11	Waiver of Jury Trial.
14.12	Successors and Assigns.
14.13	Entire Agreement; Modification of Agreement
14.14	Dealings with the Borrower.
14.15	Set-Off.
14.16	Counterparts.
14.17	Co-Documentation and Co-Syndication Agents.

ARTICLE XV. NOTICES
15.1	Giving Notice
15.2	Change of Address.

EXHIBITS
A	-	Pricing Grid
B-1	-	Form of Note
B-2	-	Form of Competitive Bid Note
C-1	-	Form of Competitive Bid Quote Request
C-2	-	Invitation for Competitive Bid Quotes
C-3	-	Competitive Bid Quote
D	-	Form of Limited Guaranty (Revolving)
D-1	-	Form of Unlimited Guaranty (Revolving)
E	-	Form of Opinion of Borrower’s Counsel
F	-	Form of Opinion of Guarantors’ (other than Unencumbered Asset Guarantors’) Counsel
	-	Form of Opinion of Unencumbered Asset Guarantors’ Counsel
	-	Form of Opinion for The Hughes Corporation Pledge
	-	Form of Opinion for THHC and HHPI
G	-	Wiring Instructions
H	-	Form of Compliance Certificate
I	-	Form of Assignment Agreement
J	-	Form of Guaranty
K	-	Initial Facility Letter of Credit
L	-	Form of Transition Memorandum
M	-	Form of Reaffirmation of Pledge Agreement

v

N	-	Form of Borrowing Subsidiary Joinder
O	-	Intentionally Omitted
P	-	Form of The Rouse Company, L.P. Joinder

SCHEDULES

6.19	-	Environmental Compliance (Borrower)
6.25	-	Subsidiaries (Borrower)
6.26	-	Unencumbered Asset Guarantors
7.18	-	Environmental Compliance (Guarantors)
7.20	-	Subsidiaries (Guarantors)

9.13	-	Encumbrances